UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

SCHEDULE 14A

_________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SIMMONS FIRST NATIONAL CORPORATION
(Name of Registrant as Specified In Its Charter)

_____________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

NOTICE OF
ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF SIMMONS FIRST NATIONAL CORPORATION:

NOTICE IS HEREBY GIVEN that the annual meeting of the shareholders of Simmons First National Corporation (“Company”) will be held in the auditorium of the Company’s Little Rock, Arkansas, corporate offices (601 E. 3rd Street, Little Rock, Arkansas, 72201) at 8:00 A.M. Central Time, on Tuesday, April 23, 2024, for the following purposes:

1.    To fix at 14 the number of directors to be elected at the meeting;

2.    To elect 14 persons as directors to serve until the next annual shareholders’ meeting and until their successors have been duly elected and qualified;

3.    To consider adoption of a non-binding resolution approving the compensation of the named executive officers of the Company;

4.    To consider ratification of the Audit Committee’s selection of the accounting firm FORVIS, LLP as independent auditors of the Company and its subsidiaries for the year ended December 31, 2024;

5.    To consider approval of the Simmons First National Corporation Second Amended and Restated 2015 Employee Stock Purchase Plan; and

6.    To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

Only shareholders of record at the close of business on February 20, 2024, will be entitled to vote at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS:

George A. Makris III, Secretary Pine Bluff, Arkansas March 20, 2024

ANNUAL MEETING OF SHAREHOLDERS
SIMMONS FIRST NATIONAL CORPORATION
P. O. Box 7009
Pine Bluff, Arkansas 71611

PROXY STATEMENT
Meeting to be held on April 23, 2024
Proxy and Proxy Statement furnished on or about March 20, 2024

The enclosed proxy is solicited on behalf of the Board of Directors (“Board”) of Simmons First National Corporation (“Company”) for use at the annual meeting of the shareholders of the Company to be held on Tuesday, April 23, 2024, at 8:00 a.m. Central Time, in the auditorium of the Company’s Little Rock, Arkansas, corporate offices (601 E. 3rd Street, Little Rock, Arkansas 72201) or at any postponements or adjournments thereof. When such proxy is properly executed and submitted, the shares represented by it will be voted at the meeting in accordance with any directions noted thereon, or if no direction is indicated, will be voted “For” all of the director nominees in Proposal 2 and “For” Proposals 1, 3, 4, and 5.

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting To Be Held on April 23, 2024:
The Notice, Proxy Statement, and Annual Report on Form 10-K
are available at www.edocumentview.com/sfnc.

REVOCABILITY OF PROXY

Any shareholder giving a proxy has the power to change or revoke it at any time before it is voted.

COSTS AND METHOD OF SOLICITATION

The costs of soliciting proxies will be borne by the Company. In addition to the use of the mails, solicitation may be made by employees of the Company by telephone, electronic communications, and personal interview. These persons will receive no compensation other than their regular salaries, but they will be reimbursed by the Company for their actual expenses incurred in such solicitations.

OUTSTANDING SECURITIES AND VOTING RIGHTS

At the meeting, holders of the Class A Common Stock, par value $0.01 per share, of the Company (the “Common Stock”) will be entitled to one vote, in person or by proxy, for each share of Common Stock owned of record as of the close of business on February 20, 2024. On that date, the Company had 125,327,180 shares of Common Stock outstanding and entitled to vote at the meeting. 4,428,038 of such shares were held by the trust division of Simmons Bank (“Bank”) in a fiduciary capacity, of which 155,586 shares cannot be voted by the Bank at the meeting.

All actions requiring a vote of the shareholders must be taken at a meeting at which a quorum is present in person or by proxy. A quorum consists of a majority of the outstanding shares entitled to vote upon a matter. With respect to each of Proposals 1, 3, 4, and 5, approval requires that the votes cast “for” the proposal exceed the votes cast “against” it.

With respect to Proposal 2, the Company’s articles of incorporation and by-laws provide that, in an “uncontested election,” which is an election in which the number of nominees for director is less than or equal to the number of directors to be elected, a nominee for director shall be elected by a majority of the votes cast by the shares present in person or represented by proxy at the meeting and entitled to vote thereon. This means that the votes cast “for” a director nominee must exceed the votes cast “against” such nominee. If an incumbent nominee does not receive the required votes for election at the meeting, the Company’s by-laws require that the director immediately tender his or her resignation to the Board. The Board, through a process managed by the Board’s Nominating and Corporate Governance Committee (“NCGC”), will consider whether to accept the director’s offer of resignation and will publicly disclose its decision.

To be elected in a “contested election,” which is an election in which the number of nominees for director is greater than the number of directors to be elected, a nominee for director must receive a plurality of the votes cast by the shares present in person or represented by proxy at the meeting and entitled to vote thereon.

All proxies submitted will be tabulated by Computershare, the transfer agent for the Common Stock.

The enclosed proxy card also provides a method for shareholders to abstain from voting on each matter presented. By abstaining with respect to any of Proposals 1 through 5, shares will not be voted either “for” or “against” the subject proposal but will be counted for quorum purposes. Abstentions, therefore, will not affect the outcome of the vote on any of Proposals 1 through 5. While there may be instances in which a shareholder may wish to abstain from voting on any particular matter, the Board encourages all shareholders to vote their shares in their best judgment and to participate in the voting process to the fullest extent possible.

If your shares are held in a brokerage account or by another nominee, you are considered the “beneficial owner” of shares held in “street name,” and these proxy materials have been forwarded to you by your broker or other nominee (the “record holder”) along with a voting instruction form. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee has not received a voting instruction from the beneficial owner and does not have discretionary voting power with respect to that item. Due to various regulatory requirements, brokers or other nominees may not exercise discretionary voting power on the election of directors, executive compensation or other non-routine matters. While brokers or other nominees might still be permitted to exercise discretionary voting power for Proposal 4 (the ratification of FORVIS, LLP as our independent auditor), brokers and other nominees may not exercise discretionary voting power for Proposals 1 through 3 (number of directors, election of directors, and approval of executive compensation), and the Company believes that brokers and other nominees may not exercise discretionary voting power for Proposal 5 (approval of the Simmons First National Corporation Second Amended and Restated 2015 Employee Stock Purchase Plan). As a result, if you do not provide specific voting instructions to your record holder, the record holder may not vote your shares on Proposals 1 through 3 or Proposal 5. Accordingly, it is particularly important that you provide voting instructions to your broker or other nominee so that your shares may be voted on the matters presented at the meeting.

If your shares are treated as a broker non-vote, your shares will be counted in the number of shares represented for purposes of determining whether a quorum is present. However, broker non-votes will not be included in vote totals (neither “for” nor “against”). Therefore, with respect to Proposals 1 through 5, broker non-votes will not affect the outcome of the vote.

In the event a shareholder executes the proxy but does not mark the proxy to vote (or abstain) on any one or more of the proposals, the proxy will be voted “For” all of the director nominees in Proposal 2 and “For” Proposals 1, 3, 4, and 5, as applicable. Further, if any matter, other than the matters shown on the proxy, is properly presented at the meeting which may be acted upon without special notice under Arkansas law, the proxy solicited hereby confers discretionary authority to the named proxies to vote in their sole discretion with respect to such matters, as well as other matters incident to the conduct of the meeting. On the date of the mailing of this proxy statement, the Board has no knowledge of any such other matter which will come before the meeting. To obtain directions to attend the annual meeting of shareholders and vote in person, please contact Ed Bilek, Director of Investor and Media Relations, at investorrelations@simmonsbank.com or 501-263-7483.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth (except as otherwise indicated, as of January 31, 2024) (1) all persons known to management who own, beneficially or of record, more than 5% of the outstanding Common Stock, (2) the number of shares of Common Stock owned by the named executive officers in the Summary Compensation Table, (3) the number of shares of Common Stock owned by each current director and director nominee (as reported by each director and nominee), and (4) the number of shares of Common Stock owned by all current directors and current executive officers as a group.

Name and Address of Beneficial Owner	Shares Owned Beneficially[a]	Percent of Class[b]
BlackRock, Inc.[c] 50 Hudson Yards New York, New York 10001	18,043,806	14.40%
The Vanguard Group[d] 100 Vanguard Blvd. Malvern, PA 19355	15,207,448	12.13%
Dimensional Fund Advisors LP[e] 6300 Bee Cave Road Building One Austin, TX 78746	6,566,353	5.24%
George A. Makris Jr.[f]	802,192	*
Robert A. Fehlman[g]	229,042	*
James M. Brogdon[h]	27,285	*
C. Daniel Hobbs[i]	0	*
George A. Makris III[j]	53,336	*
Stephen C. Massanelli[k]	116,122	*
Matthew S. Reddin[l]	39,693	*
Chad Rawls[m]	6,452	*
Dean Bass[n]	106,280	*
Jay Burchfield[o]	80,093	*
Marty D. Casteel[p]	198,290	*
William E. Clark, II[q]	29,060	*
Steven A. Cossé[r]	84,722	*
Mark C. Doramus[s]	40,332	*
Edward Drilling	30,766	*
Eugene Hunt[t]	29,593	*
Jerry Hunter	16,420	*
Susan Lanigan	21,327	*
W. Scott McGeorge	111,749	*
Tom Purvis	31,700	*
Robert L. Shoptaw[u]	83,476	*
Julie Stackhouse	8,233	*
Russell W. Teubner[v]	110,626	*
Mindy West	17,094	*
All directors and officers as a group (26 persons)	2,394,094	1.91%

________________________

*     The shares beneficially owned represent less than 1% of the outstanding common shares.

[a]   Under the applicable rules, “beneficial ownership” of a security means, directly or indirectly, through any contract, relationship, arrangement, understanding or otherwise, having or sharing voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security, or the right to acquire beneficial ownership of the security within 60 days (“exercisable stock options”). Unless otherwise indicated, each beneficial owner named has sole voting and investment power with respect to the shares identified.

[b]   The percentage of Common Stock beneficially owned was calculated based on the number of shares of Common Stock outstanding as of February 20, 2024.

[c]   Based solely on information as of December 31, 2023, contained in Amendment No. 2 to Schedule 13G, filed with the U.S. Securities and Exchange Commission (“SEC”) on January 23, 2024. These shares may be owned by one or more of the following entities controlled by BlackRock, Inc.: BlackRock Life Limited, BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors (which beneficially owns 5% or more of the shares of Common Stock outstanding), BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, and BlackRock Fund Managers Ltd.

[d]   Based solely on information as of December 29, 2023, contained in Amendment No. 10 to Schedule 13G, filed with the SEC on February 13, 2024, including that The Vanguard Group has shared investment power as to 238,601 shares and shared voting power as to 105,794 shares. These shares may be owned by The Vanguard Group, Inc.’s clients, including investment companies registered under the Investment Company Act of 1940 and other managed accounts.

[e]   Based solely on information as of December 29, 2023, contained in Amendment No. 6 to Schedule 13G, filed with the SEC on February 9, 2024. These shares may be owned by investment companies, commingled funds, group trusts, and separate accounts for which Dimensional Fund Advisors LP or its subsidiaries serves as investment adviser, sub-adviser, and/or investment manager.

[f]    Mr. Makris, Jr. owns of record 7,861 shares; 581,167 shares are held jointly with his spouse; 9,270 shares are held in his IRA; 10,990 shares are held in his wife’s IRA, 12,000 shares held in a trust for his benefit, 1,016 shares were held in his fully vested account in the Company’s 401(k) Plan; 1,158 shares were held in his account in the SFNC Employee Stock Purchase Plan; and 178,730 shares were deemed held through exercisable stock options.

[g]   Mr. Fehlman owns of record 134,248 shares; 15,273 shares were held in his fully vested account in the Company’s 401(k) Plan; 1,851 shares were held in his account in the SFNC Employee Stock Purchase Plan; 76,170 shares were deemed held through exercisable stock options; and 1,500 shares were held by his daughter.

[h]   Mr. Brogdon owns of record 12,218 shares, and 15,067 are held jointly with his spouse.

[i]    Mr. Hobbs joined the Company on December 4, 2023.

[j]    Mr. Makris III owns of record 51,556 shares, and 1,780 shares are held by his spouse.

[k]   Mr. Massanelli owns of record 76,652 shares; 4,700 shares were held in his IRA; 300 shares were held in his fully vested account in the Company’s 401(k) Plan; and 34,470 shares were deemed held through exercisable stock options.

[l]    Based solely on information as of April 21, 2023, contained in the Form 4 filed with the SEC on April 25, 2023, Mr. Reddin beneficially owns 39,693 shares.

[m]  Mr. Rawls owns of record 6,349 shares, and 103 shares were held in his account in the SFNC Employee Stock Purchase Plan.

[n]   Mr. Bass owns of record 6,265 shares, and 100,015 shares are owned jointly with his spouse.

[o]   Mr. Burchfield owns of record 75,305 shares, and 4,788 shares are owned by his wife.

[p]   Mr. Casteel owns of record 161,961 shares; 8,665 shares are owned jointly with his wife; 22,434 shares are held in his fully vested account in the Company’s 401(k) Plan; and 5,230 shares are held in his account in the SFNC Employee Stock Purchase Plan.

[q]   Mr. Clark owns of record 26,060 shares, and 3,000 shares are owned jointly with his spouse.

[r]    Mr. Cossé owns 84,722 shares jointly with his spouse.

[s]   Mr. Doramus owns 40,332 shares jointly with his spouse.

[t]    Mr. Hunt owns of record 26,761 shares; 2,000 shares are owned jointly with his daughter; and 832 shares are held in his IRA.

[u]   Mr. Shoptaw owns of record 42,676 shares; 36,000 shares are held jointly with his spouse; and 4,800 shares are held in his IRA.

[v]   Mr. Teubner owns of record 15,628 shares; 64,572 shares are held in his IRA; 2,478 shares are held in his wife’s IRA; and 27,948 shares are held by Mr. Teubner’s foundation.

PROPOSAL 1 — FIX THE NUMBER OF DIRECTORS

At the 2023 annual shareholders’ meeting, the number of directors was set at seventeen (17), and the seventeen (17) nominees were elected. On December 28, 2023, W. Scott McGeorge notified the Company that he had decided not to stand for re-election at the Company’s 2024 annual shareholders’ meeting; on February 28, 2024, Jay D. Burchfield notified the Company that he had decided not to stand for re-election at the Company’s 2024 annual shareholders’ meeting; and on March 13, 2024, Dean Bass notified the Company that he had decided not to stand for re-election at the Company’s 2024 annual shareholders’ meeting. The Board has considered the number of directors that should serve on the Board for the ensuing year and has set the number of directors to be elected at the 2024 annual shareholders’ meeting at fourteen (14). The Board is presenting its decision to set the number of directors to be elected to the Board at the annual shareholders’ meeting at fourteen (14) to the shareholders for ratification.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL 1 TO RATIFY THE ACTION OF THE BOARD TO FIX THE NUMBER OF DIRECTORS AT FOURTEEN (14).

PROPOSAL 2 — ELECTION OF DIRECTORS

Each of the persons named below is presently serving as a director of the Company for a term which ends on April 23, 2024, or such other date upon which a successor is duly elected and qualified. The Board has evaluated the independence of each director serving on the Board and its audit, compensation, and nominating and corporate governance committees under applicable law and regulations and the NASDAQ listing standards. The table below summarizes the findings of the Board (and reflects the present composition of each of the named committees):

Name	Board of Directors	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee
Dean Bass	Independent	*	*	*
Jay D. Burchfield	Independent	Independent	Independent	*
Marty D. Casteel	Independent	*	*	*
William E. Clark, II	Independent	*	*	*
Steven A. Cossé	Independent	Independent	Independent	Independent
Mark C. Doramus	Independent	*	*	*
Edward Drilling	Independent	*	*	Independent
Eugene Hunt	Independent	*	*	*
Jerry Hunter	Independent	Independent	Independent	*
Susan Lanigan	Independent	Independent	Independent	Independent
George A. Makris, Jr.	Not Independent	*	*	*
W. Scott McGeorge	Independent	Independent	*	*
Tom Purvis	Independent	*	*	Independent
Robert L. Shoptaw	Independent	Independent	Independent	Independent
Julie Stackhouse	Independent	*	*	*
Russell W. Teubner	Independent	*	*	*
Mindy West	Independent	Independent	Independent	*

________________________

*     The director is not a member of the Committee.

In the evaluation of Mr. Doramus’s independence, the Board considered investment banking and brokerage services provided to the Company and its subsidiaries by Stephens Inc., as well as insurance services provided to the Company and its subsidiaries by insurance agency affiliates of Stephens Inc. (Mr. Doramus is the Chief

Financial Officer of Stephens Inc.). In each of these cases, the fees paid were below the independence thresholds of the NASDAQ listing standards, and the Board determined that the relationship did not interfere with the director’s ability to exercise independent judgment as a director of the Company.

The proxies hereby solicited will be voted for the election of the nominees shown below, as directors, to serve until the next annual meeting of the shareholders and until their successors are duly elected and qualified, unless otherwise designated in the proxy. If at the time of the meeting any of the nominees should be unable or unwilling to serve, the discretionary authority granted in the proxy may be exercised to vote for the election of a substitute or substitutes selected by the Board. Management has no reason to believe that any substitute nominee or nominees will be required.

The nominees possess a wide range of qualifications and perspectives that contribute to strong oversight. The tables below highlight each nominee’s skills, experience, and background, as well as certain demographic, diversity, and tenure information.

The information shown below in our Board Diversity Matrix is based on voluntary self-identifications made by each director serving on the Board as of the listed dates. Each category listed in the Board Diversity Matrix has the meaning used in Nasdaq Listing Rule 5605(f).

Board Diversity Matrix (As of March 6, 2024)
Total Number of Directors	17
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	14
Part II: Demographic Background
African American or Black		2
Alaskan Native or Native American
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	3	12
Two or More Races or Ethnicities
LGBTQ+	0
Did Not Disclose Demographic Background	2

Board Diversity Matrix (As of March 14, 2023)
Total Number of Directors	17
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	14
Part II: Demographic Background
African American or Black		2
Alaskan Native or Native American
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	3	12
Two or More Races or Ethnicities
LGBTQ+	0
Did Not Disclose Demographic Background	1

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR ALL OF THE BELOW-NAMED NOMINEES FOR ELECTION TO THE BOARD.

Marty D. Casteel

Mr. Casteel, 73, was elected to the Board in 2020. Until his retirement in 2020, Mr. Casteel was employed by the Company’s lead subsidiary, Simmons Bank, for over 30 years. During that time, he held various leadership roles, including serving as Simmons Bank’s chairman, president, and chief executive officer from 2013 to 2020. In addition, Mr. Casteel was a senior executive vice president of the Company from 2013 to 2020. Mr. Casteel received a B.S.B.A. degree in Marketing from University of Arkansas in 1974. Mr. Casteel also served in the U.S. Army from 1974 to 1978.

Mr. Casteel has served on numerous boards during his career. He is currently a member of the boards of directors of Jefferson Regional Medical Center and the Arkansas Research Alliance, and he is a past member of the board of directors of the Economic Development Alliance of Jefferson County. He is also a past president of the Mortgage Bankers Association of Arkansas.

The Board believes that Mr. Casteel’s deep understanding of current and historical bank operations, as well as his experience as the chairman, president, and chief executive officer of Simmons Bank, provide needed skills and insight into the banking and financial services business conducted by the Company and its subsidiaries, including the assessment of lending and deposit activities, the management of financial regulatory affairs, the evaluation of bank policies and practices, and the mitigation of enterprise risks.

William E. Clark, II

Mr. Clark, 54, was elected to the Board in 2008. He is the Chief Executive Officer of Clark Contractors, LLC, a general contractor involved in commercial construction throughout the United States. Prior to the formation of Clark Contractors, LLC in 2009, he was employed by CDI Contractors from 1994 through 2009, where he served in various capacities culminating in his serving as Chief Executive Officer from 2007 to 2009. Mr. Clark received a B.S.B.A. degree in Business Management from the University of Arkansas in 1991.

He is a member of Fifty for the Future, a board member of CARTI, a past chairman of the UAMS Foundation Fund Board of Directors, a past president/chairman for the UAMS Consortium, Arkansas Children’s Hospital Committee for the Future, and St. Vincent Foundation, a former member of the Young Presidents Organization, and a member of the Dean’s Executive Advisory Board for the Walton College of Business at the University of Arkansas and the Arkansas Executive Forum.

The Board believes that Mr. Clark’s experience within the commercial construction industry provides needed skills in the assessment of the construction industry utilized by the Company in setting policies involving the allocation of credit and lending priorities.

Steven A. Cossé

Mr. Cossé, 76, was elected to the Board in 2004. In 2013, he retired as president and CEO of Murphy Oil Corporation, a Fortune 500 company listed on the New York Stock Exchange (“NYSE”). Mr. Cossé has also previously served as the Executive Vice President and General Counsel for Murphy Oil Corporation. He had served as General Counsel since 1991 and had also previously served as Senior Vice President, Vice President and Principal Financial Officer. Prior to joining Murphy Oil Corporation as General Counsel, he served for eight years as General Counsel for Ocean Drilling & Exploration Company in New Orleans, Louisiana, a NYSE-listed, majority-owned subsidiary of Murphy Oil Corporation. Mr. Cossé received a B.A. degree in Government from Southeastern Louisiana University in 1969 and a Juris Doctorate degree from Loyola University in 1974.

Mr. Cossé also currently serves on the boards of South Arkansas Regional Hospital and SHARE Foundation. He is a former member of the board of directors of Murphy Oil Corporation, the Board of Trustees of Loyola University New Orleans, and he is past chairman of the South Arkansas Chapter of the American Red Cross. Mr. Cossé is a member of the Louisiana Bar Association, Arkansas Bar Association and Union County Bar Association.

The Board believes that Mr. Cossé’s experience as an executive officer, general counsel and principal financial officer provides needed skills in the assessment of the oil industry utilized by the Company in setting policies involving the allocation of credit and lending priorities and in the legal, financial and general business issues facing publicly traded companies.

Mark C. Doramus

Mr. Doramus, 65, was elected to the Board in 2015. He serves as Chief Financial Officer of Stephens Inc. (“Stephens”), an independent financial services firm headquartered in Little Rock, Arkansas. He has served in several capacities at Stephens, including in the corporate finance department from 1988 to 1994, Assistant to the President from 1994 to 1996 and Chief Financial Officer since 1996.

He began his career in 1980 with Arthur Andersen & Co. in Dallas, Texas, where he worked as a Certified Public Accountant. He joined the Dallas, Texas, office of Trammell Crow Company in 1983, where he worked until he joined Stephens in 1988.

Mr. Doramus was a member of the CHI St. Vincent Infirmary Board of Directors from 2007 to 2016, serving as chairman from 2012 to 2014. Mr. Doramus was a member of the University of Arkansas at Little Rock Board of Visitors from 2004 to 2016. Mr. Doramus served on the Winthrop Rockefeller Foundation board from 2004 to 2009, serving as Chairman in 2009.

Mr. Doramus graduated from Rhodes College in Memphis, Tennessee, with a B.A. degree in Economics and Business in 1980 and received his M.A. degree in Real Estate and Regional Science from Southern Methodist University in Dallas, Texas, in 1982.

The Board believes that Mr. Doramus’s experience in accounting and the financial services industry provides needed skills for assisting in the management of the Company’s business, including risk management, internal controls and capital management.

Edward Drilling

Mr. Drilling, 68, was elected to the Board in 2008. He joined AT&T (then Southwestern Bell Telephone Company) in 1979 and served in various operations positions including customer service, sales and marketing, and the external affairs organization. He was named President of AT&T’s Arkansas Division in 2002. Mr. Drilling then served as AT&T’s Senior Vice President of External and Regulatory Affairs for all fifty states, a position to which he was appointed in 2017. He retired from AT&T in 2020. Mr. Drilling received a B.S. degree in Marketing from the Walton College at the University of Arkansas in 1978 and graduated from the Emory University Advanced Management Program in 1991. In 2022, he completed the Berkeley Law executive education program “ESG: Navigating the Board’s Role”.

Mr. Drilling has served on numerous boards over the last 40 years, including as past chairman of the Arkansas State Chamber of Commerce, Arkansas Children’s Hospital Board of Trustees, University of Arkansas Board of Advisors, former president of the Little Rock Chamber of Commerce Board of Directors, UAMS Arkansas BioVentures Advisory Board, founding member of the Arkansas Research Alliance, and former president of Fifty for the Future and former vice chairman of the Arkansas Economic Development Commission. He also currently serves on the Arkansas Game and Fish Foundation Board and the Nature Conservancy Board.

The Board believes that Mr. Drilling’s experience as an executive within the telecommunication and information technology industry (having participated in various industry transitions, mergers and technology changes) provides needed skills in the assessment of the technology risks of the Company, the security measures to address these risks and valuable insights involving the executive management of a large, highly-regulated enterprise.

Eugene Hunt

Mr. Hunt, 78, was elected to the Board in 2009. He is an attorney in private practice in Pine Bluff, Arkansas. Mr. Hunt began his practice in 1972 and has thereafter been involved in the active practice of law within Arkansas, primarily in southeast Arkansas. He served as Judge on the Arkansas Court of Appeals from August through December 2008 and has also previously served as a Special Circuit Judge and Special Justice on the Arkansas Supreme Court. Additionally, he served as Director of the Child Support Enforcement Unit, Jefferson County, Arkansas from 1990 to 2001. Mr. Hunt received a B.A. degree in History and Government from Arkansas AM&N College in 1969 and a Juris Doctorate degree from the University of Arkansas Law School in 1971.

Mr. Hunt also serves on the boards of The Economic Development Corporation of Jefferson County, Arkansas; Jefferson Hospital; and Youth Partners. He has also been involved with the Arkansas Ethics Commission, Jefferson County United Way, and the Arkansas Criminal Code Revision Commission. He is a Life Member of the NAACP and has served as an NAACP Legal Defense Fund Affiliate Attorney since 1978.

The Board believes that Mr. Hunt’s experience as an attorney and his long-term familiarity with the business and social environment in southeastern Arkansas provide needed skills in, and insight into, the small business and consumer needs of the Company’s banking customers in one of its major markets, southeastern Arkansas.

Jerry Hunter

Mr. Hunter, 71, was elected to the Board in 2017. He is Senior Counsel in the Commercial Litigation and Labor & Employment Law Client Service Groups of the international law firm Bryan Cave Leighton Paisner LLP, where he previously was a partner from 1994 until 2020. Mr. Hunter previously served as Labor Counsel for the Kellwood Company, Director of the Missouri Department of Labor and Industrial Relations, and General Counsel of the National Labor Relations Board. Mr. Hunter received a bachelor’s degree in History and Government with a minor in Mathematics from the University of Arkansas at Pine Bluff in 1974 and a Juris Doctor degree from Washington University School of Law in St. Louis, Missouri in 1977. Mr. Hunter also attended the Program for Senior Executives in State and Local Government at the John F. Kennedy School of Government, Harvard University in 1987.

On November 14, 2022, Mr. Hunter was elected to the Board of Directors of Missouri-American Water Company. Mr. Hunter has served on the boards of the Kellwood Company, Boys Hope Girls Hope International, Associated Industries of Missouri, St. Louis Regional Convention and Sports Complex Authority, U.S. Congress Office of Compliance, American Arbitration Association, Maryville University, the U.S. Senate Small Business Committee Advisory Council, and Washington University Law School Board of Advisors.

The Board believes that Mr. Hunter’s experience as an attorney in senior-level governmental and private-sector roles, as well as his deep knowledge of labor and employment matters, provide needed skills and insight into the legal and regulatory environment in which the Company operates.

Susan Lanigan

Ms. Lanigan, 61, was elected to the Board in 2017. She is on the board of directors of Kirkland’s Inc. (a Nasdaq-listed company), where she chairs the Compensation Committee. She previously served on the board of directors of Vi-Jon, Inc., where she chaired the Nominating Committee until December 31, 2022.

Ms. Lanigan previously served as Executive Vice President and General Counsel of Chico’s FAS, Inc. (then a NYSE-listed company) from May 2016 until her retirement in July 2018. She also served as Chair of the Tennessee Education Lottery Commission, a position to which she was appointed by the Governor of the State of Tennessee and approved by the State Legislature, from 2014 to 2021. Prior to that, she was Executive Vice President and General Counsel of Dollar General Corporation (a NYSE-listed company) (“Dollar General”), a Fortune 200 company, where she worked from July 2002 until May 2013. Prior to joining Dollar General, Ms. Lanigan served as Senior Vice President and General Counsel of Zale Corporation. She started her career as a litigation attorney for Troutman Sanders, LLP (now Troutman Pepper Hamilton Sanders LLP) in Atlanta, GA. Ms. Lanigan received her undergraduate degree from the University of Georgia and her law degree from the University of Georgia School of Law.

The Board believes that Ms. Lanigan’s experiences as a senior executive officer and general counsel, and as a board member, of large corporations provide needed skills and insight in addressing legal, governance and general business issues facing publicly traded companies.

George A. Makris, Jr.

Mr. Makris, Jr., 67, was elected to the Board in 1997. He currently serves as executive chairman and chairman of the board of the Company, as well as the executive chairman and chairman of the board of the Company’s lead subsidiary, Simmons Bank. Mr. Makris, Jr. previously served as the chairman and chief executive officer of the Company, as well as the chairman and chief executive officer of Simmons Bank until December 31, 2022. Prior to his employment by the Company on January 2, 2013, Mr. Makris, Jr. had been employed by M. K. Distributors, Inc. since 1980 and had served as its President since 1985. Mr. Makris, Jr. previously served as a member of the board of directors of Worthen National Bank — Pine Bluff and its successors from 1985 to 1996 and served as Chairman of the Board from 1994 to 1996. Mr. Makris, Jr. received a B.A. degree in Business Administration from Rhodes College in 1978 and an M.B.A. from the University of Arkansas in 1980.

Mr. Makris, Jr. also serves as a member of the board of trustees of Jefferson Regional Medical Center. In 2023, he represented the Eighth District of the Federal Reserve on the Federal Advisory Council to the Federal Reserve Board. He is a past Chairman of the board of directors of The Economic Development Corporation of Jefferson County, Arkansas. He has previously served as Chairman of the board of trustees of the Arts and Science Center for Southeast Arkansas, Chairman of the Board of Directors of the Economic Development Alliance for Jefferson County, Chairman of the board of directors of the Greater Pine Bluff Chamber of Commerce, Chairman of the King Cotton Classic Basketball Tournament, Chairman of the board of trustees of Trinity Episcopal School, a director of the Wholesale Beer Distributors of Arkansas, a director of the National Beer Wholesalers Association, a director of CHI St. Vincent. and a member of the board of visitors of the University of Arkansas at Pine Bluff and the University of Arkansas for Medical Sciences, College of Medicine.

The Board believes that Mr. Makris, Jr.’s experience as the Executive Chairman and former Chief Executive Officer of the Company and his experience as a business executive and long-term resident of central and southeastern Arkansas provide needed skills and insight into the banking and financial services business conducted by the Company as well as the executive management of a successful business enterprise.

Tom Purvis

Mr. Purvis, 65, was elected to the Board in 2017. He is a partner in a number of real estate development entities and is a partner in L2L Development Advisors, LLC. His career has spanned over 40 years in real estate and related services. Mr. Purvis previously served as a director of First Texas BHC, Inc., which was acquired by the Company in 2017.

Mr. Purvis currently serves as a director of the Fort Worth Zoo, Fort Worth Streams and Valleys, and Fort Worth Tax Increment Financing District. He attended the Business College at the University of Texas and Texas Christian University, where he received a B.B.A. degree in 1982.

The Board believes that Mr. Purvis’s experience in real estate development and financing provides needed skills for analyzing the real estate industry and setting policies involving the allocation of credit and lending priorities within the Texas and other geographic markets of the Company.

Robert L. Shoptaw

Mr. Shoptaw, 77, was elected to the Board in 2006. Mr. Shoptaw retired as president of Arkansas Blue Cross Blue Shield (“ABCBS”), a mutual health insurance company, in 2008, terminating his 39 years of service to that organization. During the 1970’s and 1980’s, he served in various management and executive capacities with a primary focus in medical services management, professional relations and government programs administration (Medicare administrative operations). In 1987, Mr. Shoptaw became the Executive Vice President and Chief Operating Officer of ABCBS and was named President and CEO in 1994. After retiring as President and CEO in 2008, he served as Chairman of the Board of Directors of ABCBS from 2009 to 2016. Thereafter, he continued on the ABCBS Board of Directors and served as Chairman of the Audit Committee until March of 2022.

Mr. Shoptaw received a B.A. in Economics from Arkansas Tech University in 1968, an M.B.A. from Webster University in Business Administration and Health Services Management and completed the Advanced Management Program at Harvard University Business School in 1991.

Mr. Shoptaw currently serves as Chairman of the board of commissioners of the Little Rock Metrocentre Improvement District. In the recent past, he served as a founding board member of the Arkansas Research Alliance, chaired the Board of Visitors of the University of Arkansas College of Medicine, and completed a 20-year tenure on the board of the Arkansas Center for Health Improvement.

The Board believes that Mr. Shoptaw’s experience and past performance as the president of a large mutual health insurance company provide needed skills and insight into the health care industry, health insurance industry and the financial and executive management of a large, successful business enterprise.

Julie Stackhouse

Ms. Stackhouse, 65, was elected to the Board in 2021. In 2020, she retired as an executive vice president at the Federal Reserve Bank of St. Louis, where she was responsible for bank regulation, including supervision of bank holding companies and state member banks, as well as discount window lending, community development, and learning innovation functions. Prior to joining the Federal Reserve Bank of St. Louis in 2002, Ms. Stackhouse held managerial roles at the Federal Reserve Banks of Kansas City and Minneapolis. Ms. Stackhouse graduated summa cum laude from Drake University in 1980 with a B.S. degree.

Ms. Stackhouse currently serves on the City of Fort Collins Planning and Zoning Commission, the board of the League of Women Voters of Larimer County, the audit committee of the Colorado State University Foundation, the audit committee of Friendship Bridge, and the Conference of State Bank Supervisors’ State Banking Department Accreditation Review Team.

The Board believes that Ms. Stackhouse’s extensive financial regulatory experience, deep knowledge of financial operations and risks, and leadership roles within government organizations provide needed skills and insight to assist in the oversight of legal, regulatory, compliance, and other matters associated with a large financial institution.

Russell W. Teubner

Mr. Teubner, 67, was elected to the Board in 2017. He was the Co-Founder and CEO of HostBridge Technology, LLC, a computer software company, for 20 years. With the acquisition of HostBridge Technology, LLC by Broadcom, Inc. in 2022, Mr. Teubner now serves as a Distinguished Engineer within Broadcom’s Mainframe Software Division. Mr. Teubner previously served as a Chairman of Southwest Bancorp, Inc., which was acquired by the Company in 2017.

The Stillwater, Oklahoma, Chamber of Commerce honored Mr. Teubner as Citizen of the Year in 1992, Small Business Person of the Year in 1991 – 92, and Small Business Exporter of the Year in 1992 – 93. In 1997, Oklahoma State University (OSU) named Mr. Teubner as a recipient of its Distinguished Alumni award. During 1996 and 1997 he served on the Citizen’s Commission on the Future of Oklahoma Higher Education. In 1998, he was inducted into the OSU College of Business Hall of Fame. Currently, he serves on the board of directors of the OSU Research Foundation and its commercialization subsidiary, Cowboy Technology. In 2019, he was appointed by the Governor of Oklahoma to serve on the board of the Oklahoma Center for the Advancement of Science and Technology (OCAST). In 2022, he was appointed by the Governor of Oklahoma to serve on the Oklahoma Broadband Governing Board. Mr. Teubner is a past director of the Oklahoma City branch of the Federal Reserve Bank of Kansas City.

The Board believes that Mr. Teubner’s experience in the technology industry provides needed skills for assessing the role of information technology within the Company and its subsidiaries, as well as addressing technology-related risks within the financial industry.

Mindy West

Ms. West, 55, was elected to the Board in 2017. She currently serves as the Executive Vice President and Chief Operating Officer at Murphy USA Inc., a NYSE-listed retailer of gasoline products and convenience store merchandise. From August 2013 to February 2024, she served as the Executive Vice President, Chief Financial Officer and Treasurer for Murphy USA Inc. (and, in addition to those duties, served as Executive Vice President of Fuels from June 2018 to February 2024). Ms. West was previously employed by Murphy Oil Corporation, joining the company in 1996 and holding positions in accounting, employee benefits, planning and investor relations. She was Murphy Oil Corporation’s director of investor relations from July 2001 until December 2006 and its Vice President and Treasurer from January 2007 until August 2013, when she joined Murphy USA Inc. Ms. West holds a bachelor’s degree in Finance from the University of Arkansas and a bachelor’s degree in Accounting from Southern Arkansas University. She is a Certified Public Accountant (Inactive) and a Certified Treasury Professional. Ms. West also currently serves on the board of directors of SHARE Foundation of El Dorado, Arkansas, the board of directors of the Razorback Foundation, and its executive committee, as well as the board of directors of Ducks Unlimited Inc., where she serves on its finance committee and board governance committee. Ms. West is a member of the South Arkansas University Business Advisory Council and serves on the Natural State Advisory Council.

The Board believes that Ms. West’s experience in accounting and finance, as well as her leadership roles in large, public companies, provide needed skills for assisting in the oversight of the Company’s business, including audit, risk management, internal controls and capital management.

The table below sets forth the name, age, principal occupation or employment during the last five years, and prior service as a director of the Company with respect to each director nominee proposed:

Name	Age	Principal Occupation	Director Since
Marty D. Casteel	73	Retired SEVP of the Company; Retired Chairman, President and CEO of the Bank	2020
William E. Clark, II	54	Founder and CEO, Clark Contractors, LLC (Construction)	2008
Steven A. Cossé	76	Retired President and CEO Murphy Oil Corporation	2004
Mark C. Doramus	65	Chief Financial Officer, Stephens Inc. (Financial Services)	2015
Edward Drilling	68	Retired SVP of External and Regulatory Affairs, AT&T Inc.	2008
Eugene Hunt	78	Attorney, Hunt Law Firm	2009
Jerry Hunter	71	Senior Counsel, Bryan Cave Leighton Paisner LLP	2017
Susan Lanigan	61	Retired EVP & General Counsel, Chico’s FAS, Inc.	2017
George A. Makris, Jr.	67	Executive Chairman and Chairman of the Board of the Company and the Bank	1997
Tom Purvis	65	Partner, L2L Development Advisors, LLC (Real Estate)	2017
Robert L. Shoptaw	77	Retired Executive, Arkansas Blue Cross and Blue Shield	2006
Julie Stackhouse	65	Retired Executive Vice President Federal Reserve Bank of St. Louis	2021
Russell W. Teubner	67	Distinguished Engineer, Broadcom, Inc.	2017
Mindy West	55	Executive Vice President and Chief Operating Officer, Murphy USA Inc. (Retailer of Gasoline Products and Convenience Store Merchandise)	2017

Committees and Related Matters

During 2023, the Board maintained and utilized the following committees: Executive Committee, Audit Committee, Compensation Committee, NCGC, and Risk Committee.

During 2023, the Audit Committee was composed of Robert L. Shoptaw (Chair), Jay D. Burchfield, Steve Cossé, Edward Drilling, Eugene Hunt, Jerry Hunter, Scott McGeorge, Julie Stackhouse, and Mindy West. The Board has determined that Messrs. Shoptaw and Cossé, along with Ms. West, constitute financial experts on the Audit Committee. This committee provides assistance to the Board in fulfilling its responsibilities concerning accounting and reporting practices by regularly reviewing the adequacy of the internal and external auditors, the disclosure of the financial affairs of the Company and its subsidiaries, the control systems of management and internal accounting controls. During 2023, this committee met 9 times.

The Compensation Committee, which was composed of Jay Burchfield (Chair), Steve Cossé, Jerry Hunter, Susan Lanigan, Scott McGeorge, Robert L. Shoptaw, and Mindy West, met 9 times during 2023.

The NCGC, which was composed of Susan Lanigan (Chair), Steve Cossé, Jerry Hunter, Robert L. Shoptaw, and Mindy West, met 3 times during 2023.

The Risk Committee, which was composed of Mark C. Doramus (Chair), Dean Bass, Jay D. Burchfield, Marty Casteel, William Clark, Steve Cossé, Edward Drilling, Eugene Hunt, Jerry Hunter, Susan Lanigan, George Makris, Jr., Scott McGeorge, Tom Purvis, Robert L. Shoptaw, Julie Stackhouse, Russ Teubner, and Mindy West, met 4 times during 2023.

The Company encourages all Board members to attend the annual shareholders’ meeting. Historically, the directors of the Company and its subsidiaries are introduced and acknowledged at the annual shareholders’ meeting. All seventeen of the directors who stood for election at the 2023 annual shareholders’ meeting attended the Company’s 2023 annual shareholders’ meeting.

The Board met 7 times during 2023, including regular and special meetings. All incumbent directors attended at least 75% of the aggregate of all meetings of the Board and all meetings of the committees on which, and during the time period in which, they served.

Board Leadership Structure

The Company’s Corporate Governance Principles do not mandate the separation of the offices of Chairman of the Board and Chief Executive Officer. During recent history, and, indeed, over the last several decades (except for certain brief periods), the offices of Chairman of the Board and Chief Executive Officer were held by the same person. However, effective January 1, 2023, the Board decided to separate these roles, appointing George Makris, Jr. as Executive Chairman and Chairman of the Board and Bob Fehlman as Chief Executive Officer. The Board believes that it is in the best interest of the Company to provide flexibility in the Company’s leadership structure to address differences in the Company’s operating environment as well as differences in the experience, skills, and capabilities of the executive management team serving the Company from time to time. The Board believes that the separation of the roles of Chairman of the Board and Chief Executive Officer promote a variety of significant goals, including, among others, continuity of board leadership, enhanced focus on strategic business initiatives, and effective succession planning. While the Board believes the separation of the Chairman of the Board and Chief Executive Officer positions is currently in the Company’s and shareholders’ best interests, the Board is authorized to combine these positions should circumstances change in the future.

In addition, in an effort to strengthen independent oversight of management and to provide for more open communication, Steve Cossé has served as Chair of the Executive Committee and as Lead Director for a number of years. Following the separation of the Chairman of the Board and Chief Executive Officer roles in 2023, Mr. Cossé has continued to serve as Lead Director and Chair of the Executive Committee. Mr. Cossé, as independent Lead Director, chairs executive sessions of the Board conducted without management. These sessions are generally held in connection with regularly scheduled Board meetings. Management also periodically meets with the Lead Director to discuss Board and Executive Committee agenda items, and the Lead Director serves as a liaison between the Chairman of the Board and the independent directors.

Codes of Ethics

Code of Ethics — General.    The Company has adopted a general Code of Ethics applicable to all directors, advisory directors, officers, and associates of the Company. The Code of Ethics is designed to promote conducting the business of the Company in accordance with the highest ethical standards of conduct and to promote the ethical handling of conflicts of interest, full and fair disclosure, and compliance with laws, rules, and regulations. Additionally, under the Code of Ethics, directors, advisory directors, officers, and associates who learn of a business opportunity in the course of their service for the Company generally cannot appropriate that opportunity for themselves or for others, but must allow the Company to take advantage of the opportunity. The Company’s Code of Ethics is designed to provide guidance and resources to help ensure that:

•        The Company and its directors, advisory directors, officers, and associates comply with applicable laws and regulations;

•        The Company’s assets are used efficiently and appropriately;

•        Confidential and proprietary information is protected;

•        The Company’s directors, advisory directors, officers, and associates comply with the Company’s Insider Trading Policy, as well as the laws, rules, and regulations that regulate transactions in the Company’s stock;

•        Inappropriate gifts or favors are not accepted; and

•        Actual or perceived conflicts of interest are appropriately addressed.

Any material departure from a provision of the Code of Ethics by a director, advisory director, officer, or associate may be waived by the Ethics Committee (in the case of an officer or associate (other than an executive officer)) or the NCGC (in the case of a director, advisory director, or executive officer) and shall, as appropriate, be reported to the Board, and any such waiver will be promptly disclosed on its website to the extent required by applicable law, rule, or regulation. The Company will disclose any amendments with respect to its Code of Ethics on its website.

Code of Ethics for Finance Group.    The Board has adopted a separate Finance Group Code of Ethics that supplements the Code of Ethics and applies to the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Controller and all other officers and associates in the Finance and Accounting, Treasury, and Tax Departments of the Company and its subsidiaries. To the extent required by applicable law, rule, or regulation, the Company will disclose any amendments or waivers with respect to its Finance Group Code of Ethics on its website.

Both of these Codes of Ethics may be found on the Company’s website at www.simmonsbank.com within the “Investor Relations” page under “ESG — Governance — Governance Documents”.

Transactions with Related Persons

From time to time, the Bank and such other banking subsidiaries of the Company as are, or may have been, in operation from time to time, have made loans and other extensions of credit to directors, officers, employees, members of their immediate families, and certain other related interests; and from time to time directors, officers, employees, members of their immediate families, and certain other related interests have placed deposits with these banks. These loans, extensions of credit, and deposits were made in the ordinary course of business on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons not related to the Company and did not involve more than the normal risk of collectability or present other unfavorable features. The Company generally considers banking relationships with directors and their affiliates to be immaterial and as not affecting a director’s independence so long as the terms of the credit relationship are similar to those with other comparable borrowers not related to the Company.

In assessing the impact of a credit relationship on a director’s independence, the Company deems any extension of credit which complies with Federal Reserve Regulation O to be consistent with director independence. The Company believes that normal, arm’s-length banking relationships entered into in the ordinary course of business do not affect a director’s independence.

Regulation O requires such loans to be made on substantially the same terms, including interest rates and collateral, and following credit-underwriting procedures that are no less stringent than those prevailing at the time for comparable transactions by the subsidiary bank of the Company with other persons not related to the Company. Such loans also may not involve more than the normal risk of repayment or present other unfavorable features. Additionally, no event of default may have occurred, nor may any such loans be classified or disclosed as non-accrual, past due, restructured, or a potential problem loan. The Company’s Board will review any credit to a director or his or her affiliates that is criticized by internal loan review or a bank regulatory agency in order to determine the impact that such classification may have on the director’s independence.

An immediate family member of George A. Makris, Jr., Executive Chairman and Chairman of the Board, is employed by the Company. In 2023, Mr. Makris, Jr.’s son, George A. Makris III, served as Executive Vice President, General Counsel, and Secretary and received cash and equity compensation as set forth in the Summary Compensation Table. Such compensation is determined on a basis consistent with the Company’s human resources policies and is reviewed and approved by the Compensation Committee.

An immediate family member of Matthew Reddin, who served as Executive Vice President and Chief Banking Officer until July 2023, is employed by the Company. In 2023, Mr. Reddin’s sister, Caroline Butler, served as a Senior Vice President of the Bank and received cash and equity compensation consisting of approximately $295,918. Such compensation is determined on a basis consistent with the Company’s human resources policies and was reviewed by the Compensation Committee.

Policies and Procedures for Approval of Related Party Transactions

Related party transactions may present potential or actual conflicts of interest and create the appearance that Company decisions are based on considerations other than the best interest of the Company and its shareholders. The Company’s Code of Ethics and Related Party Transactions Policy address matters concerning related party business dealings. Management carefully reviews all proposed related party transactions, other than routine banking transactions, to determine if the transaction is on terms comparable to terms that could be obtained in an arm’s-length transaction with an unrelated third party. Management reports to the NCGC on proposed material related party transactions. Upon the presentation of a proposed related party transaction to the NCGC, the related party is excused from participation in discussion and voting on the matter. The NCGC (or, as applicable, the Compensation Committee) also periodically reviews ongoing related party transactions.

Role of Board in Risk Oversight

The Board has responsibility for the oversight of risk management. The Board, either as a whole or through its committees, regularly discusses with management the Company’s major risk exposures, their potential impact on the Company, and the steps being taken to monitor and manage them.

While the Board is ultimately responsible for risk oversight, the Board committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. In particular, the Risk Committee assists the Board in assessing and managing the various risks of the Company (including, among others, asset, liability, liquidity, and credit risks, as well as certain risks associated with fraud, third-party vendors, cybersecurity, and information technology). To aid the Risk Committee in its responsibilities, Company management has formed an Enterprise Risk Management Committee of senior executives and has allocated responsibilities for the administration of the risk management program to the Company’s chief risk officer. The Board has adopted a charter for the Risk Committee that outlines its particular duties. During 2023, due to the importance of risk oversight to the Company and the continued maturation of the Company’s risk management program, the Risk Committee was a “committee of the whole,” with all directors serving as members. Based on the current maturation of the Company’s risk management program, the Board has determined that, beginning in 2024, the Risk Committee will be comprised of a subset of directors.

The Audit Committee, composed of independent directors, focuses on financial risk exposures, including internal controls, and discusses with management, the internal auditors, and the independent registered public accountants the Company’s policies with respect to financial risk assessment and management, including risks related to fraud and liquidity. The Compensation Committee, also composed of independent directors, focuses on the oversight of risks associated with compensation policies and programs.

Environmental, Social, and Governance (“ESG”) Considerations

The Company, along with its subsidiaries, is committed to enhancing the communities that we serve and maintaining an organization that operates with integrity. The Company’s Board is responsible for overseeing the business and affairs of the Company, including matters that relate to ESG considerations. Certain ESG topics are overseen by particular Board committees, including corporate governance matters, which are overseen by the NCGC, and human resources matters, including matters related to our corporate culture, which are overseen by the Compensation Committee. Day-to-day ESG affairs are managed by the Company’s senior management. The following summary highlights certain aspects of our activities, policies, and practices that relate to ESG matters.

Community Engagement

•        During 2023, Simmons Bank and its associates fostered 2,696 community engagement activities including offering financial education to adults and children.

•        During 2023, Simmons Bank originated approximately $781.5 million in Home Mortgage Disclosure Act (HMDA) loans.

•        Simmons Bank worked with Simmons First Foundation to provide 18 community equity grants and 38 make a difference grants to organizations offering work readiness programs, affordable housing, and community services.

•        Simmons Bank’s automatic savings program, Round-Up, helped customers save more than $5.5 million during 2023. More than 24,600 customers used the program in 2023, which rounds up debit card purchases to the nearest whole dollar and places the money into a Simmons Bank deposit account.

•        During the fifth annual “Simmons Service Month,” held in September 2023, Simmons associates volunteered to benefit numerous organizations throughout the communities we serve. In 2023, associates contributed more than 5,500 “units,” comprised of volunteer hours and in-kind or cash donations, to impacted communities across our footprint. In honor of its associates who volunteered fifteen or more hours during Simmons Service Month, Simmons Bank donated $150 to a charity of the associate’s choice.

•   Simmons Bank has developed products designed specifically for low-to-moderate income customers, as well as unbanked, underbanked, and other individuals. These products include the Bank’s BankOn-certified Affordable Advantage Checking Product (which had more than 552 accountholders in 2023), 100% Advantage Mortgage Product (with fundings of approximately $29.7 million), and Individual Taxpayer Identification Number (ITIN) Mortgage Product (with fundings of approximately $19.8 million).

•        Simmons Bank has worked with more than 11 down payment assistance programs across its footprint to lessen the burden of cost of homeownership.

•        During 2023, Simmons Bank donated three bank branch properties for community needs.

Diversity and Inclusion

•        The Company has established an inclusion program to highlight the strength that we have in our differences and emphasize our belief in the value of diverse backgrounds and experiences.

•        The Company also established an Impact Inclusion Committee charged with progression of the Company’s commitment to and recognition of the importance of expanding diversity and inclusion awareness and initiatives.

•        Simmons Bank has introduced Business Resource Groups for veterans, women, African Americans, and LGBTQIA+ associates.

•        The Company posts a calendar of Diversity and Inclusion related celebrations and activities.

•        The Company offers DISC personality and behavior assessments to enhance inclusion, teamwork, and coaching of associates.

•        The Company also maintains an internal webpage that is available to associates that includes resources on identifying bias, supporting inclusion, and other training concepts on related topics.

•        The Company is an equal opportunity employer and has a policy of not tolerating discrimination on any protected basis.

•        Simmons Bank established a multi-university initiative to serve as the presenting sponsor for women’s athletics at various prominent universities across its footprint. Among the goals of the sponsorship is to help develop ways to enhance career opportunities for female student-athletes.

Governance and Ethics

•        The Company’s directors possess a variety of skills, experiences, and knowledge that provide for diverse perspectives.

•        Sixteen out of seventeen Company directors are independent, and all members of our Audit Committee, Compensation Committee, and NCGC are independent.

•        The Company has a strong, independent lead director who presides over executive sessions of the Board.

•        The Board periodically meets in executive sessions with its independent directors.

•        The Board and each of its committees may engage outside advisors when and as appropriate.

•        The Company maintains anti-hedging and anti-pledging policies for directors and certain employees.

•        The Company maintains stock ownership policies for directors and executive officers.

•        The Company maintains a resignation policy for directors in the event they do not receive a majority of votes cast in an uncontested director election.

•        Each share of Common Stock has equal voting rights with one vote per share.

•        All Company directors are elected annually.

•        Directors undertake annual self-assessments of the Board and its Committees to evaluate how each of those bodies is functioning.

•   We believe in, and believe we maintain, a culture that promotes integrity and compliance with laws and regulations.

•   The Company’s associates are required to undertake annual compliance training on a variety of important policies, procedures, and regulations, including, among others, anti-money laundering (BSA/AML) and corruption training, Regulation O training, Fair Lending training, Community Reinvestment Act training, and anti-bribery training. In addition, multiple ethics courses have also been distributed from time to time across the organization with several topics targeting specific roles.

•        We maintain a Code of Ethics designed to promote conducting the business of the Company in accordance with the highest ethical standards of conduct and to promote the ethical handling of conflicts of interest, full and fair disclosure, and compliance with laws, rules, and regulations. All associates are required to read and acknowledge the code each year.

•        We maintain a whistleblower policy that is designed to provide associates with a way to report to the Company activity that is considered to be illegal, dishonest, or fraudulent. The whistleblower program includes telephone and web-based reporting channels. The whistleblower policy addresses protections for whistleblowers, including maintaining, to the extent possible, confidentiality and restrictions concerning retaliation. The policy also provides for certain Board reporting and oversight.

•        We also maintain a Related Party Transactions Policy to address matters with respect to related party business dealings.

Privacy and Information Security

•        We maintain policies related to privacy, acceptable use, and information security which are designed, among other things, to help protect personal and financial data.

•        We maintain a cybersecurity program that uses a risk-based methodology to support the security, confidentiality, integrity, and availability of our information technology systems.

•        Senior management, the Information Technology Committee of the Simmons Bank board of directors, and the Audit and Risk Committees of the Board provide oversight of privacy and information security programs.

•        We require Company associates to undergo annual privacy and information security training.

•        We use independent third parties to perform penetration testing of our infrastructure.

•        We maintain an incident response framework to assist in the management of cyber and other significant events.

•        We maintain a security operations center and employ a chief information security officer (“CISO”) who has over 25 years of experience in technology management, has 8 years of banking experience, and is a certified information systems security professional.

•        In addition to our information security team, we also employ an IT risk and compliance director who has over 18 years of IT governance, risk, and compliance experience. Both our CISO and our IT risk and compliance director report to our chief information officer, who has more than 25 years of technology leadership experience, including leadership experience at global financial institutions, and is responsible, among other things, for oversight of our information technology environment, strategy, and security risks.

Environment

•        During 2023, approximately 2.4 million pounds of paper were recycled through the Company’s partnership with its vendor. By doing so, we helped preserve approximately 20,472 trees, conserve approximately 3,594 cubic yards of landfill space, and save more than 8.4 million gallons of water.

•        The Company has made various LED lighting installations and retrofits since 2016 that eliminated more than 1,950 metric tons of carbon dioxide.

•        Simmons Bank has implemented the recycling program “K-Cycle” for coffee grounds and K-cups. In 2023, more than 616.4 pounds of used K-cups and coffee grounds were recycled.

•   In 2022, Simmons First Foundation donated $100,000 to Ducks Unlimited to support the Big River Conservancy project located along the Mississippi River in Memphis, Tennessee and West Memphis, Arkansas.

Policy Regarding Employee, Officer and Director Hedging and Pledging

We have a policy that prohibits directors of the Company or any of its affiliates, as well as officers of those entities who are at least senior vice presidents, from engaging in transactions (including, without limitation, prepaid variable forward contracts, short sales, call or put options, equity swaps, collars, units of exchange funds, and other derivatives) that are designed to hedge or offset, or that may reasonably be expected to have the effect of hedging or offsetting, a decrease in the market value of any Company securities. In addition, such persons are prohibited from pledging, hypothecating, or otherwise encumbering Company securities as collateral for indebtedness. Any exception to the policy requires the prior approval of the NCGC.

Communication with Directors

Shareholders may communicate directly with the Board by sending correspondence to the address shown below. If the shareholder desires to communicate with a specific director, the correspondence should be addressed to such director. Correspondence addressed to the Board will be forwarded to the Chairman of the Board for review. The receipt of the correspondence and the nature of its content will be reported at the next Board (or appropriate committee of the Board) meeting and appropriate action, if any, will be taken. Correspondence addressed to a specific director will be delivered to such director promptly after receipt by the Company. Each such director shall review the correspondence received and, if appropriate, report the receipt of the correspondence and the nature of its content to the Board at its next meeting so that the appropriate action, if any, may be taken.

Correspondence should be addressed to:	Simmons First National Corporation
Board of Directors
Attention: (Chairman or Specific Committee or Director)
P. O. Box 7009
Pine Bluff, Arkansas 71611

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

During 2023, the NCGC was composed of Susan Lanigan (Chair), Steve Cossé, Jerry Hunter, Robert L. Shoptaw, and Mindy West. The Board appoints each member of the NCGC and has determined that each member is, and each member who served during 2023 was, independent in accordance with the NASDAQ listing rules. A function of the NCGC regarding nominations is to identify and recommend individuals to be presented for election or re-election as directors of the Company.

Director Nominations and Qualifications

The Board is responsible for recommending nominees for directors to the shareholders for election at the annual shareholders’ meeting. The Board has delegated the identification and evaluation of proposed director nominees to the NCGC. The NCGC charter, which is available for review within the “Investor Relations” page of the Company’s web site, www.simmonsbank.com (under “ESG — Governance — Governance Documents”), the Company’s by-laws, and certain corporate governance principles and procedures govern the nominations and criteria for proposing or recommending proposed nominees for election and re-election to the Board and its subsidiaries.

The identification of potential directors and the evaluation of existing and potential directors is a continuing responsibility of the NCGC. The NCGC has not retained any third party to assist it in performing its duties. A proposed director may be recommended to the Board at any time; however, director nominations by shareholders must be made in accordance with the procedures set forth in the Company’s by-laws and described in this proxy statement under the heading “Proposals for 2025 Annual Meeting.”

The NCGC has not set any minimum qualifications for a proposed nominee to be eligible for recommendation to be elected as a director of the Company. The corporate governance principles provide that the NCGC shall consider the following criteria, without any specified priority or weighting, in evaluating proposed nominees for director:

• Geographic location of residence and business interests • Age • Community involvement • Ability to think independently • Ability to fit with the Company’s corporate culture	• Type of business interests • Business and financial expertise • Leadership profile • Personal and professional ethics and integrity • Equity ownership in the Company

The NCGC has no specific quotas for diversity. In evaluating potential nominees to serve as a director for the Company or the Bank, under the criteria set forth above, the NCGC seeks nominees with diverse business and professional experience, skills, and gender, age, place of residence, and ethnic/racial backgrounds, as appropriate, in light of the current composition of the boards. Additionally, the NCGC seeks geographical diversity and insights into its local and regional markets by primarily seeking potential director nominees who reside within the markets in which the Company has a significant business presence.

Recommendations from Shareholders

The NCGC will consider individuals recommended by shareholders for service as a director with respect to elections to be held at an annual meeting. In order for the NCGC to consider nominating a shareholder-recommended individual for election at the annual meeting, the shareholder must recommend the individual in sufficient time for consideration and action by the NCGC. While no specific deadline has been set for notice of such recommendations, recommendations provided to the NCGC by a shareholder on or before November 15, 2024 (for the 2025 Annual Meeting of Shareholders) should provide adequate time for consideration and action by the NCGC prior to the December 31, 2024, anticipated deadline for reporting proposed nominations to the Board. Recommendations submitted after such date will be considered by the NCGC, but no assurance can be made that such consideration will be completed and committee action taken by the NCGC in time for the next annual shareholders’ meeting.

The Chairman of the Board, other directors, and executive officers may also recommend director candidates to the NCGC. The committee will evaluate individuals recommended by shareholders, the Chairman of the Board, other directors, and executive officers against the same criteria, described above, used to evaluate other nominees.

Annual Self-Evaluations

Board effectiveness remains a key area of focus for us. In furtherance of that goal and in accordance with the Company’s Corporate Governance Principles, the Board, with the oversight of the NCGC, undertakes annual Board and committee self-evaluation processes that involve each director completing detailed questionnaires that assist in the assessment of the performance of the Board, its committees, and their members. The NCGC reports its findings to the Board following completion of the evaluations and oversees any needed follow-up action.

Compensation Committee Interlocks and Insider Participation

During 2023, the Compensation Committee was composed of Jay Burchfield (Chair), Steve Cossé, Jerry Hunter, Susan Lanigan, Scott McGeorge, Robert L. Shoptaw, and Mindy West, none of whom were employed by the Company. In addition, none of the committee members were formerly officers of the Company.

Compensation Committee Processes and Procedures

Decisions regarding the compensation of the executive officers are generally made by the Compensation Committee, which has adopted a charter that is available for review within the “Investor Relations” page of the Company’s web site, www.simmonsbank.com (under “ESG — Governance — Governance Documents”). Specifically, the Compensation Committee has strategic responsibility for a broad range of issues, including the Company’s compensation program to compensate key management employees effectively and in a manner consistent with the Company’s stated compensation strategy and the requirements of the appropriate regulatory bodies. The Board appoints each member of the Compensation Committee and has determined that each member is, and each member who served during 2023 was, independent in accordance with the NASDAQ listing rules.

The Compensation Committee oversees the administration of executive compensation plans, including the design, performance measures and award opportunities for the executive incentive programs and certain employee benefits, subject to final action by the Board in certain cases. Typically, during the first quarter of each calendar year, the committee undertakes a specific review focusing on performance and awards for the most recently completed fiscal year and the completion of the process of setting the performance goals for the incentive compensation programs for the current year.

To assist in meeting the objectives outlined above, Pearl Meyer & Partners, LLC, a compensation and benefits consulting firm, has been retained to advise the Compensation Committee on a regular basis concerning the Company’s compensation programs. The committee engaged the consultant to provide general compensation consulting services, including executive and director compensation. In addition, the consultant may perform special compensation projects and consulting services upon request by the Compensation Committee or Company.

The Board, upon approval and recommendation from the Compensation Committee, determines and approves all compensation and awards to the CEO and Executive Chairman. The Compensation Committee reviews the performance of the CEO and Executive Chairman and reviews and approves compensation of the other executive officers. The CEO and/or Executive Chairman also review the performance and compensation of the other executive officers, including the other named executive officers, and report any significant issues or deficiencies, and make recommendations, to the Compensation Committee. The members of the Company’s human resources department assist in such reviews. The human resources department regularly reviews the compensation classification system of the Company, which determines the compensation of all employees of the Company and its affiliates. The Company’s compensation program is based in part on market data. The Compensation Committee also acts upon the proposed grants of stock-based compensation recommended by the CEO and/or Executive Chairman for other executive officers and, as applicable, other employees of the Company and its affiliates.

In determining the amount of executive officer compensation each year, the Compensation Committee reviews competitive market data from the banking industry as a whole and the peer group specifically. It makes specific compensation decisions and grants based on a review of such data, Company performance, and individual performance and circumstances. For performance-based incentives, the Compensation Committee sets performance targets using management’s internal business plan, industry and market conditions, and other factors.

Role of Compensation Consultants

The Company periodically engages compensation consultants to aid in the review of its compensation programs. From time to time, the Company engages compensation consultants to provide national and regional general statistical information regarding compensation within the banking industry. The data reviewed may include base salary, bonus, incentive programs, equity compensation, retirement, and other benefits. This information is used to validate the Company’s classification of positions and salaries within its compensation policies.

The Compensation Committee also uses compensation consultants to evaluate its executive and director compensation programs. Presently, the consultant assists such reviews by providing data regarding market practices and making specific recommendations for changes to plan and award design and policies consistent with the Company’s stated philosophies and objectives.

The Compensation Committee assessed the relationships between Pearl Meyer & Partners, LLC, the Company, the Compensation Committee and the executive officers of the Company for conflicts of interest. In this assessment, the Compensation Committee reviewed the criteria set forth in the SEC’s Reg. 240.10C-1(b)(4)(i)-(vi), NASDAQ Rule 5605(d)(3)(D)(i)-(vi) and such other criteria as it deemed appropriate. The Compensation Committee did not identify any conflicts of interest for Pearl Meyer & Partners, LLC.

Executive Officers

The Board elects executive officers at least annually. All of the executive officers shown in the table below have been officers of the Company and/or the Bank for at least five years, except for Messrs. Brogdon and Hobbs and Ms. Madea. The table below sets forth the name, age, officer position with the Company and Bank, principal occupation or employment during the last five years, and tenure of service with the Company for each of the executive officers:

Name	Age	Position	Years Served
George A. Makris, Jr.[1]	67	Executive Chairman and Chairman of the Board*	11
Robert A. Fehlman[2]	59	Chief Executive Officer*	35
James M. Brogdon[3]	43	President*	2
C. Daniel Hobbs[4]	50	Executive Vice President and Chief Financial Officer*	0
Stephen C. Massanelli[5]	68	Senior Executive Vice President and Chief Administrative Officer*	9
George A. Makris III[6]	38	Executive Vice President, General Counsel and Secretary*	8
Jennifer B. Compton[7]	51	Executive Vice President and Chief People Officer*	8
David W. Garner[8]	54	Executive Vice President and Chief Accounting Officer*	26
Ann Madea[9]	63	Executive Vice President and Chief Information Officer*	2
Brad Yaney[10]	48	Executive Vice President of Credit Risk Management, Simmons Bank	21

________________________

*     The officer holds positions at both the Company and the Bank.

[1]   Mr. Makris, Jr. was appointed Executive Chairman and Chairman of the Board in January 2023. Prior to serving in that role, he was Chairman and Chief Executive Officer.

[2]   Mr. Fehlman was appointed Chief Executive Officer in January 2023. Prior to serving in that role, he was President and Chief Operating Officer; and prior to that, he was Senior Executive Vice President, Chief Financial Officer, Chief Operating Officer, and Treasurer.

[3]   Mr. Brogdon was appointed President in December 2023. Prior to serving in that role, he was President and Chief Financial Officer; and prior to that, he was Executive Vice President, Chief Financial Officer, and Treasurer. Prior to joining the Company, he was a managing director in the investment banking division of Stephens Inc.

[4]   Mr. Hobbs was appointed Executive Vice President and Chief Financial Officer in December 2023. Prior to joining the Company, he served as the Executive Vice President and Head of Finance for Regions Financial Corporation (“Regions”), and prior to that, as Regions’s Consumer Chief Financial Officer.

[5]   Mr. Massanelli was appointed Senior Executive Vice President and Chief Administrative Officer in April 2021. Prior to serving in that role, he was Executive Vice President, Chief Administrative Officer, and Investor Relations Officer.

[6]   Mr. Makris III was appointed Executive Vice President, General Counsel, and Secretary in April 2020. Prior to serving in that role, he was Senior Vice President, Assistant General Counsel, and Assistant Secretary and, prior to that, Vice President, Senior Counsel, and Assistant Secretary.

[7]   In addition to Executive Vice President and Chief People Officer, Ms. Compton has, during the last five years, served as the Company’s Chief Strategy Officer and led the Company’s marketing department.

[8]   Mr. Garner was appointed Executive Vice President and Chief Accounting Officer in December 2019. Prior to serving in that role, he was Executive Vice President, Controller and Chief Accounting Officer.

[9]   Ms. Madea was appointed Executive Vice President and Chief Information Officer in March 2022. Prior to serving in that role, she was Executive Vice President and IT Executive. Prior to joining the Company, she served as the US Chief Information Officer for Hong Kong Shanghai Banking Corporation (HSBC).

[10] Mr. Yaney was appointed Executive Vice President of Credit Risk Management for the Bank in March 2022. Prior to serving in that role, he was Senior Vice President and Corporate Credit Risk Officer for the Bank and, prior to that, Vice President and Manager of Portfolio Assessment and Credit Training for the Bank.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This section is a discussion of certain aspects of the Company’s compensation program as it pertains to the principal executive officer, the two individuals who, for different portions of 2023, served as principal financial officer, and the three other most highly-compensated executive officers during 2023. In addition, this section includes discussion of the 2023 compensation for Matthew S. Reddin, who served as an executive officer until his separation from service on July 5, 2023, and Chad Rawls, who served as an executive officer until July 2023 (Mr. Rawls remains employed by Simmons Bank but, following an internal reorganization, is no longer an executive officer). These eight persons are referred to throughout this discussion as the “named executive officers” or “NEOs.” This discussion focuses on compensation and practices relating to the Company’s most recently completed fiscal year and certain changes to such compensation and practices going forward.

The Company believes that the performance of each of the executive officers has the potential to impact the profitability of the Company, in both the short term and the long term. Therefore, the Company places significant emphasis on the design and administration of its executive compensation program.

Committee

The compensation program for the Company is designed and administered by the Compensation Committee (also referred to as “Committee” for purposes of this discussion). For 2023, the members of this Committee were Jay Burchfield (Chair), Steve Cossé, Jerry Hunter, Susan Lanigan, Scott McGeorge, Robert L. Shoptaw, and Mindy West.

Executive Compensation Philosophy

The Company seeks to provide executive compensation packages that are significantly connected to the Company’s overall financial and operational performance, the increase in shareholder value, the success of the Company, and the performance of the individual executive. The main principles of this strategy include the following:

•        attract and retain highly effective and competent executive leadership,

•        encourage a high level of performance from the individual executive,

•        align compensation incentives with the performance of the overall Company and/or the business unit most directly impacted by the executive’s leadership and performance,

•        enhance shareholder value, and

•        improve the overall performance of the Company.

The Compensation Committee strives to meet these objectives while maintaining market competitive compensation levels and ensuring that the Company makes efficient use of its shares, has predictable expense recognition, and operates within the Company’s risk profile.

Peer Comparison

In determining the amount of executive officer compensation each year, the Compensation Committee reviews competitive market data from the banking industry as a whole and a specific peer group of comparably sized banking organizations. The Committee uses this peer group of banking organizations for comparison in setting executive compensation practices and levels of base salary, incentives, and benefits.

Prior to setting the peer group, the Committee obtains the recommendation of its compensation consultant on the makeup of its peer group. For 2023, the compensation consultant conducted a review of publicly-traded regional banks and recommended a peer group of banks with assets between approximately $12.7 billion to $56.4 billion (approximately 0.5 to 2.1 times the Company’s asset size at the time of the peer group analysis) located in the states of Arkansas, Florida, Georgia, Iowa, Indiana, Missouri, Mississippi, Oklahoma, Tennessee, Texas, and Virginia.

The Compensation Committee adopted the peer group as recommended by its compensation consultant. For our compensation analysis for 2023, the peer group consisted of 20 banking organizations; the name and ticker symbol for the members of the peer group are set forth below:

Ameris Bancorp (ABCB)	Atlantic Union Bankshares Corporation (AUB)
Bank OZK (OZK)	BOK Financial Corporation (BOKF)
Cadence Bank (CADE)	Commerce Bancshares, Inc. (CBSH)
FB Financial Corporation (FBK)	Hancock Whitney Corporation (HWC)
Heartland Financial USA, Inc. (HTLF)	Home BancShares, Inc. (HOMB)
Independent Bank Group, Inc. (IBTX)	Old National Bancorp (ONB)
Pinnacle Financial Partners, Inc. (PNFP)	Prosperity Bancshares, Inc. (PB)
Renasant Corp. (RNST)	SouthState Corporation (SSB)
Synovus Financial Corp. (SNV)	Trustmark Corp. (TRMK)
UMB Financial Corp. (UMBF)	United Community Banks, Inc. (UCBI)

The Committee believes the peer group was indicative of the market in which the Company competed for the employment and retention of executive management in 2023, as such institutions were of similar size and had similar numbers of employees, product offerings and geographic scope.

The executive salary and incentive programs are generally targeted to the peer group median for each compensation category in order to be competitive in the market. In cases where an executive’s experiences or performance warrant, the Company may exceed the peer group median. The Company’s incentive programs are analyzed with similar programs of the peer group. The incentive programs are designed for the emphasis of performance-based compensation.

The Committee attempts to make compensation decisions consistent with the foregoing objectives and considerations, including, in particular, market levels of compensation necessary to attract, retain, and motivate the executive officers. Therefore, the aggregate wealth accumulated or realizable by an executive from past compensation grants is considered but not determinative in setting compensation or making additional grants.

Decisions Regarding Composition of Total Direct Compensation

The Company’s executive compensation program consists of a mix of separate components that seek to align the executives’ incentives with increasing shareholder value. For 2023, the Company’s executive incentive compensation program included both non-equity and equity incentive compensation (except in the cases of George Makris, Jr., the Company’s executive chairman, whose incentive compensation program includes only equity incentive compensation; Mr. Reddin, the Company’s previous chief banking officer, who, due to the timing of his separation from service in July 2023, did not receive a non-equity incentive award; and C. Daniel Hobbs, the Company’s chief financial officer, who, due to the timing of his hiring in December 2023, did not participate in any incentive compensation program for 2023). The Company established target allocations of non-equity incentive compensation for participating executive officers. For 2023, for the CEO, the Board set a target allocation of potential non-equity incentive compensation at 100% of salary. For all participating executive officers other than the CEO, the Compensation Committee set targets for potential non-equity incentive compensation based upon the executive’s scope and performance ranging from 40% to 100% of salary. The Company also established target allocations of equity incentive compensation for all participating executive officers. For 2023, for the CEO, the Board set a target allocation of potential equity incentive compensation at 135% of salary. For all participating executive officers other than the CEO, the Compensation Committee (or, in the case of the executive chairman, the Board) set targets for potential equity incentive compensation based upon the executive’s scope and performance ranging from 45% to 200% of salary. If performance goals are achieved at the threshold level, the annual grants for equity incentive compensation to such executives will vest at 75% of target. If performance goals are achieved at the target level, the annual grants for equity incentive compensation to such executives will vest at 100% of target. If performance goals are achieved at the maximum level, the annual grants for equity incentive compensation to such executives will vest at 150% of target. In recent years, the annual grants for equity incentive compensation have consisted of restricted stock awards, restricted stock unit awards, performance share unit awards and/or stock options as specified by the Compensation Committee.

The compensation of the named executive officers for 2023 was allocated as follows (exclusive, for the avoidance of doubt, of any bonuses, payments, and/or equity grants received by certain executive officers in connection with their hiring (in the case of Mr. Hobbs), promotion (in the case of Messrs. Fehlman, Brogdon, and Rawls), or separation from service (in the case of Mr. Reddin)):

•        Base Salaries plus Bonus: ranges from approximately 34% to 100% of total direct compensation.

•        Cash Incentive Plan: ranges from 0% to approximately 19% of total direct compensation (for 2023, most of these amounts were paid in the discretion of the Compensation Committee (or Board, as applicable)).

•        Equity Incentives: ranges from approximately 0% to 66% of total direct compensation.

“Total direct compensation” means annual base salaries plus bonus plus non-equity and equity incentive compensation, excluding non-recurring, special purpose grants, payments, or bonuses (including, for the avoidance of doubt, bonuses for the successful completion of mergers and acquisitions). The foregoing percentages are based on the grant date fair value of annual compensation (calculated in accordance with Accounting Standards Codification Topic 718, Compensation — Stock Compensation). Please refer to the discussion of Accounting Standards Codification Topic 718, Compensation — Stock Compensation, which precedes the 2023 Summary Compensation Table, below.

The Company emphasizes market practices in the design and administration of its executive compensation program. The Compensation Committee’s philosophy is that incentive pay should generally constitute a significant component of total direct compensation. The executive compensation program utilizes stock options, restricted stock awards, restricted stock units and performance share units, although no stock options or restricted stock awards were issued during 2023. Equity incentive performance measures generally should promote shareholder return and earnings growth, and the plan design should be based upon a direct connection between performance measures, the participant’s ability to influence such measures, and the award levels.

Consistent with the recommendation of the compensation consultant, the Compensation Committee included restricted stock units and performance share unit awards as components of the 2023 incentive compensation program.

Executive Compensation Program Overview

The Company takes shareholder feedback on its compensation programs very seriously. The Company appreciates that approximately 95% of shares that voted on the Company’s “say-on-pay” proposal at the 2023 Annual Meeting of Shareholders approved the 2022 compensation of the named executive officers, as disclosed in the 2023 proxy statement, and the Compensation Committee views this as an indication that the Company has been generally effective in implementing its compensation philosophy and objectives. Nevertheless, the Compensation Committee recognizes that executive pay practices and governance continue to evolve, and the Compensation Committee is committed to continually evaluating the Company’s practices in this area, including through the use of advisors, to help ensure that they support the Company’s overall strategic goals.

The four primary components of the Company’s executive compensation program are:

•        base salary and bonus,

•        non-equity incentives,

•        equity incentives, and

•        benefits.

1. Base Salary and Bonus

Base salary is designed to provide competitive levels of compensation to executives based upon their experience, duties, and scope of responsibility. The Company pays base salaries because it provides a basic level of compensation and is necessary to recruit and retain executives. The Company may use annual base salary adjustments to reflect an individual’s performance or changed responsibilities and to offset cost of living increases. Base salary levels are also used as a benchmark for the amount of incentive compensation opportunity provided to an executive. For example, participation in the cash incentive plan (“CIP”) is set within a range of base salary based upon the executive’s scope of responsibility and the executive’s performance.

As discussed above, the Company’s executive compensation program emphasizes targeting the total amount of compensation to peer group practices with a mix of compensation, including a significant component of incentive compensation. At lower executive levels, base salaries represent a larger proportion of total compensation; but at senior executive levels, total compensation contains a larger component of incentive compensation opportunities.

In certain years, the Company has issued one-time, discretionary bonuses in special situations, such as in connection with onboarding a new (or promoting an existing) executive or certain mergers and acquisitions. While the Company does not have a practice of routinely utilizing discretionary bonuses as a significant part of the executive compensation program, the Company does believe that such compensation may be appropriate in special situations, such as the Company’s successful merger and acquisition activities. In addition, in recent years, competition among financial institutions for key personnel has increased, and, in the Company’s experience, one-time bonuses can be an important and effective tool for recruiting and retaining key personnel who may have other employment opportunities. As a result, the Committee continues to believe the Company should be able to award one-time bonuses where special circumstances warrant and further believes that such use of these types of bonuses is consistent with the practices of many of the Company’s peers (and, again, is important to maintaining competitive pay practices at the Company). During 2023, the Company issued a cash signing bonus in the amount of $225,000 to C. Daniel Hobbs, the Company’s chief financial officer, in connection with his hiring.

2. Non-Equity Incentives

The Company uses the CIP as a short-term incentive to encourage achievement of its annual performance goals. The CIP focuses on the achievement of annual financial and operating goals. The CIP is designed to:

•        support strategic business objectives,

•        promote the attainment of specific financial and operating goals for the Company and the executive,

•        reward achievement of specific performance objectives, and

•        encourage teamwork.

The CIP is designed to provide executives with market competitive compensation based upon their scope of responsibility. The size of an executive’s CIP award is influenced by these factors, market practices, Company performance, and individual performance. The Compensation Committee generally sets the annual CIP award for an executive to provide an incentive at the market median for expected levels of performance. All of the named executive officers (except Messrs. Makris, Jr., Reddin, and Hobbs) participated in the CIP in 2023. Awards earned under the CIP are contingent upon employment with the Company through the end of the applicable performance period, except for payments made in the event of death, retirement, or disability.

The ultimate amount paid to an executive under the CIP is a function of four variables:

•        the executive’s target award;

•        the metrics (and their associated goals) set for the Company;

•        the payout amounts established by the Compensation Committee which generally correspond to Threshold, Target, and Maximum levels of performance; and

•        the Compensation Committee’s determination of the extent to which the goals were met and its exercise of any discretionary adjustments.

For 2023, company-wide adjusted pre-provision net revenue (“PPNR”) and adjusted efficiency ratio (“ER”) were approved as the performance metrics for the CIP for Messrs. Fehlman, Brogdon, Makris III, and Massanelli. For Mr. Rawls, PPNR, as well as commercial loan asset quality factors (“AQ Factors”), were approved as the performance metrics for the CIP for 2023. The Committee developed corresponding threshold, target, and maximum performance levels for the PPNR and ER metrics. The Committee also set target annual incentive opportunities for each participating named executive officer, measured as a percentage of base salary. Threshold and maximum payout opportunities, at 50% and 200% of target, were established for the PPNR and ER metrics. No portion of the annual incentive payout was guaranteed. If threshold PPNR or threshold ER performance levels were not achieved, no payouts would be made under the CIP for that plan metric. Additionally, for Mr. Rawls, the AQ Factors were deemed to be “make or miss,” with a set payout for performance that met or exceeded the target goal and no payout if performance did not meet the target goal. To incent CIP participants to make decisions that have positive long-term impact on the Company, even at the expense of short-term results, and to prevent unusual gains and losses from having too great an impact on plan payouts, the Compensation Committee retained discretion to exclude items impacting comparability from company-wide results and adjust actual results for specific items that occurred during the plan year. In addition, the final payouts for certain officers were eligible for negative adjustments based on the actual expenses incurred by their respective departments as compared to budgeted amounts, and the final payouts for all participating named executive officers (except Mr. Rawls) were eligible for negative adjustments based on certain company-wide asset quality metrics. Further, the Compensation Committee reserved the right to adjust the amount payable under the CIP in accordance with any standard or on any other basis as the Compensation Committee may determine. The 2023 CIP design was generally consistent with the design used in 2022.

The Compensation Committee generally sets the performance measures in the first half of each year based on management’s confidential business plan and budget for the coming year, which typically includes planned revenue growth, cost management and profit goals. The Committee also sets threshold, target, and maximum performance levels where applicable. Maximum performance levels reflect ambitious goals which can only be attained when business results are exceptional. Threshold performance levels for the components are usually set based on an analysis of the budget for the coming year or as a percentage of target.

The Compensation Committee also assesses actual performance relative to pre-set levels and, in doing so, determines the amount of any final award payment. In determining final awards and in evaluating performance, the Committee considers adjustments to GAAP net income and other corporate performance measures for unplanned, unusual, non-recurring, or other appropriate items.

Each participant in the CIP is allocated a targeted incentive as a percentage of his or her base salary which is payable if and to the extent the Company’s performance satisfies the Target performance level for each component under the CIP (or, for the AQ Factors for Mr. Rawls, if the Company’s performance meets or exceeds the target goal), subject to Committee adjustment. The table below shows the targeted benefit for the participating named executive officers for 2023.

Executive Name & Title	Targeted Benefit (% of Base Salary)	Targeted Benefit ($)
Robert A. Fehlman, Chief Executive Officer	100.00%	$750,000
James M. Brogdon, President	100.00%	$550,000
George A. Makris III, EVP	50.00%	$185,000
Stephen C. Massanelli, SEVP	50.00%	$181,000
Chad D. Rawls, EVP	45.00%	$150,750

For the participating named executive officers (except Mr. Rawls), the identification and weighting of the CIP components was uniform and limited to PPNR and ER. For Mr. Rawls, the identification and weighting of the CIP components included PPNR (weighted at 50%) and AQ Factors (weighted at 50%). For certain other business executives participating in the plan, the applicable CIP components included other individualized performance criteria related to the executive’s duties or performance components within the business line the executive manages. Further, the weighting of the CIP components may vary among the other participants in the CIP. The weighting of the CIP components for the named executive officers participating in the CIP in 2023 was as follows:

Component	Weighting (participating NEOs except Rawls)	Weighting (Rawls)
Adjusted Pre-Provision Net Revenue	50%	50%
Adjusted Efficiency Ratio	50%	0%
Commercial Loan Asset Quality Factors	0%	50%

Each of PPNR and ER has three performance levels that help determine the participant’s payout for that component: Threshold, Target and Maximum. Absent exercise of Committee discretion, no payout is earned for a component if the Company’s performance is below the Threshold. The Company’s performance at the Threshold level for a component entitles the participant to 50% of the participant’s targeted benefit times the weighting factor for such component. The Company’s performance at the Target level for a component entitles the participant to 100% of the participant’s targeted benefit times the weighting factor for such component. The Company’s performance at the Maximum level entitles the participant to 200% of the participant’s targeted benefit times the weighting factor for such component. Performance in excess of the Maximum does not entitle the participant to a benefit in excess of the maximum benefit times the weighting of that component. If the performance with respect to any component is in excess of the Threshold but less than the Maximum, then the participant’s entitlement is a prorated percentage computed based upon the Company’s actual performance in proportion to the closest performance level for that component.

The PPNR component was based upon the Company’s 2023 “adjusted pre-provision net revenue” (net interest income plus noninterest income minus noninterest expense, then adjusted for certain items (on a pre-tax basis), including merger related costs, branch rightsizing costs, early retirement program costs, gain/loss on sale of securities, gain on insurance settlement, and FDIC special assessment). For the participating named executive officers, this component was allocated 50% of the participant’s targeted CIP benefit. The performance levels for 2023 were set by the Compensation Committee considering 2022 results and the Company’s budget for 2023. The PPNR target was set at $410,000,000. The threshold level was set at $369,000,000, and the maximum was set at $451,000,000. If 2023 PPNR was below the threshold, there would be no PPNR entitlement (absent the exercise of Committee discretion).

The ER component was based upon the Company’s adjusted efficiency ratio for 2023. “Adjusted efficiency ratio” means non-interest expense (excluding non-recurring items, foreclosed property expense, amortization of intangibles and goodwill impairments) divided by the sum of net interest income (fully taxable equivalent) plus non-interest revenues (excluding gains from securities and non-recurring items). For the participating named executive officers except Mr. Rawls, this component was allocated 50% of the participant’s targeted CIP benefit (the allocation for Mr. Rawls was 0%). The Committee established a Threshold, Target, and Maximum for the ER of the Company. The performance levels for 2023 were set by the Compensation Committee based upon the Company’s internal operating goals and 2023 budget. The Threshold, Target, and Maximum were set at 59.4%, 55.4%, and 51.4%, respectively. If 2023 ER was below the threshold, there would be no ER entitlement (absent the exercise of Committee discretion).

In addition, for Mr. Rawls, the AQ Factors component was allocated 50% of Mr. Rawls’ targeted CIP benefit and was based upon the following with respect to the commercial loan portfolio:

Asset Quality Factor (Commercial Loan Portfolio)	Target Goal (Commercial Loan Portfolio)
Loans Past Due 30-89 Days (Excluding Non-Accruals)	Less than or Equal to 0.10%
Criticized Loans to Total Loans	Less than or Equal to 3.00%
Non-Performing Loan Ratio	Less than or Equal to 0.40%
Charge-Offs to Total Loans	Less than or Equal to 0.20%

Each of the above factors was weighted 10% of the targeted benefit allocation attributable to the AQ Factors component except for “Charge-Offs to Total Loans,” which had a weighting of 20%. The AQ Factors were deemed to be “make or miss,” with a set payout for performance that met or exceeded the target goal and no payout if performance did not meet the target goal.

Each of the AQ Factors met or exceeded its target goal except “Criticized Loans to Total Loans,” for which performance did not meet the target goal.

However, threshold performance for the PPNR and ER components was not achieved. As a result, none of the participating named executive officers except Mr. Rawls qualified for payment of a CIP benefit based upon the CIP components previously discussed.

In determining the final CIP payout, however, after consultation with its compensation consultant and the Executive Chairman, the Compensation Committee (and, in the case of Mr. Fehlman, the Board) exercised its discretion, as permitted under the CIP, to allow for a payment to the participating named executive officers (as well as certain other members of management) for 2023. In determining that the use of discretion for 2023 was warranted, the committee considered a variety of factors, including, among others, the outstanding performance of the participating named executive officers and other members of management in responding timely and effectively to the challenges faced by the Company and the banking industry in general during 2023, the financial and operational performance of the Company during 2023 amidst those challenges, the Company’s compensation philosophy which includes a commitment to fairness and appropriate flexibility when circumstances require, and the influence of our compensation practices on our ability to attract and retain qualified executive leadership. In particular, the Compensation Committee found the following items representative of exemplary performance during 2023:

•        Successful Execution of the Better Bank Initiative:    During 2023, the Company executed its Better Bank Initiative, a program designed to evaluate and enhance various aspects of the Company’s people, processes, and systems. As a result of the initiative, the Company was able to achieve $18 million in annualized cost savings, substantially exceeding the Company’s original target of $15 million.

•        Successful Completion of the Credit Optimization Initiative:    During 2023, the Company also completed its Credit Optimization Initiative, a program designed to gain additional consistency, efficiency, and effectiveness of the Company’s lending function. Through this initiative, the Company undertook a comprehensive revision of its credit policy and implemented substantial improvements to its credit underwriting, documentation, and funding processes that made them more effective and transparent, while also providing for a better overall customer experience.

•        Successful Management of Industry Challenges:    During 2023, the financial industry experienced multiple unforeseeable events, including bank failures, increases in interest rates, and significant deposit migrations. Despite these challenges, the Company maintained strong asset quality, capital, and liquidity positions, and the Company ended 2023 with all regulatory capital ratios significantly exceeding “well capitalized” guidelines.

•        Strong Risk Management:    During 2023, Company executives successfully managed regulatory examinations and continued to enhance the Company’s enterprise risk management program. Company management also responded to certain significant changes in regulatory requirements concerning fees charged to consumers.

•        Operating Performance:    During 2023, the Company utilized cash flows from securities sales to reduce higher-cost wholesale funding, achieved loan growth of approximately $700 million, and recognized noninterest expenses that were $29 million favorable to budget. Additionally, the Company saw strong operating results from its wealth and agri-lending units, as well as increased income from its swap activity.

•        Industry Recognition:    Among other things, the Company was named to Forbes magazine’s 2023 list of “World’s Best Banks” for the fourth consecutive year and recognized by Forbes as one of “America’s Best Midsize Employers” for 2023.

Based on its evaluation of these factors and others, the Compensation Committee (or the Board, as applicable) approved, with respect to Messrs. Fehlman, Brogdon, Makris III, and Massanelli, a payment of 35% of each of the participating named executive officer’s respective target benefit opportunity. With respect to Mr. Rawls (who, due to an internal reorganization, was not an executive officer as of the end of 2023), the Company approved an aggregate payment of $115,000, or approximately 76% of his target benefit opportunity (of which $54,700 was awarded on a discretionary basis).

A summary of the CIP payments to the participating named executive officers for 2023 is shown in the following table.

Name	Component	Weighting Factor (%)	Targeted Incentive ($)	Earned Benefit Level (%)	Amount Paid ($)
Robert A. Fehlman	Adjusted Pre-Provision Net Revenue	50%	$375,000	0%	$ 0
	Adjusted Efficiency Ratio	50%	$375,000	0%	$ 0
	Discretionary Payment				$262,500
	Total CIP Benefit				$262,500
James M. Brogdon	Adjusted Pre-Provision Net Revenue	50%	$275,000	0%	$ 0
	Adjusted Efficiency Ratio	50%	$275,000	0%	$ 0
	Discretionary Payment				$192,500
	Total CIP Benefit				$192,500
George A. Makris III	Adjusted Pre-Provision Net Revenue	50%	$ 92,500	0%	$ 0
	Adjusted Efficiency Ratio	50%	$ 92,500	0%	$ 0
	Discretionary Payment				$ 64,750
	Total CIP Benefit				$ 64,750
Stephen C. Massanelli	Adjusted Pre-Provision Net Revenue	50%	$ 90,500	0%	$ 0
	Adjusted Efficiency Ratio	50%	$ 90,500	0%	$ 0
	Discretionary Payment				$ 63,350
	Total CIP Benefit				$ 63,350
Chad D. Rawls	Adjusted Pre-Provision Net Revenue	50%	$ 75,375	0%	$ 0
	AQ Factors	50%	$ 75,375	80%[1]	$ 60,300
	Discretionary Payment				$ 54,700
	Total CIP Benefit				$115,000

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[1]   Performance Table for AQ Factors:

AQ Factor (Commercial Loan Portfolio)	Target Goal (Commercial Loan Portfolio)	2023 Results	Weighting	2023 Benefit
Loans Past Due 30 – 89 Days	Less than or Equal to 0.10%	0.05%	10%	$15,075
(Excluding Non-Accruals)
Criticized Loans to Total Loans	Less than or Equal to 3.00%	3.43%	10%	$ 0
Non-Performing Loan Ratio	Less than or Equal to 0.40%	0.38%	10%	$15,075
Charge-Offs to Total Loans	Less than or Equal to 0.20%	0.01%	20%	$30,150
Total Benefit				$60,300

3. Equity Incentives

Since 2015, the Company has annually established a Long-Term Incentive Plan (“LTIP”) for equity awards under the Simmons First National Corporation 2015 Incentive Plan (as such plan has been amended and restated from time to time) (the “2015 Plan”). The major components of the LTIP are non-qualified stock options, restricted stock awards (“RSAs”), restricted stock units (“RSUs”) and performance share units (“PSUs”) that are settled in shares of Common Stock based on results over a three-year performance period. During 2023, shareholders approved the Simmons First National Corporation 2023 Stock and Incentive Plan (the “2023 Plan”). As a result, following the date of the 2023 Annual Meeting, LTIP awards are granted under the 2023 Plan. As with the 2015 Plan, the 2023 Plan includes non-qualified stock options, RSAs, RSUs and PSUs as available award types.

No stock options or RSAs were granted in 2023. PSUs reward the achievement over a 3-year performance period of specified financial performance criteria specified in the PSU at the time of the grant. Achievement of a threshold level of performance results in a payout equal to 50% of each participant’s approved target opportunity. Target performance results in a payout equal to 100% of the targeted opportunity. The maximum number of shares that can be earned for each of these performance measures is 200% of the targeted number of PSUs. The ultimate value of performance shares, which are paid in stock, is also impacted directly by stock price appreciation or depreciation over the performance period. Dividend equivalents are paid at the conclusion of the performance period based on the number of shares actually earned during the applicable performance period. If the performance with respect to any component is in excess of the Threshold and less than the Maximum, then the participant’s entitlement is a prorated percentage computed based upon the Company’s actual performance in proportion to the closest performance level for that component. RSUs generally vest in approximately equal installments over three years after the date of grant.

For the three-year performance period commencing in 2023 (“2025 Performance Period”), the allocation of the equity vehicles under the LTIP is 50% in RSUs and 50% in PSUs (valued at target). Performance does not increase the payout on the portion of the incentive allocated to RSUs, while performance above the Target may increase the payout on PSUs up to 200% of the Target payout level, thereby providing an approximate overall limitation on the LTIP benefits of 150% of Target payout.

When performance-based grants of restricted stock are utilized, the Compensation Committee identifies the specific components of the Company’s financial performance to be used in determining the grants. The components are weighted to emphasize the current strategic focus of the Company. The Compensation Committee sets Threshold, Target, and Maximum performance levels for each component which if satisfied will entitle the participant to 50%, 100%, and 200%, respectively, of the participant’s targeted benefit attributable to that component. The Company’s performance at the Threshold level for a component entitles the participant to 50% of the Participant’s target benefit times the weighting factor for such component. The Company’s performance at the Target level for a component entitles the participant to 100% of the Participant’s target benefit times the weighting factor for such component. The Company’s performance at the Maximum level entitles the participant to 200% of the Participant’s target benefit times the weighting factor for such component. Performance in excess of the Maximum does not entitle the participant to a benefit in excess of the maximum target benefit times the weighting of that component. If the performance with respect to any component is in excess of the Threshold and less than the Maximum, then the participant’s entitlement is a prorated percentage computed based upon the Company’s actual performance in proportion to the closest performance level for that component. In determining final awards and in evaluating performance, the Committee considers adjustments to GAAP net income and other corporate performance measures for unplanned, unusual, non-recurring, or other appropriate items.

2025 Performance Period Grant

The equity incentive granted for the 2025 Performance Period (three-year period 2023-2025) consists of 50% RSUs and 50% PSUs. The RSUs granted for the 2025 Performance Period are time vested in approximately equal installments on the first, second, and third anniversary of the grant date. For the 2025 Performance Period, the PSUs were granted to the equity incentive plan participants in January 2023 and will be payable in early 2026 after certification of the results of the 2025 Performance Period by the Compensation Committee or, in the case of Messrs. Makris, Jr. and Fehlman, the Board. In January 2023, the Compensation Committee established the performance criteria and the target payout for the PSUs, under the LTIP, including the participating named executive officers. The table below sets forth certain details for the equity incentive for the participating named executive officers in the 2025 Performance Period:

Executive Name & Title	Targeted Equity Incentive (% of Salary)*	Targeted Equity Incentive ($)	RSU Allocation ($)	PSU Allocation ($)
Robert A Fehlman, CEO	135%	$1,012,500	$ 506,250	$ 506,250
James M. Brogdon, President	120%	$ 660,000	$ 330,000	$ 330,000
George A. Makris, Jr., Exec. Chairman	200%	$2,000,000	$1,000,000	$1,000,000
George A. Makris III, EVP	60%	$ 222,000	$ 111,000	$ 111,000
Stephen C. Massanelli, SEVP	60%	$ 217,200	$ 108,600	$ 108,600
Matthew S. Reddin, EVP**	60%	$ 255,000	$ 127,500	$ 127,500
Chad D. Rawls, EVP	45%	$ 150,750	$ 75,375	$ 75,375

________________________

*     The percentage set forth in this table reflects the targeted equity incentive as a percentage of the annual salary level of the NEO that was approved by the Compensation Committee (or, in the case of Messrs. Makris, Jr. and Fehlman, the Board) and effective in January 2023.

**   Mr. Reddin’s equity incentive awards were forfeited upon his separation of service from the Company in July 2023.

For grants made to each of the participating named executive officers for the 2025 Performance Period, the Compensation Committee established two PSU financial performance criteria: tangible book value per share growth (“TBV Growth”) and total shareholder return (“TSR”) rankings. The weighting of each criterion for each of the participating named executive officers is as follows:

Criterion	Weighting
TBV Growth Ranking	50%
TSR Ranking	50%

The TBV Growth ranking criterion compares the Company’s three-year tangible book value per share growth during the 2025 Performance Period with the three-year tangible book value per share growth for each of the other financial institutions contained in the Company’s peer group used for the Company’s 2023 compensation analysis (“Peer Group”). “Tangible book value per share” means the Company’s tangible common stockholders’ equity (which is the Company’s total common stockholders’ equity minus intangible assets) divided by the number of Company shares of common stock outstanding. For the TBV Growth ranking criterion, if the Company’s three-year TBV Growth ranks at the 50th percentile of the financial institutions contained in the Peer Group, target performance for the criterion will be achieved. If the Company’s three-year TBV Growth ranks at the 25th percentile of the financial institutions contained in the Peer Group, threshold performance for the criterion will be achieved. If the Company’s three-year TBV Growth ranks at or above the 75th percentile of the financial institutions contained in the Peer Group, maximum performance for the criterion will be achieved. If the Company’s three-year TBV Growth ranks below the 25th percentile of the financial institutions contained in the Peer Group, there will be no TBV Growth entitlement (absent exercise of Committee discretion).

The TSR ranking criterion compares the TSR for the Company during the relevant performance period (which, for the 2023 PSU grants, is the 2025 Performance Period) with the TSR for each of the other financial institutions contained in the KBW Regional Banking Index (“Index”) during the same period. The TSR for the Company and each of the other financial institutions in the Index are calculated using the first twenty and the last twenty trading days during the relevant performance period (which, again, for the 2023 PSU grants, is the 2025 Performance Period). For the TSR ranking criterion, if the Company’s TSR ranks at the 50th percentile of the financial institutions contained in the Index, target performance for the criterion will be achieved. If the Company’s TSR ranks at the 25th percentile of the financial institutions contained in the Index, threshold performance for the criterion will be achieved. If the Company’s TSR ranks at or above the 75th percentile of the financial institutions contained in the Index, maximum performance for the criterion will be achieved. If the Company’s TSR ranks below the 25th percentile of the financial institutions contained in the Index, there will be no TSR entitlement (absent exercise of Committee discretion).

The PSU payout percentage will (absent exercise of Committee discretion) be the sum of (1) the payout percentage for the TBV Growth entitlement multiplied by .50 and (2) the payout percentage for the TSR entitlement multiplied by .50; provided that in no event may the PSU payout percentage exceed 200% of the target.

2025 Performance Period Performance Criteria

Criterion	Threshold (50%)	Target (100%)	Maximum (200%)
TBV Growth Ranking	25th Percentile	50th Percentile	75th Percentile
TSR Ranking	25th Percentile	50th Percentile	75th Percentile

In addition, the Compensation Committee periodically utilizes time-vested restricted stock grants in the form of RSAs or RSUs (in addition, or as an alternative, to PSUs) in connection with hiring or promoting executives within the Company and as equity incentives for senior officers below the executive level. During 2023, 347 Company associates received time-vested RSU grants.

Please refer to the section below, “Other Guidelines and Procedures Affecting Executive Compensation” for additional information regarding the Company’s practices when granting stock options and RSUs.

Performance of 2021 PSUs

As previously described in the Company’s proxy statement for the Company’s 2022 annual shareholders’ meeting, as part of the LTIP established by the Compensation Committee in 2021, PSUs with a three-year performance period ending on December 31, 2023 (“2023 Performance Period”) were granted to each of the named executive officers except Mr. Hobbs (“2021 PSUs”). The performance criteria for the 2021 PSUs included the Company’s core return on average assets ranking for the 2023 Performance Period (“Core ROAA Ranking”), which was allocated a 30% weighting, the Company’s core return on tangible common equity ranking for the 2023 Performance Period (“Core ROTCE Ranking”), which was allocated a 35% weighting, and the Company’s TSR ranking for the 2023 Performance Period (“2023 TSR Ranking”), which was allocated a 35% weighting. Core ROAA means the Company’s core earnings (net income adjusted to exclude non-core items, including items related to the sale of branches, branch right sizing, the Company’s early retirement program, and merger-related costs) divided by the average total assets for the period. Core ROTCE means the Company’s core earnings (net income adjusted to exclude non-core items, including items related to the sale of branches, branch right sizing, the Company’s early retirement program, and merger-related costs) adjusted by the amortization of intangibles divided by the average common stockholders’ equity less the average intangible assets (goodwill and other intangibles) for the period.

For each of the Core ROAA Ranking, Core ROTCE Ranking, and 2023 TSR Ranking, the threshold, target, and maximum performance levels were 25th percentile, 50th percentile, and 75th percentile, respectively. The Committee certified Core ROAA Ranking attainment at the 24th percentile, which was below the threshold performance level; Core ROTCE Ranking attainment at the 32.3 percentile, which exceeded the threshold but was less than the target performance level; and 2023 TSR Ranking attainment at the 2nd percentile, which was below the threshold performance level.

Thus, the aggregate payout (taking into account the weightings of the performance criteria) for the 2021 PSUs was 22.61% of the target benefit.

Performance Table for 2021 PSUs

Benefit Level[1]	Threshold 50%	Target 100%	Maximum 200%	2023 Results	2023 Benefit Level
Core ROAA Ranking	25th Percentile	50th Percentile	75th Percentile	24th Percentile	0%
Core ROTCE Ranking	25th Percentile	50th Percentile	75th Percentile	32.3 Percentile	64.6%
2023 TSR Ranking	25th Percentile	50th Percentile	75th Percentile	2nd Percentile	0%
Aggregate Benefit[2]					22.61%

________________________

[1]   The percentage shown is the percentage of the target benefit for a performance criterion earned for performance of the criterion at the designated level.

[2]   The percentage shown is the percentage of the target benefit earned for performance of the above three performance criteria at the designated levels based upon a 30% weighting for Core ROAA Ranking, a 35% weighting for Core ROTCE Ranking, and a 35% weighting for 2023 TSR Ranking.

4. Benefits

A. Profit Sharing and Employee Stock Ownership Plan

The Company previously offered a combination profit sharing and employee stock ownership plan. This plan was open to substantially all of the employees of the Company including the named executive officers. The plan and the contributions to the plan were designed to provide for retirement benefits to employees and allow the employees of the Company to participate in the ownership of stock in the Company. During 2016, the Company terminated this plan and merged it into the Company’s 401(k) Plan.

B. 401(k) Plan and Employee Stock Purchase Plan

The Company offers a qualified 401(k) Plan in which it makes matching contributions to encourage employees to save money for their retirement. Additionally, the Company may make profit-sharing contributions to the plan which are allocated among participants based upon plan compensation without regard to participant contributions. This plan, and the contributions to it, enhance the range of benefits offered to executives and enhance the Company’s ability to attract and retain employees. Under the terms of the 401(k) Plan, employees may defer a portion of their eligible pay, up to the maximum allowed by I.R.S. regulation, and the Company matches 100% of the first 3% of eligible compensation and 50% of the next 2% of eligible compensation for a total match of 4% of eligible pay for each participant who defers 5% or more of his or her eligible pay. Additionally, for 2023, the Compensation Committee approved a discretionary contribution of 1.32% of aggregate associate compensation into the 401(k) Plan based upon the Company’s performance, which is expected to be made in the first quarter of 2024. Account balances under the 401(k) Plan are fully vested at all times.

Additionally, under the current Simmons First National Corporation First Amended and Restated 2015 Employee Stock Purchase Plan, the Company offers a convenient method for eligible employees of the Company and its subsidiaries to purchase shares of Common Stock at a favorable price through payroll deductions. As described below in Proposal 5, the Company is seeking shareholder approval to amend and restate the current plan to increase the number of offerings, to increase the aggregate number of shares reserved for issuance, and to extend the term of the plan.

C. Perquisites and Other Benefits

Historically, perquisites and other benefits have represented a small part of the overall compensation package and generally are offered only after consideration of business need. The Compensation Committee annually reviews the perquisites and other personal benefits that are provided to senior management. The primary perquisites include cell phone stipends, club memberships, and certain relocation and moving expenses. In some cases, the Company, rather than (or in addition to) administering separate perquisite programs for particular officers, will provide a cash stipend to an executive officer to cover the approximate costs of such items. The stipends are taxable income to the officers who receive them and are generally uniform in amount for officers with similar duties and responsibilities.

In addition, the Company has purchased bank owned life insurance on the lives of certain of the named executive officers and has entered into split dollar life insurance agreements with each of the participating named executive officers that provide a defined, lump sum life insurance benefit upon the death of the officer to such officer’s designated beneficiary or estate. The Company also permits executive officers (and directors) to use Company aircraft for personal purposes, provided that those executives (and directors) reimburse the Company for the Company’s incremental cost of such use (with certain exceptions). All executive officers and directors who used the Company aircraft for personal purposes during 2023 reimbursed the Company for the Company’s incremental cost of such use.

D. Post-Termination Compensation

Deferred Compensation Arrangements.    In 2023, the Company maintained certain non-qualified deferred compensation arrangements designed to provide supplemental retirement pay from the Company to certain of the executive officers. Five of the named executive officers had such agreements with the Company during 2023. The Deferred Compensation Agreements for Messrs. Makris, Jr., Brogdon, Fehlman, Makris III, and Reddin are non-qualified defined benefit type plans (although Mr. Reddin’s plan was forfeited upon his separation from service from the Company). The Company bears the entire cost of benefits under these plans. The Company provides these retirement benefits in order to attract and retain executives. The amounts payable to the participants under these plans are determined by each plan’s benefit formula, which is described in the section of this proxy statement titled “Pension Benefits Table.” In January 2024, the Company entered into a deferred compensation arrangement with Mr. Hobbs that is consistent with the arrangements discussed in this paragraph.

Additionally, in 2017, the Company adopted the Simmons First National Corporation Deferred Compensation Plan (“NQDC Plan”). The NQDC Plan is as a non-qualified deferred compensation plan in the form of an excess contribution plan primarily open to executive officers and other highly compensated individuals whose compensation exceeds the annual tax code limit on compensation that can be taken into account for purposes of contributions to the Company’s 401(k) Plan. Under the NQDC Plan, participants may make contributions of up to 90% of Plan Compensation on a nonqualified basis. The Company’s matching contribution under the plan is limited to 4% of Excess Compensation, provided the executive officer has elected a deferral rate on Excess Compensation of at least 5% for the year. “Plan Compensation” includes base salary, bonus, commissions and cash incentive pay; and “Excess Compensation” is the amount of Plan Compensation that exceeds the compensation limits under the federal tax laws applicable to qualified retirement plans. Additionally, for 2023, the Compensation Committee approved a discretionary contribution of 1.32% of participating associates’ eligible compensation into the NQDC Plan based upon the Company’s performance, which is expected to be made in the first quarter of 2024.

The NQDC Plan provides for discretionary non-elective Company contributions to the accounts of the participants, as well. Benefits under the NQDC Plan are fully vested at all times and are payable only upon separation from service according to the 409A compliant distribution election made by the executive officer upon election to participate in the plan.

Change in Control Agreements.    The Company has entered into Change in Control Agreements (“CIC Agreements”) with certain members of senior management of the Company and its subsidiaries, including each of the named executive officers (although Mr. Reddin’s CIC Agreement was terminated in connection with his separation from service in July 2023, and Mr. Hobbs’s CIC Agreement was executed in January 2024). The Company entered into the CIC Agreements because the banking industry has been consolidating for a number of years, and it does not want its executives distracted by a rumored or actual change in control. Further, if a change in control should occur, the Company wants its executives to be focused on the business of the organization and the interests of shareholders. In addition, it is important that the executives can react neutrally to a potential change in control and not be influenced by personal financial concerns. The Company believes the CIC Agreements are consistent with market practice and assist the Company in retaining its executive talent. The level of benefits for the named executive officers ranges from two to three times certain elements of their compensation which the Compensation Committee believes is competitive with the banking industry as a whole and specifically with the designated peer group.

Upon a change in control, followed by a termination of the executive’s employment by the Company without “Cause” or by the executive after a “Trigger Event” within a specified time, the CIC Agreements require the Company to pay or provide the following to the executive:

•        a lump sum payment equal to two or three times the sum of the executive’s base salary (the highest amount in effect anytime during the twelve months preceding the executive’s termination date) and the executive’s incentive compensation (calculated as the higher of the target CIP for the year of termination or the average of the executive’s last two years of actual CIP awards); and

•        only in the case of Mr. Fehlman, up to three years of additional coverage under the Company’s health, dental, life and long-term disability plans, as well as a payment to reimburse the executive for any excise taxes on severance benefits that are considered excess parachute payments under Sections 280G and 4999 of the Internal Revenue Code, as amended (the “Code”) plus income and employment taxes on such tax gross up as well as interest and penalties imposed by the IRS.

In addition, upon a change in control, all outstanding stock options vest immediately and all restrictions on restricted stock lapse. Restricted stock units vest if the employee is terminated within one year of the change in control. In the case of PSUs, if the change in control occurs after the first nine months of the applicable performance period then the PSU will vest and be payable at the target benefit level, with the remaining portion of the PSU terminated. Also, any CIP benefits become payable at the target benefit level and are pro-rated for the period elapsed. Further, upon a change in control, the requirement under the deferred compensation agreements for Messrs. Makris, Jr., Brogdon, Fehlman, Makris III, Hobbs, and Reddin (while Mr. Reddin’s agreement was in effect) that the participant remain employed until retirement age (age 60 for Messrs. Fehlman, Brogdon, Makris III, Hobbs, and Reddin, and age 65 for Mr. Makris, Jr.) is void, and the benefit is immediately vested.

The Company believes that CIC Agreements should encourage retention of the executives during the negotiation and following a change in control transaction, compensate executives who are displaced by a change in control and not serve as an incentive to increase an executive’s personal wealth. Therefore, the CIC Agreements require that there be both a change in control and an involuntary termination without “Cause” or a voluntary termination within six months after a “Trigger Event” which is often referred to as a “double-trigger.” The double-trigger ensures that the Company will become obligated to make payments under the CIC Agreements only if the executive is actually or constructively discharged as a result of the change in control.

After a prior review of the existing CIC Agreements, the Company adopted a policy not to approve any new CIC Agreements containing a single trigger or a tax gross-up feature or any amendments to existing CIC Agreements to implement a single trigger or tax gross-up feature. The Compensation Committee reviews the change in control arrangements annually and makes adjustments from time to time to ensure that they are consistent with its compensation philosophies, current market practices, and assigned duties and responsibilities.

Other Payments and Awards

During 2023, the Company issued a severance payment in the amount of $1,000,000 to Matthew S. Reddin in connection with his termination without cause and in exchange for a customary, general waiver and release of claims, as well as post-employment covenants with respect to confidential information, non-competition, and non-solicitation of certain customers and employees.

To incent Mr. Hobbs to join the Company, in December 2023, the Company issued Mr. Hobbs an award of 21,000 RSUs (having a grant-date fair value of $356,580), which will vest on a pro-rata basis over five years. Additionally, in connection with the promotions of Mr. Fehlman to chief executive officer and Mr. Brogdon to president and chief financial officer that became effective on January 1, 2023, the Company issued Messrs. Fehlman and Brogdon 17,521 and 13,141 PSUs, respectively (and having grant-date fair values of $400,705 and $291,862, respectively) (collectively, the “Promotional PSUs”). The Promotional PSUs are structured in the same manner as those PSUs discussed in the section of this proxy statement captioned “2025 Performance Period Grant” above. Further, in connection with Mr. Rawls’ transition from chief credit officer to chief commercial banking officer that was effective during 2023, the Company issued Mr. Rawls 3,000 RSUs (having a grant-date fair value of $51,060), of which 25% vest on the first anniversary of the grant, 25% vest on the second anniversary of the grant, and 50% vest on the third anniversary of the grant.

Other Guidelines and Procedures Affecting Executive Compensation

Stock-Based Compensation Procedures Regarding Compensation Committee and Board Approval.    The Compensation Committee approves all grants of stock-based compensation, except that any proposed stock-based compensation to the CEO or the Executive Chairman is originated and recommended by the Compensation Committee and then submitted to the Board for approval. Grants to the CEO or the Executive Chairman may or may not occur simultaneously with grants to other executives. Prospective grants of stock-based compensation to other executives are proposed to the Compensation Committee by the CEO and/or the Executive Chairman. The Committee considers, modifies, if necessary, and acts upon the proposed grants.

Stock-Based Compensation Procedures Regarding Timing and Pricing of Awards.    The Company’s policy is to make grants of stock options only at current market prices. Historically, the exercise price of stock options was set at the closing stock price on the day prior to the date of grant. Options granted under the 2023 Plan (if any) will have the exercise price set at the closing stock price on the date of the grant. The Company does not grant “in-the-money” options or options with exercise prices below market value at the time of the grant. The Company’s general policy is to consider equity grants at scheduled meetings of the Compensation Committee, and such grants are either effective on the approval date or a specified future date. For performance-based grants, based upon the Company’s results for the prior year, the Committee has typically approved such grants in January or February pursuant to authority delegated to it by the Board. The Company may make grants at other times throughout the year, upon due approval of the Compensation Committee or the Board, in connection with grants to the CEO, the Executive Chairman, or to other executives in non-routine situations, such as the hiring, promotion or retention of an executive officer or in connection with an acquisition transaction.

The Company schedules grants of equity awards at generally consistent times throughout the year. The Company does not time or plan the release of material, non-public information for the purpose of affecting the value of executive compensation.

Role of Executive Officers in Determining Executive Compensation.    The Compensation Committee oversees the administration of executive compensation plans, including the design, performance measures and award opportunities for the executive incentive programs, and certain employee benefits, subject to final action by the Board in certain cases. The Board, upon approval and recommendation from the Compensation Committee, determines and approves all compensation and awards to the CEO and the Executive Chairman. The

Compensation Committee determines and approves all compensation and awards to the other executive officers. The Committee reviews the performance and compensation of the CEO and the Executive Chairman. The CEO, the Executive Chairman, and/or the President, with the assistance of the associates in the Company’s Human Resources Department, review the performance and compensation of the other executive officers, including the other named executive officers, and provide their perspectives and report any significant issues or deficiencies to the Committee. The Human Resources Department regularly reviews the unified compensation classification program of the Company which sets the compensation of all employees of the Company and its affiliates. The Company’s executive compensation decisions are based in part on peer data provided by the compensation consultant. Executive officers generally do not otherwise determine or make recommendations on the amount or form of executive compensation.

Adjustments to Incentive Compensation as a Result of Financial Inaccuracies.    The Board has adopted a compensation clawback policy which provides for the recoupment, under certain conditions, of certain incentive-based compensation (as defined in the policy) in the event of an accounting restatement (as defined in the policy). The Company’s cash and equity incentive plans, including the 2023 Plan, incorporate the compensation clawback policy into all awards under the plans.

Share Ownership Guidelines.    The Company encourages directors and executive officers to be shareholders. The Company believes that share ownership by directors and executives is a contributing factor to enhanced long-term corporate performance. Although the directors and named executive officers (other than Mr. Hobbs) already have an equity stake in the Company (as reflected in the beneficial ownership information contained in this Proxy Statement), the Company has adopted share ownership guidelines for directors and certain officers.

Members of the Company’s board of directors are required to own shares of Common Stock with a value equal to at least three times the annual equity retainer paid to the director for service on the board, and directors are generally given five years to comply with the stock ownership requirement. Directors are not required to purchase shares to reach this guideline but are restricted (with limited exceptions) from liquidating shares received as equity-based compensation until the ownership guideline is satisfied.

Officers designated as executive vice president or above are subject to minimum stock ownership requirements. The minimum stock ownership requirement for the Chief Executive Officer and the Executive Chairman is the number of shares and certain other equity instruments which, when valued in accordance with the stock ownership guidelines, equals five (5) times his or her base salary, while the requirement for all other covered officers is the number of shares and certain other equity instruments which, when valued in accordance with the stock ownership guidelines, equals three (3) times his or her base salary. Compliance will be tested annually based upon the officer’s salary as of January 1 of such year. Officers will be given five (5) years to comply with the stock ownership guidelines, after which time, if they are in noncompliance, they will be restricted (with limited exceptions) from liquidating certain shares received as equity-based compensation until the ownership guidelines are satisfied.

Tax Considerations

The Company regularly analyzes the tax effects of various forms of compensation and the potential for excise taxes to be imposed on the executive officers which might have the effect of frustrating the Company’s compensation objectives. The following provisions of the Code have been considered.

Section 162(m).    Section 162(m) of the Code provides that compensation in excess of $1 million paid for any year to a corporation’s chief executive officer and the four other highest paid executive officers at the end of such year will not be deductible for federal income tax purposes. The Compensation Committee currently believes, however, that it is generally in the Company’s best interest for the Compensation Committee to retain flexibility to develop appropriate compensation programs and establish appropriate compensation levels. As a result, the Compensation Committee awards compensation that is not fully deductible under Section 162(m) when it believes it is in the best interest of the Company to do so, as it has done in recent years with respect to the named executive officers’ compensation.

Sections 280G and 4999.    The Company provides the named executive officers with change in control agreements as described in the section of this proxy statement titled “Changes in Control.” One of the change in control agreements provides for tax protection in the form of a gross-up payment to reimburse the executive for any excise tax under Code Section 4999 as well as any additional income and employment taxes resulting from such reimbursement. Code Section 4999 imposes a 20% non-deductible excise tax on the recipient of an “excess parachute payment” and Code Section 280G disallows the tax deduction to the payor of any amount of an excess parachute payment that is contingent on a change in control. A payment as a result of a change in control must exceed three times the executive’s base amount in order to be considered an excess parachute payment, and then the excise tax is imposed on the parachute payments that exceed the executive’s base amount. The intent of the tax gross-up is to provide a benefit without a tax penalty to the executive who is displaced in the event of a change in control. The Company believes the provision of tax protection for excess parachute payments for one of its executive officers is consistent with the historic market practice within the banking industry, is a valuable incentive in retaining executives and is consistent with the objectives of the Company’s overall executive compensation program (as previously discussed, though, the Company no longer provides for “gross-up” payments in new change in control agreements).

Summary

In summary, the Company believes this mix of salary, formula-based cash incentives for short-term performance, and equity-based compensation for long-term performance motivates the Company’s management team to produce strong returns for shareholders. Further, in the view of the Compensation Committee, the overall compensation program appropriately balances the interests and needs of the Company in operating its business with appropriate employee rewards based on enhancing shareholder value.

Compensation Committee Report

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the U.S. Securities and Exchange Commission.

Submitted by the Compensation Committee of the Board of Directors.

Susan Lanigan, Chair Jerry Hunter	Jay D. Burchfield Robert L. Shoptaw	Steven A. Cossé Mindy West

RELATIONSHIP OF COMPENSATION POLICIES AND PRACTICES TO RISK MANAGEMENT

The Company intends that total compensation and each of its components, including base salary, bonus, incentive compensation (if applicable), retirement and other benefits should be market competitive and consistent with the Company’s performance goals. The Company seeks to attract, retain, develop and reward high performing associates who are committed to the Company’s success. Base salaries are set based upon the job classification, and incentive compensation (if applicable) is based on Company and individual performance.

The Company has not identified any compensation practice or policy that presents risks that are reasonably likely to have a material adverse effect on the Company. The Company strives to ensure that its compensation programs do not create inappropriate risks for the Company. As a part of its general review of the Company’s compensation programs, the Compensation Committee:

•        Reviews with management the Company’s employee compensation plans to take reasonable steps to identify and limit any unnecessary risks that these plans pose to the Company;

•        Reviews with management the compensation plans for the named executive officers and makes reasonable efforts to ensure that these plans do not encourage the named executive officers to take unnecessary and excessive risks; and

•        Reviews with management the Company’s compensation programs to help identify and revise any features in the compensation programs that would encourage the misstatement or manipulation of the Company’s financial information or reported earnings to enhance employee compensation.

The reviews include consideration of risks in all compensation programs and factors designed to mitigate risks in such programs. The Company has a compensation clawback policy which provides for the recoupment, under certain conditions, of certain incentive-based compensation (as defined in the policy) in the event of an accounting restatement (as defined in the policy). The Company’s cash and equity incentive plans, including the 2023 Plan, incorporate the compensation clawback policy into all awards under the plans.

SUMMARY OF COMPENSATION AND OTHER PAYMENTS TO THE NAMED EXECUTIVE OFFICERS

Overview    The following sections provide a summary of cash and certain other amounts paid for the year ended December 31, 2023, to the named executive officers. Except where noted, the information in the Summary Compensation Table generally pertains to compensation to the named executive officers for the year ended December 31, 2023. The compensation disclosed below is presented in accordance with SEC regulations. According to those regulations, the Company is required in some cases to include:

•        amounts paid in previous years;

•        amounts that may be paid in future years, including amounts that will be paid only upon the occurrence of certain events, such as a change in control of the Company or the satisfaction of certain performance requirements;

•        amounts paid to the named executive officers which might not be considered “compensation” (for example, distributions of deferred compensation earned in prior years, and at-market earnings, dividends or interest on such amounts);

•        an assumed value for share-based compensation equal to the fair value of the grant as presumed under accounting regulations, even though such value presumes the option will not be forfeited or exercised before the end of its 10-year life, and even though the actual realization of cash from the award depends on whether the stock price appreciates above its price on the date of grant, whether the executive will continue his employment with the Company and when the executive chooses to exercise the option; and

•        the increase in present value of future pension payments, even though such increase is not cash compensation paid this year and even though the actual pension benefits will depend upon a number of factors, including when the executive retires, his compensation at retirement and in some cases the number of years the executive lives following his retirement.

Therefore, you are encouraged to read the following tables closely. The narratives preceding the tables and the footnotes accompanying each table are important parts of each table. Also, you are encouraged to read this section in conjunction with the discussion above at “Compensation Discussion and Analysis.”

2023 SUMMARY COMPENSATION TABLE

The following table provides information concerning the compensation of the named executive officers for (as applicable) 2021, 2022, and 2023, the most recently completed fiscal year. The column “Salary” discloses the amount of base salary paid to the named executive officer for each year. The column “Bonus” discloses cash amounts paid to named executive officers as discretionary bonuses. In the columns “Stock Awards” and “Option Awards,” SEC regulations require the disclosure of the award of stock or options at the grant date fair value measured in dollars and calculated in accordance with Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“Topic 718”). For restricted stock and PSUs, the Topic 718 fair value per share is based on the closing price of the stock on the date of grant. For stock options, the Topic 718 fair value per share is based on certain assumptions which are explained in Note 15 to the Company’s financial statements which are included in the annual report on Form 10-K filed with the SEC on February 27, 2024. The amounts shown in the Summary Compensation Table include the fair value of the option grants, RSU grants and PSU grants in the year of grant, without regard to any deferred vesting. Please also refer to the second table in this Proxy Statement, “Grants of Plan-Based Awards”.

RSAs may vest on a single date or may vest on multiple dates over an extended period after the date of grant. RSAs are conditioned on the participant’s continued employment with the Company and may also have additional restrictions, including performance conditions. Restricted stock allows the participant to vote and receive dividends prior to vesting.

RSUs are a contingent right to receive shares of the Company’s stock upon satisfaction of certain vesting criteria. RSUs may vest on a single date or may vest on multiple dates over an extended period after the date of grant. RSUs are conditioned on the participant’s continued employment with the Company and may also have additional restrictions, including performance conditions. RSUs do not allow the participant to vote or receive dividends prior to vesting. While no dividends are paid on the shares underlying the RSUs, the RSU program may provide for a cash bonus after vesting in an amount equal to the dividends which would have been earned on the shares during the period from grant until issuance.

PSUs represent the right to receive a share of stock upon the Company’s satisfaction of certain specified performance criteria. The performance period for the PSUs is generally three years but may be shorter. The PSUs typically vest after the end of the performance period following certification by the Compensation Committee at which time the shares earned under the PSU, if any, are paid to the participant. PSUs are conditioned on the participant’s continued employment with the Company and satisfaction of specified performance criteria but may have additional restrictions. PSUs do not allow the participant to vote the underlying shares. While no dividends are paid on the shares underlying the PSUs, the PSU program may provide for a cash bonus after vesting in an amount equal to the dividends which would have been earned on the shares during the performance period.

The column “Non-Equity Incentive Plan Compensation” discloses the dollar value of all earnings for services performed during the fiscal year pursuant to awards under non-equity incentive plans, including the CIP (except as otherwise indicated). Whether an award is included with respect to any particular fiscal year depends on whether the relevant performance measure was satisfied during the fiscal year. For example, the CIP awards are annual awards and the payments under those awards are made based upon the achievement of financial results measured as of December 31 of each fiscal year; accordingly, the amount reported for CIP corresponds to the fiscal year for which the award was earned even though such payment was made after the end of such fiscal year.

The column “Change in Pension Value and Nonqualified Deferred Compensation Earnings,” discloses the sum of the dollar value of (1) the aggregate change in the actuarial present value of the named executive officer’s accumulated benefit under all defined benefit and actuarial pension plans (including supplemental plans) in effect during the indicated years; and (2) any above-market or preferential earnings on nonqualified deferred compensation, including on nonqualified defined contribution plans. The annual increase in the present value of the benefits for the named executive officers under their deferred compensation plans is disclosed in this column.

The column “All Other Compensation” discloses the sum of the dollar value of:

•        perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is less than $10,000;

•        all “gross-ups” or other amounts reimbursed during the fiscal year for the payment of taxes, if any;

•        amounts paid or which became due related to termination, severance or a change in control, if any;

•        the contributions to vested and unvested defined contribution plans;

•        any life insurance premiums paid during the year for the benefit of a named executive officer; and

•   any dividends paid on unvested shares of restricted stock.

2023 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus[a] ($)	Stock Awards ($)[b]	Option Awards ($)[b]	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)[c]	Total ($)
Robert A. Fehlman, CEO[d]	2023	$ 750,000	$268,004	$1,414,990	$0	$ 0	$393,300	$ 95,114	$2,921,407
	2022	$ 558,250	$ 11,490	$ 555,482	$0	$ 509,851	$612,705	$ 108,075	$2,355,853
	2021	$ 550,000	$ 31,005	$1,049,672	$0	$ 701,250	$611,382	$ 89,953	$3,033,262

James M. Brogdon, President[d]	2023	$ 550,000	$194,640	$ 933,953	$0	$ 0	$ 64,393	$ 73,755	$1,816,740
	2022	$ 465,000	$ 20,000	$ 349,307	$0	$ 320,625	$ 96,940	$ 76,010	$1,327,882
	2021	$ 311,950	$ 50,000	$ 820,148	$0	$ 298,010	$ 43,493	$ 29,339	$1,552,940

C. Daniel Hobbs EVP & CFO[d]	2023	$ 37,784	$225,000	$ 356,580	$0	$ 0	$ 0	$ 1,000	$ 620,364

George A. Makris, Jr., Executive Chairman & Chairman of the Board[d]	2023	$1,000,000	$ 13,591	$2,003,549	$0	$ 0	$ 70,298	$ 115,518	$3,202,955
	2022	$ 887,618	$ 40,211	$1,501,896	$0	$ 810,661	$351,828	$ 146,361	$3,738,575
	2021	$ 861,751	$ 93,155	$3,050,403	$0	$1,114,988	$519,227	$ 133,189	$5,772,713

George A. Makris III EVP, General Counsel, & Secretary	2023	$ 370,001	$ 66,319	$ 216,014	$0	$ 0	$ 47,393	$ 55,759	$ 755,486

Stephen C. Massanelli, SEVP, Chief Administrative Officer	2023	$ 362,000	$ 65,419	$ 211,306	$0	$ 0	$ 0	$ 48,451	$ 687,175
	2022	$ 345,100	$ 20,517	$ 206,063	$0	$ 157,591	$ 0	$ 57,305	$ 786,576
	2021	$ 335,001	$ 19,019	$ 435,638	$0	$ 216,750	$ 0	$ 55,217	$1,061,625

Matthew S. Reddin, EVP, Chief Banking Officer[e]	2023	$ 217,813	$ 0	$ 248,086	$0	$ 0	$ 0[e]	$1,027,592	$1,493,491
	2022	$ 406,000	$ 21,685	$ 242,394	$0	$ 292,932	$176,792	$ 46,692	$1,186,495
	2021	$ 400,000	$ 10,588	$ 472,863	$0	$ 373,500	$190,394	$ 50,068	$1,497,413

Chad D. Rawls, EVP, Chief Commercial Banking Officer[f]	2023	$ 335,000	$ 55,762	$ 197,735	$0	$ 60,300	$ 0	$ 45,255	$ 694,052

________________________

[a]   This category reflects the payment of a cash bonus in an amount equal to dividend equivalents on vested PSUs for 2023, 2022, and 2021, and other cash bonuses. For 2023, this category also reflects the CIP bonus awards (or, in the case of Mr. Rawls, the portion thereof) paid in the discretion of the Compensation Committee, as discussed under the caption “Compensation Discussion and Analysis.” For 2022, this category also reflects the cash bonus awarded to each of Messrs. Brogdon, Massanelli, and Reddin in connection with the successful completion of the Company’s acquisitions of Landmark Community Bank, Triumph Bancshares, Inc., and Spirit of Texas Bancshares, Inc., and in recognition of such exemplary leadership and service, as discussed in the Company’s 2023 proxy statement filed with the SEC on March 14, 2023.

[b]   The award of stock or options is disclosed at the grant date fair value measured in dollars and calculated in accordance with Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“Topic 718”). For RSUs and PSUs, the Topic 718 fair value per share is based on the closing price of the stock on the date of grant. For stock options, the Topic 718 fair value per share is based on certain assumptions which are explained in Note 15 to the Company’s financial statements which are included in the annual report on Form 10-K filed with the SEC on February 27, 2024. PSUs are shown using their target payout. Assuming the highest level of performance is achieved under the applicable performance conditions for PSUs, the maximum possible value of the 2023 total stock awards reported in the “Stock Awards” column for Messrs. Fehlman, Brogdon, Hobbs, Makris, Jr., Makris III, Massanelli, Reddin, and Rawls would be $2,322,837, $1,546,860, $356,580, $3,005,324, $324,022, $316,959, $372,129, and $271,072, respectively; the maximum possible value of the 2022 total stock awards reported in the “Stock Awards” column for Messrs. Fehlman, Brogdon, Makris, Jr., Massanelli, and Reddin would be $833,223, $523,960, $2,252,844,

$309,095 and $363,591, respectively; and the maximum possible value of the 2021 total stock awards reported in the “Stock Awards” column for Messrs. Fehlman, Brogdon, Makris, Jr., Massanelli, and Reddin would be $1,332,948, $939,822, $3,787,458, $540,716, and $596,476, respectively.

Note that, for 2021, the “Stock Awards” column also includes the incremental fair values associated with the May 2021 adjustments to the 2019 PSUs and 2020 PSUs awarded to Messrs. Fehlman, Makris, Jr., Massanelli, and Reddin. For Messrs. Fehlman, Makris, Jr., Massanelli, and Reddin, these values were $483,119, $1,576,291, $225,485, and $225,636, respectively, calculated in accordance with Topic 718.

[c]   This category includes the following items, perquisites and other benefits for 2023:

	401(k) Plan	Stipend and Club Dues	NQDC Plan	Insurance Premiums	Payment Upon Employment Termination	Total Other Compensation
Mr. Fehlman	$17,556	$12,000	$50,859	$14,699	—	$ 95,114
Mr. Brogdon	$17,556	$12,000	$29,500	$14,699	—	$ 73,755
Mr. Hobbs	$ 0	$ 1,000	$ 0	$ 0	—	$ 1,000
Mr. Makris, Jr.	$17,556	$12,000	$75,385	$10,577	—	$ 115,518
Mr. Makris, III	$17,556	$12,000	$11,351	$14,852	—	$ 55,759
Mr. Massanelli	$17,556	$12,000	$11,111	$ 7,784	—	$ 48,451
Mr. Reddin	$13,200	$ 6,200	$ 0	$ 8,192	$1,000,000	$1,027,592
Mr. Rawls	$17,556	$13,000	$ 0	$14,699	—	$ 45,255

[d]   Effective January 1, 2023, Mr. Makris, Jr. was appointed Executive Chairman and Chairman of the Board, Mr. Fehlman was appointed Chief Executive Officer, and Mr. Brogdon was appointed President and Chief Financial Officer. Effective December 4, 2023, Mr. Brogdon was appointed President, and Mr. Hobbs was appointed Executive Vice President and Chief Financial Officer.

[e]   Mr. Reddin’s employment ended effective July 5, 2023 (as reported by the Company in its Current Report on Form 8-K filed with the SEC on July 7, 2023). For 2023, Mr. Reddin’s “change in pension value” was $(676,641).

[f]    Mr. Rawls served as an executive officer in his role as Executive Vice President and Chief Credit Officer from March 2022 through July 2023. Effective July 2023, Mr. Rawls serves as Executive Vice President and Chief Commercial Banking Officer and is no longer an executive officer.

2023 GRANTS OF PLAN-BASED AWARDS

This table discloses information concerning each grant of an award made to a named executive officer in 2023. This includes CIP awards, and restricted stock unit awards and performance share unit awards under the Company’s equity incentive plans, which are discussed in greater detail under the caption “Compensation Discussion and Analysis.” The Threshold, Target and Maximum columns reflect the range of possible payouts under the CIP. In years when granted, in the 6th and 7th columns, the number of shares of Common Stock underlying options granted in the fiscal year and corresponding per-share exercise prices are reported. In all cases, the exercise price was equal to the closing market price of the Common Stock on the date of grant. Finally, in the 8th column, the aggregate value computed under Topic 718 for all stock and option awards made in 2023 is reported.

2023 GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards[a]			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Under- lying Option (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Robert A. Fehlman
CIP	01-20-23	$375,000	$750,000	$1,500,000
Equity Plan	01-20-23				11,088	22,175	44,350				$ 507,142
Equity Plan	01-20-23				8,761	17,521	35,042				$ 400,705
Equity Plan	01-20-23							22,175[b]			$ 507,142
James M. Brogdon
CIP	01-19-23	$275,000	$550,000	$1,100,000
Equity Plan	01-19-23				7,228	14,455	28,910				$ 321,046
Equity Plan	01-19-23				6,571	13,141	26,282				$ 291,862
Equity Plan	01-19-23							14,455[c]			$ 321,046
C. Daniel Hobbs
Equity Plan	12-04-23							21,000[d]			$ 356,580
George A. Makris, Jr.
Equity Plan	01-20-23				21,902	43,803	87,606				$1,001,775
Equity Plan	01-20-23							43,803[b]			$1,001,775
George A. Makris, III
CIP	01-19-23	$ 92,500	$185,000	$ 370,000
Equity Plan	01-19-23				2,432	4,863	9,726				$ 108,007
Equity Plan	01-19-23							4,863[c]			$ 108,007
Stephen C. Massanelli
CIP	01-19-23	$ 90,500	$181,000	$ 362,000
Equity Plan	01-19-23				2,379	4,757	9,514				$ 105,653
Equity Plan	01-19-23							4,757[c]			$ 105,653
Matthew S. Reddin[e]
Equity Plan	01-19-23				2,793	5,585	11,170				$ 124,043
Equity Plan	01-19-23							5,585[c]			$ 124,043
Chad D. Rawls
CIP	01-19-23	$ 75,375	$150,750	$ 301,500
Equity Plan	01-19-23				1,651	3,302	6,604				$ 73,337
Equity Plan	01-19-23							3,302[c]			$ 73,337
Equity Plan	12-05-23							3,000[f]			$ 51,060

________________________

[a]   This is a PSU award under the 2015 Plan. The performance metrics applicable to this grant are average tangible book value per share (as compared to each of the banks in the Company’s compensation peer group), and total shareholder return (as compared against other banks in the KBW Regional Banking Index), each during the three-year performance period (2023-2025) on a relative basis. The shares earned, if any, will be issued promptly after the Compensation Committee certifies the performance results achieved.

[b]   This RSU award was made under the 2015 Plan and vests in three substantially equal annual installments on January 20, 2024, 2025, and 2026.

[c]   This RSU award was made under the 2015 Plan and vests in three substantially equal annual installments on January 19, 2024, 2025, and 2026.

[d]   This RSU award was made under the 2023 Plan vests in five substantially equal annual installments on December 4, 2024, 2025, 2026, 2027 and 2028.

[e]   Mr. Reddin’s RSU and PSU awards were cancelled on July 5, 2023, the date his employment with the Company ended.

[f]    This RSU award was made under the 2023 Plan and vests in three annual installments of 750, 750, and 1,500 shares on December 5, 2024, 2025, and 2026, respectively.

OPTION EXERCISES AND STOCK VESTED IN 2023

The following table provides information concerning exercises of stock options, stock appreciation rights and similar instruments and vesting of stock, including restricted stock and similar instruments, which were granted in prior years but were exercised or vested during 2023 for each of the named executive officers on an aggregated basis. The table reports the number of securities for which options were exercised; the aggregate dollar value realized upon exercise of options; the number of shares of stock or units that vested; and the aggregate dollar value realized upon vesting of stock or units.

2023 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise[a] ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting[b] ($)
Robert A. Fehlman	0	$0	14,705	$313,024
James M. Brogdon	0	$0	7,444	$140,278
C. Daniel Hobbs	0	$0	—	—
George A. Makris, Jr.	0	$0	46,103	$990,193
George A. Makris, III	0	$0	4,773	$100,878
Stephen C. Massanelli	0	$0	6,338	$134,486
Matthew S. Reddin	0	$0	7,593	$161,262
Chad D. Rawls	0	$0	2,857	$ 63,929

________________________

[a]   The Value Realized on Exercise is computed using the difference between the closing market price upon the date of exercise and the option price.

[b]   The Value Realized on Vesting is computed using the closing market price upon the date of vesting.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2023

The following table provides information concerning unexercised options and restricted stock (including RSUs and PSUs) that has not vested for each named executive officer outstanding as of the end of 2023. Each outstanding award is represented by a separate row which indicates the number of securities underlying the award, including awards that have been transferred other than for value (if any).

For option awards, the table discloses the exercise price and the expiration date. For stock awards, the table provides the total number of shares of stock that have not vested and the aggregate market value of shares of stock that have not vested. The market value of stock awards was computed by multiplying the closing market price of the Company’s stock as of December 29, 2023 (which was the last business day of the year), $19.84, by the number of shares.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2023

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Nave Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Units That Have Not Vested ($)
Robert A. Fehlman	8,680	0	$20.29	12-31-24
	15,270	0	$22.20	03-25-25
	42,410	0	$22.75	08-09-25
	9,810	0	$23.51	01-19-26
					3,322[a]	$ 65,908
					6,585[b]	$130,646
					22,175[c]	$439,952
					2,252[d]	$ 44,680
							19,754[e]	$ 391,919
							44,350[f]	$ 879,904
							35,042[f]	$ 695,233

James M. Brogdon					12,000[g]	$238,080
					1,374[h]	$ 27,260
					4,141[i]	$ 82,157
					14,455[j]	$286,787
					931[d]	$ 18,471
							12,422[e]	$ 246,452
							28,910[f]	$ 573,574
							26,282[f]	$ 521,435

C. Daniel Hobbs					21,000[k]	$416,640

George A. Makris, Jr.	21,420	0	$20.29	12-31-24
	25,440	0	$22.20	03-25-25
	104,580	0	$22.75	08-09-25
	27,290	0	$23.51	01-19-26
					8,716[l]	$172,925
					18,152[m]	$360,136
					43,803[n]	$869,052
					5,911[d]	$117,274
							54,456[e]	$1,080,407
							87,606[f]	$1,738,103

George A. Makris, III					1,013[a]	$ 20,098
					2,420[o]	$ 48,013
					4,863[p]	$ 96,482
					687[d]	$ 13,630
							7,260[e]	$ 144,038
							9,726[f]	$ 192,964

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Nave Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Units That Have Not Vested ($)
Stephen C. Massanelli	5,000	0	$20.29	12-31-24
	24,420	0	$22.75	08-09-25
	5,050	0	$23.51	01-19-26
					1,232[a]	$ 24,443
					2,443[q]	$ 48,469
					4,757[r]	$ 94,379
					835[d]	$ 16,566
							7,328[e]	$ 145,388
							9,514[f]	$ 188,758

Matthew S. Reddin[s]

Chad D. Rawls
					642[h]	$ 12,737
					1,372[t]	$ 27,220
					3,302[u]	$ 65,512
					3,000[v]	$ 59,520
					436[d]	$ 8,650
							4,116[e]	$ 81,661
							6,604[f]	$ 131,023

________________________

[a]   These RSUs vest on April 21, 2024.

[b]   These RSUs vest in two installments of 3,292 shares and 3,293 shares on February 23, 2024 and 2025, respectively.

[c]   These RSUs vest in three installments (7,392, 7,392, and 7,391 shares) on January 20 in years 2024-2026.

[d]   These PSUs were issued under the 2015 Plan with a performance period ending on December 31, 2023. The actual number of shares which were earned under the award based on achievement of performance goals (which achievement was certified in March 2024) is shown in the table.

[e]   These PSUs were issued under the 2015 Plan with a performance period ending on December 31, 2024. The maximum number of shares which may vest under the award is shown in the table.

[f]    These PSUs were issued under the 2015 Plan with a performance period ending on December 31, 2025. The maximum number of shares which may vest under the award is shown in the table.

[g]   These RSUs vest in three installments (each of 4,000 shares) on April 26 in years 2024-2026.

[h]   These RSUs vest on February 24, 2024.

[i]    These RSUs vest in two installments (2,070 shares and 2,071 shares) on February 23 in years 2024-2025, respectively.

[j]    These RSUs vest in three installments (4,818 shares, 4,818 shares, and 4,819 shares) on January 19 in years 2024-2026, respectively.

[k]   These RSUs vest in five installments (each of 4,200 shares) on December 4 in years 2024-2028.

[l]    These RSUs vest on April 22, 2024.

[m]  These RSUs vest in two installments (each of 9,076 shares) on February 24 in years 2024-2025.

[n]   These RSUs vest in three installments (each of 14,601 shares) on January 19 in years 2024-2026.

[o]   These RSUs vest in two installments (each of 1,210 shares) on February 23 in years 2024-2025.

[p]   These RSUs vest in three installments (each of 1,621 shares) on January 19 in years 2024-2026.

[q]   These RSUs vest in two installments (1,221 shares and 1,222 shares) on February 23 in years 2024-2025, respectively.

[r]    These RSUs vest in three installments (1,585 shares, 1,586 shares, and 1,586 shares) on January 19 in years 2024-2026, respectively.

[s]   Mr. Reddin’s RSUs and PSUs were cancelled on July 5, 2023, the date his employment ended.

[t]    These RSUs vest in two installments (each of 686 shares) on February 23 in years 2024-2025.

[u]   These RSUs vest in three installments (1,100 shares, 1,101 shares, and 1,101 shares) on January 19 in years 2024-2026, respectively.

[v]   These RSUs vest in three installments (750 shares, 750 shares, and 1,500 shares) on December 5 in years 2024-2026, respectively.

2023 PENSION BENEFITS TABLE

The following table provides information with respect to certain agreements that provide for payments or other benefits at, following or in connection with retirement. This includes tax-qualified defined benefit plans and supplemental executive defined benefit retirement plans but does not include defined contribution plans (whether tax qualified or not). During 2023, the Company provided supplemental executive defined benefit retirement agreements for George A. Makris, Jr., James M. Brogdon, Robert A. Fehlman, George A. Makris III, and Matthew S. Reddin. The Present Value of the Accumulated Benefit reflects the actuarial present value of the named executive officer’s accumulated benefit under the agreements, computed as of December 31, 2023. In making such calculations, for all participating named executive officers except Mr. Reddin, it was assumed that the retirement age will be the normal retirement age as defined in the agreement or if not so defined, the earliest time at which a participant may retire under the plan without any benefit reduction due to age. Because Mr. Reddin separated from service in July 2023 without meeting the qualifications necessary to receive a benefit under his plan, the present value of his accumulated benefit is listed as $0.

Makris, Jr. Plan

The supplemental executive defined benefit retirement agreement for George A. Makris, Jr. was established in 2013 and amended in 2018 (and amended again in January 2023). The Makris, Jr. Plan is designed to work with the other retirement arrangements of the Company, on an aggregated basis with Social Security benefits, to provide a targeted level of benefits for Mr. Makris, Jr. The Makris, Jr. Plan requires Mr. Makris, Jr. to remain in the employ of the Company until he attains age 65 to be eligible to receive benefits under the agreement, provided that in the event of a change in control the benefits are fully vested. The Makris, Jr. Plan provides a benefit upon normal retirement at or after age 65, or upon death or disability prior to age 65, a monthly sum equal to one twelfth (1/12) of twenty percent (20%) of the final average compensation (the average compensation paid to him by the Company for the most recent five consecutive calendar years; provided that, under the January 2023 amendment, the five year period ends with 2022), but in no event shall the monthly sum be less than $8,333.33. The benefit payments begin on the first day of the seventh month following retirement, death or disability and continue for 120 consecutive months. Compensation for purposes of the Makris, Jr. Plan includes salary, bonus and short-term incentive compensation programs (CIP), but excludes equity compensation plans (stock options, RSAs, RSUs and PSUs) and long-term incentive compensation programs. Additionally, under the January 2023 amendment, final average compensation is subject to certain cost-of-living adjustments.

Brogdon Plan

The supplemental executive defined benefit retirement agreement for James M. Brogdon was established in 2021 and is designed to work with the other retirement arrangements of the Company, on an aggregated basis with Social Security benefits, to provide a targeted level of benefits for Mr. Brogdon. The Brogdon Plan requires Mr. Brogdon to remain in the employ of the Company until he attains age 60 to be eligible to receive benefits under the agreement, provided that in the event of a change in control the benefits are fully vested. The Brogdon Plan provides a benefit upon normal retirement at or after age 60, or upon death or disability prior to age 60, a monthly sum equal to one twelfth (1/12) of thirty percent (30%) of the final average compensation (the average base salary paid to him by the Company for the most recent five consecutive calendar years). The benefit payments begin on the first day of the seventh month following retirement, death or disability and continue for 180 consecutive months.

Fehlman Plan

The supplemental executive defined benefit retirement agreement for Robert A. Fehlman was established in 2010 and amended in 2017. The Fehlman Plan is designed to work with the other retirement arrangements of the Company, on an aggregated basis with Social Security benefits, to provide a targeted level of benefits for Mr. Fehlman. The Fehlman Plan requires Mr. Fehlman to remain in the employ of the Company until he attains age 60 to be eligible to receive benefits under the agreement, provided that in the event of a change in control the benefits are fully vested. The Fehlman Plan provides a benefit upon normal retirement at or after age 60, or upon death or disability prior to age 60, a monthly sum equal to one twelfth (1/12) of thirty percent (30%) of the final average compensation (the average compensation paid to him by the Company for the most recent five consecutive calendar years). The benefit payments begin on the first day of the seventh month following retirement, death or disability and continue for 180 consecutive months. Compensation for purposes of the Fehlman Plan includes salary, bonus and short-term incentive compensation programs (CIP), but excludes equity compensation plans (stock options, RSAs, RSUs and PSUs) and long-term incentive compensation programs.

Makris III Plan

The supplemental executive defined benefit retirement agreement for George A. Makris III was established in 2022 and is designed to work with the other retirement arrangements of the Company, on an aggregated basis with Social Security benefits, to provide a targeted level of benefits for Mr. Makris III. The Makris III Plan requires Mr. Makris III to remain in the employ of the Company until he attains age 60 to be eligible to receive benefits under the agreement, provided that in the event of a change in control the benefits are fully vested. The Makris III Plan provides a benefit upon normal retirement at or after age 60, or upon death or disability prior to age 60, a monthly sum equal to one twelfth (1/12) of thirty percent (30%) of the final average compensation (the average compensation paid to him by the Company for the most recent five consecutive calendar years). The benefit payments begin on the first day of the seventh month following retirement, death or disability and continue for 180 consecutive months. Compensation for purposes of the Makris III Plan includes salary, bonus and short-term incentive compensation programs (CIP), but excludes equity compensation plans (stock options, RSAs, RSUs and PSUs) and long-term incentive compensation programs.

Reddin Plan

The supplemental executive defined benefit retirement agreement for Matthew S. Reddin was established in 2017 and was designed to work with the other retirement arrangements of the Company, on an aggregated basis with Social Security benefits, to provide a targeted level of benefits for Mr. Reddin. The Reddin Plan required Mr. Reddin to remain in the employ of the Company until he attains age 60 to be eligible to receive benefits under the agreement, provided that in the event of a change in control the benefits were to be fully vested. The Reddin Plan provided a benefit upon normal retirement at or after age 60, or upon death or disability prior to age 60, a monthly sum equal to one twelfth (1/12) of thirty percent (30%) of the final average compensation (the average compensation paid to him by the Company for the most recent five consecutive calendar years). The benefit payments would have begun on the first day of the seventh month following retirement, death or disability and continued for 180 consecutive months. Compensation for purposes of the Reddin Plan included salary, bonus and short-term incentive compensation programs (CIP), but excludes equity compensation plans (stock options, RSAs,

RSUs and PSUs) and long-term incentive compensation programs. Because Mr. Reddin separated from service with the Company in July 2023 without meeting the qualifications necessary to receive a benefit, Mr. Reddin is no longer eligible to receive any benefit under the Reddin Plan.

2023 PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of the Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
George A. Makris, Jr.	Makris, Jr. Plan	[a]	$3,019,107	$0
James M. Brogdon	Brogdon Plan	[a]	$ 204,826	$0
Robert A. Fehlman	Fehlman Plan	[a]	$3,243,899	$0
George A. Makris III	Makris III Plan	[a]	$ 136,480	$0
Matthew S. Reddin	Reddin Plan	[a]	$ 0	$0

________________________

[a]   The benefits under the Makris, Jr. Plan, Brogdon Plan, Fehlman Plan, Makris III Plan, and Reddin Plan are not dependent upon the credited years of service. Except for disability, death or a change in control, continuous service until the normal retirement at age (60) under the Brogdon Plan, Fehlman Plan, Makris III Plan, and Reddin Plan, and age (65) under the Makris, Jr. Plan, is required.

NONQUALIFIED DEFERRED COMPENSATION

The Company maintains the Simmons First National Corporation Nonqualified Deferred Compensation Plan (“NQDC Plan”), as a non-qualified deferred compensation plan. The NQDC Plan is an excess contribution plan primarily open to executive officers and other highly compensated individuals whose compensation exceeds the annual tax code limit on compensation that can be taken into account for purposes of contributions to the Company’s 401(k) Plan. Under the NQDC Plan, participants may make contributions of up to 90 percent of Plan Compensation on a nonqualified basis. The Company’s matching contribution under the plan is limited to four percent (4%) of Excess Compensation, provided the Executive Officer has elected a deferral rate on Excess Compensation of at least five percent (5%) for the year. “Plan Compensation” includes base salary, bonus, commissions and cash incentive pay; and “Excess Compensation” is the amount of Plan Compensation that exceeds the compensation limits under the federal tax laws applicable to qualified retirement plans.

The NQDC Plan provides for discretionary non-elective Company contributions to the accounts of the participants at the discretion of the Company. For 2023, the Company made a discretionary contribution at a formula rate of 1.32% of 2023 Plan Compensation reduced by the amount of the discretionary contribution to the 401(k) Plan based upon the same formula rate. The Company matching and discretionary contributions were credited to the accounts in the first quarter of 2024 but are reflected in the “Aggregate Balance at December 31, 2023” column in the table below. See footnote [d] to the table below.

The assets of the NQDC Plan are held in an irrevocable trust. The participants are allowed to self-direct the investment of their account among the same investment options offered under the Simmons First National Corporation 401(k) Plan. The earnings on the investments in the NQDC Plan do not constitute above-market or preferential earnings which would require us to report earnings in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table.

Benefits under the NQDC Plan are fully vested at all times and are payable upon separation from service or at a selected future date (or dates) according to the 409A compliant annual distribution election made by the executive officer prior to the plan year.

The following table sets forth the participant contributions, Company contributions and the aggregate earnings, withdrawals and balances during 2023 for the named executive officers under the NQDC Plan:

2023 NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in 2023[a] ($)	Company Contributions in 2023[b] ($)	Aggregate Earnings in 2023[c] ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2023[d] ($)
George A. Makris, Jr.	$ 50,699	$75,385	$163,439	$0	$1,105,102
James M. Brogdon	$ 37,819	$29,500	$ 12,193	$0	$ 144,783
Robert A. Fehlman	$169,306	$50,859	$ 43,786	$0	$1,077,222
Matthew S. Reddin	$ 0	$ 0	$ 0	$0	$ 0
George A. Makris III	$ 22,437	$11,351	$ 1,777	$0	$ 35,566
Chad D. Rawls	$ 0	$ 0	$ 2,454	$0	$ 18,089
C. Daniel Hobbs	$ 0	$ 0	$ 0	$0	$ 0
Stephen C. Massanelli	$ 56,362	$11,111	$ 20,614	$0	$ 366,592

________________________

[a]   The amounts reported are also reported under the “Salary,” “Bonus,” and “Non-Equity Incentive Plan Compensation” headings, as applicable, in the Summary Compensation Table. The “Bonus” portions of these amounts related to the 2023 CIP bonus awards represent contributions earned in the last completed fiscal year but not credited until the following fiscal year.

[b]   The amounts reported are also reported under the “All Other Compensation” heading in the Summary Compensation Table and represent contributions earned in the last completed fiscal year but not credited until the following fiscal year.

[c]   No portion of the amounts in this column constitutes above-market or preferential earnings; thus, no portion of such amounts are included in the Summary Compensation Table.

[d]   The amounts reported reflect the actual aggregate balances as of December 31, 2023, plus the amounts referenced in footnotes a and b above that were earned in the last completed fiscal year but credited in the following year. The following table identifies the amounts that have previously been reported as compensation in our Summary Compensation Table for prior years:

Name	Amounts in “Aggregate Balance at December 31, 2023” Column Reported as Compensation in Summary Compensation Tables for Previous Years
George A. Makris, Jr.	$759,290
James M. Brogdon	$ 66,053
Robert A. Fehlman	$845,127
Matthew S. Reddin	$ 0
George A. Makris III	$ 0
Chad D. Rawls	$ 5,849
C. Daniel Hobbs	$ 0
Stephen C. Massanelli	$290,405

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table summarizes the estimated payments to be made under each contract, agreement, plan or arrangement which provides for payments to a named executive officer at, following, or in connection with any termination of employment, including by resignation, retirement, or a constructive termination of a named executive officer, or a change in control or a change in the named executive officer’s responsibilities. However, in accordance with SEC regulations, no amounts to be provided to a named executive officer under any arrangement which does not discriminate in scope, terms, or operation in favor of the executive officers and which are available generally to all salaried employees are reported.

For the purpose of the quantitative disclosure in the following table, and in accordance with SEC regulations, the termination is assumed to have taken place on the last business day of the Company’s most recently completed fiscal year, and the price per share of the Common Stock is the closing market price as of that date — $19.84.

Cash Payments.    None of the named executive officers presently has an employment agreement which guarantees him employment for any period of time. Therefore, any post-termination payments of salary or severance to any named executive officer would be provided only if offered under any Company broad-based severance plan in the event of a reduction in force or other termination by the Company without cause which is discretionary in nature or pursuant to a Change in Control Agreement (“CIC Agreement”).

The Company has entered into CIC Agreements with certain executives of the Company and the subsidiary bank pursuant to which the Company would pay certain salary benefits. As of December 31, 2023, the Company had CIC Agreements with Messrs. Makris, Jr., Fehlman, Brogdon, Makris III, Rawls, and Massanelli (Mr. Hobbs did not enter into a CIC Agreement until January 2024). The Company would make such payments only if there is a change in control and if the Company terminates an executive without “Cause” within twenty-four months of a CIC or the executive resigns within six months after a “Trigger Event.” The Company will pay an amount up to three times, in the case of Mr. Makris, Jr., and two times for all other named executive officers, the sum of (1) highest annual base salary for the previous twelve months and (2) the greater of the projected target annual incentive to be paid under the CIP for the current year, or the average CIP bonus paid to the executive over the preceding two years. The termination compensation is payable in cash within 30 business days following the termination, unless the participant is a Specified Employee, as defined in Section 409A of the Code, in which case the termination compensation shall be payable on the first day of the seventh month after termination.

The CIC Agreement for Mr. Fehlman will also provide the executive with continuing coverage under the Company’s medical, dental, life insurance, and long-term disability plans for three years following the change in control date. Additionally, if Mr. Fehlman is over 55 years of age, the CIC Agreement allows the executive, at his election, to continue medical, dental, and life insurance coverage after the initial three-year period, at the executive’s cost, if the executive is not then eligible to be covered by a similar program maintained by the current employer of the executive or the executive’s spouse. Finally, the CIC Agreement for Mr. Fehlman requires the Company to make a tax “gross-up” payment in the event any of the foregoing benefits subject the executive to the excise tax on excess parachute payments as determined under Sections 280G and 4999 of the Code (notably, the Company no longer provides for “gross-up” payments in new CIC agreements). Please also refer to the discussion of the CIC Agreements above at “Compensation Discussion and Analysis.”

Accelerated Vesting of Incentives.    The Company has provided and continues to provide equity and non-equity incentives to the named executive officers through the Company’s executive stock incentive plans, including the 2023 Plan and the 2015 Plan (provided that the Company now only provides new incentives through the 2023 Plan), and the CIP. Please also refer to the discussion of equity and non-equity incentives above at “Compensation Discussion and Analysis.”

Equity Incentives — Stock Options.    Unvested stock options vest upon the named executive officer’s death or disability or upon the officer’s involuntary termination of service within one year after a change in control. Further, unvested stock options vest upon the retirement of a named executive officer after age 65 or after age 62 with ten years of service. Upon any other termination, the executive forfeits his unvested stock options, unless the Compensation Committee takes specific action to vest some or all of the unvested options. The value of accelerated options was calculated by multiplying the number of shares times the difference between the closing price of the Common Stock on the last business day of 2023 and the exercise price of the options. Please refer to the discussions above at “Compensation Discussion and Analysis” for more information about stock options.

Equity Incentives — Restricted Stock Units.    Upon the retirement (after age 65 or after age 62 with ten years of service), death or disability of a named executive officer, the vesting of unvested RSUs is accelerated to the date of such event. Further, unvested RSUs will vest if, within one year after a change in control, the named executive officer is involuntarily terminated. Upon any other termination, the named executive officer forfeits his unvested RSUs, unless the Compensation Committee takes specific action to vest some or all of the unvested stock. Accordingly, the table below reflects the accelerated vesting of this stock upon retirement, death, or disability of the named executive officer or a change in control.

Equity Incentives — Performance Share Units.    Unvested PSUs vest upon the named executive officer’s death or disability. Upon a change in control, unvested PSUs vest if the change in control occurs after nine months have elapsed in the performance period, otherwise the unvested PSUs are terminated. Further, unvested PSUs vest pro rata based on the period of employment during the performance period upon the retirement of a named executive officer after age 65 or after age 62 with ten years of service. Upon any other termination, the executive forfeits his unvested PSUs, unless the Compensation Committee takes specific action to vest some or all of the unvested PSUs. Accordingly, the table below reflects the accelerated vesting of the PSUs upon the named executive officer’s retirement (if he or she has met the qualifying criteria), upon death or disability, or upon a change in control in compliance with the rules set forth above. An executive forfeits all undistributed PSUs upon the termination of the executive’s employment for all other reasons.

Non-Equity Incentives — CIP.    Upon a change in control, the CIP benefit will be accelerated and payable on a pro-rata basis based on the target level benefit. For purposes of the disclosure in the table below, SEC regulations require that such change in control be assumed to occur on the last day of the Company’s most recently completed fiscal year, which coincides with the last day of the performance period under CIP for 2023. As a result of such assumption, the table below reflects the acceleration of the full value of the target level benefit. However, in the case of retirement, death, or disability, the CIP benefit will not be accelerated but will be payable (in the case of retirement, on a pro-rata basis) based on the actual benefit level achieved. Therefore, these amounts would not be increased or enhanced as a result of the executive’s departure. The amounts earned under the CIP for 2023 are reported in the Summary Compensation Table.

Retirement Arrangements — Makris, Jr.    Plan, Brogdon Plan, Fehlman Plan, Makris III Plan, and Reddin Plan.    Upon a change in control, the sole participant under each of the Makris, Jr. Plan, Brogdon Plan, Fehlman Plan, and Makris III Plan, Mr. Makris, Jr., Mr. Brogdon, Mr. Fehlman, and Mr. Makris III, respectively, will become fully vested in the benefits under such plans. Payment of the benefits would commence on the first day of the seventh calendar month following the executive’s termination of services to the Company. In the absence of a change in control, upon the death or disability of the participant or the executive’s retirement at or after age 60 for Mr. Brogdon, Mr. Fehlman, and Mr. Makris III, and age 65 for Mr. Makris, Jr., each participant’s benefits under the respective plans will become fully vested and will become payable commencing on the first day of the seventh month after such event. In the event of the termination of the participant’s employment under any other conditions prior to the executive’s attaining age 60 for Mr. Brogdon, Mr. Fehlman, and Mr. Makris III, and age 65 for Mr. Makris, Jr., all benefits under the respective plans are forfeited. For purposes of the disclosure in the table below, SEC regulations require that such change in control be assumed to occur on the last day of the most recently completed fiscal year. As a result of such assumption, each participant would become fully vested in the benefits under the executive’s plan. Because Mr. Reddin separated from service with the Company in July 2023 without meeting the qualifications necessary to receive a benefit, Mr. Reddin is no longer eligible to receive any benefit under the Reddin Plan.

Miscellaneous Benefits.    Under the CIC Agreements, which are discussed above at “Compensation Discussion and Analysis,” the Company is obligated to pay certain other benefits. This includes continuation of medical, dental, life, and long-term disability insurance coverage for three years from the date of the change in control and certain tax gross-up payments for Mr. Fehlman. The conditions to the Company’s obligations under the CIC Agreements are discussed above. Except for the benefits payable under the CIC Agreements, the Company has no obligation to continue any other perquisites after a named executive officer’s employment terminates.

In addition, as described in the “Compensation Discussion and Analysis” section above, the Company has purchased bank owned life insurance that provides a defined, lump-sum death benefit for certain of the named executive officer’s designated beneficiary or estate.

Executive Benefits and Payments upon Termination	Retirement	Involuntary Not for Cause Termination	Change in Control With and Without Trigger Event Termination	Death/Disability
George A. Makris, Jr.
Cash compensation programs	$ 0	$ 0	$5,888,475[a]	$ 0
Accelerated Vesting of Incentives[b]	$2,817,727	$ 0	$3,330,105	$4,337,897
Retirement Plans[c]	$2,858,573	$ 0	$2,858,573	$2,858,573
Other Benefits[d]	$ 0	$ 0	$ 0	$2,547,000
James M. Brogdon
Cash compensation programs	$ 0	$ 0	$2,200,000[e]	$ 0
Accelerated Vesting of Incentives[b]	$ 0	$ 0	$1,936,775	$1,994,216
Retirement Plans[f]	$ 0	$ 0	$1,356,338	$1,356,338
Other Benefits[d]	$ 0	$ 0	$ 0	$ 890,000
Robert A. Fehlman
Cash compensation programs	$ 0	$ 0	$3,000,000[e]	$ 0
Accelerated Vesting of Incentives[b]	$ 0	$ 0	$2,567,720	$2,648,242
Retirement Plans[f]	$ 0	$ 0	$3,459,804	$3,459,804
Other Benefits and Tax Gross-Up[d][g]	$ 0	$ 0	$1,754,688[h]	$1,650,000
George A. Makris III
Cash compensation programs	$ 0	$ 0	$1,110,000[e]	$ 0
Accelerated Vesting of Incentives[b]	$ 0	$ 0	$ 578,388	$ 515,225
Retirement Plans[f]	$ 0	$ 0	$1,277,859	$1,277,859
Other Benefits[d]	$ 0	$ 0	$ 0	$ 610,000
Stephen C. Massanelli
Cash compensation programs	$ 0	$ 0	$1,098,342[e]	$ 0
Accelerated Vesting of Incentives[b]	$ 343,542	$ 0	$ 588,693	$ 518,003
Retirement Plans	$ 0	$ 0	$ 0	$ 0
Other Benefits[d]	$ 0	$ 0	$ 0	$ 660,000
Chad D. Rawls
Cash compensation programs	$ 0	$ 0	$ 971,500[e]	$ 0
Accelerated Vesting of Incentives[b]	$ 0	$ 0	$ 460,412	$ 386,323
Retirement Plans	$ 0	$ 0	$ 0	$ 0
Other Benefits[d]	$ 0	$ 0	$ 0	$ 533,000
C. Daniel Hobbs
Cash compensation programs	$ 0	$ 0	$ 0	$ 0
Accelerated Vesting of Incentives[b]	$ 0	$ 0	$ 416,640	$ 416,640
Retirement Plans	$ 0	$ 0	$ 0	$ 0
Other Benefits	$ 0	$ 0	$ 0	$ 0
Matthew S. Reddin[i]
Cash compensation programs		$ 0
Accelerated Vesting of Incentives		$ 0
Retirement Plans		$ 0
Other Benefits		$1,000,000

________________________

[a]   Under the Change in Control Agreements (“CIC”) between certain named executive officers and the Company, upon the occurrence of a change in control and a qualifying termination, severance cash payments will consist of three times the sum of the following items: (1) the highest annual base salary for the previous twelve months and (2) the greater of the projected target annual incentive to be paid under the CIP for the current year, or the average CIP bonus paid to the executive over the prior two years.

[b]   The payment due the named executive officer due to certain termination triggers related to the Company’s equity compensation plans is made based on the specific terms and conditions associated with each plan and the respective award. These amounts are attributable to the vesting of unvested restricted stock (including, where appropriate, RSUs and PSUs) and stock options, as of December 31, 2023. In the case of a change in control, these amounts also include the acceleration of the full value of the target level benefit under the 2023 CIP award. In the case of retirement, RSUs and PSUs do not vest unless the named executive officer has attained either age 65 or age 62 with ten years of service. As of December 31, 2023, only Messrs. Makris, Jr. and Massanelli had met the qualifying retirement criteria for RSU and PSU retirement vesting. In the case of disability, PSUs with a performance period ending on December 31, 2023 are valued using the actual number of shares that vested, and PSUs with performance periods ending after December 31, 2023 are valued using the maximum number of shares which may vest. In the case of death, PSUs with a performance period ending on December 31, 2023 are valued using the actual number of shares that vested, and PSUs with performance periods ending after December 31, 2023 are valued using the maximum number of shares which may vest. In the case of retirement, PSUs with a performance period ending on December 31, 2023 are valued using the actual number of shares that vested, and PSUs with performance periods ending after December 31, 2023 are valued using the maximum number of shares which may vest and prorating the value based on a retirement date of December 31, 2023.

[c]   Because Mr. Makris, Jr. has attained age 65, he becomes fully vested in the benefit under the Makris, Jr. Plan upon his retirement, death, disability, or a change in control. The monthly benefit would commence on the seventh month after his termination of service. The information related to the Makris, Jr. Plan is also disclosed in the Pension Benefits Table. The value disclosed is the present value of Mr. Makris, Jr.’s benefit, fully vested as of December 31, 2023.

[d]   Had Messrs. Makris, Jr., Brogdon, Fehlman, Makris III, Massanelli, or Rawls died on December 31, 2023, the death benefits payable under the bank owned life insurance to their designated beneficiaries or estates would have been $2,547,000, $890,000, $1,650,000, $610,000, $660,000, and $533,000 respectively.

[e]   Under the Change in Control Agreements (“CIC”) between certain named executive officers and the Company, upon the occurrence of a change in control and a qualifying termination, severance cash payments will consist of two times the sum of the following items: (1) the highest annual base salary for the previous twelve months and (2) the greater of the projected target annual incentive to be paid under the CIP for the current year, or the average CIP bonus paid to the executive over the prior two years.

[f]    The named executive officer’s benefit under the Brogdon Plan, Fehlman Plan, or Makris III Plan (as applicable) does not vest until he attains age 60; however, he becomes fully vested upon his death, disability, or a change in control. The monthly benefit would commence on the seventh month after his termination of service. The information related to the Brogdon Plan, Fehlman Plan, and Makris III Plan is also disclosed in the Pension Benefits Table. The value disclosed is the present value of his benefit, fully vested as of December 31, 2023.

[g]   The amounts related to Other Benefits and Tax Gross-Up for a change in control include the costs associated with continued participation in the Company’s health and welfare benefit plans for a period of 36 months under the applicable CIC Agreement. The amount related to the tax gross-up ($1,710,591) is a reimbursement for certain taxes that would be applicable to the payments and accelerated benefits occurring upon a change in control.

[h]   Upon a change in control, Mr. Fehlman would receive a monthly benefit of $1,224.92 for the next 36 months for purposes of continued health and welfare benefits under the CIC.

[i]    Because Mr. Reddin separated from service with the Company in July 2023, the table only shows Mr. Reddin’s payments in connection with involuntary not for cause termination. The amount shown reflects a $1,000,000 severance payment to Mr. Reddin.

2023 PAY RATIO DISCLOSURE

As required by Item 402(u) of Regulation S-K, we are providing the following information:

For fiscal 2023, our last completed fiscal year:

•        The median of the annual total compensation of all employees of our company (other than Mr. Fehlman), was $65,149; and

•        The annual total compensation of Mr. Fehlman, our CEO, was $2,921,407.

Based on this information, the ratio for 2023 of the annual total compensation of our CEO to the median of the annual total compensation of all employees is 45 to 1.

We completed the following steps to identify the median of the annual total compensation of all our employees and to determine the annual total compensation of our median employee and CEO:

•        As of December 31, 2023, our employee population consisted of approximately 3,016 individuals, including full-time, part-time, temporary, and seasonal employees employed on that date.

•        To find the median of the annual total compensation of all our employees (other than our CEO), we used wages from our payroll records as reported to the Internal Revenue Service on Form W-2 for fiscal 2023. In making this determination, we annualized the compensation of full-time and part-time permanent employees who were employed on December 31, 2023, but did not work for us the entire year. No full-time equivalent adjustments were made for part-time employees.

•        We identified our median employee using this compensation measure and methodology, which was consistently applied to all our employees included in the calculation.

•        After identifying the median employee, we added together all of the elements of such employee’s compensation for 2023 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $65,149.

With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column for 2023 of our Summary Compensation Table.

This ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll records and the methodology described above. The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

PAY VERSUS PERFORMANCE DISCLOSURES

Pay Versus Performance Table

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to the “Compensation Discussion and Analysis” section above.

Pay Versus Performance

Year	Summary Compensation Table Total for PEO[1]	Compensation Actually Paid to PEO[2]	Average Summary Compensation Table Total for Non-PEO Named Executive Officers[3]	Average Compensation Actually Paid to Non-PEO Named Executive Officers[4]	Value of Initial Fixed $100 Investment Based On:		Net Income (millions)[7]	Adjusted Pre- Provision Net Revenue (millions)[8]
					Total Shareholder Return[5]	Peer Group Total Shareholder Return[6]
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	$2,921,407	$2,529,002	$1,324,323	$ 1,163,203	$ 85	$116	$175.06	$286.84
2022	$3,738,575	$ 126,277	$1,414,202	$ 735,041	$ 89	$116	$ 256.4	$344.30
2021	$5,772,713	$7,414,844	$1,668,021	$1,923,320	$118	$125	$ 271.1	$293.90
2020	$3,396,212	$1,790,825	$1,021,269	$ 478,520	$ 84	$ 91	$ 254.9	$352.69

________________________

[1]   The dollar amounts reported in column (b) are the amounts of total compensation reported for, for the years 2020-2022, Mr. Makris, Jr. (who, during 2020-2022, was our Chairman and Chief Executive Officer), and for the year 2023, Mr. Fehlman (who, during 2023, was our Chief Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to the “Summary Compensation Table” above.

[2]   The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Makris, Jr. (for years 2020-2022) and Mr. Fehlman (for year 2023), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Makris, Jr. or Mr. Fehlman (as applicable) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Makris, Jr.’s or Mr. Fehlman’s (as applicable) total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards(a)	Equity Award Adjustments(b)	Reported Change in the Actuarial Present Value of Pension Benefits(c)	Pension Benefit Adjustments(d)	Compensation Actually Paid to PEO
2023	$2,921,407	$(1,414,990)	$ 1,169,462	$(393,300)	$246,423	$2,529,002
2022	$3,738,575	$(1,501,896)	$(2,053,122)	$(351,828)	$294,548	$ 126,277
2021	$5,772,713	$(3,050,403)	$ 4,723,606	$(519,227)	$488,155	$7,414,844
2020	$3,396,212	$(1,298,779)	$ (192,234)	$(608,717)	$494,343	$1,790,825

________________________

(a)   The adjustment for the reported value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

(b)   The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:
Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2023	$1,300,498	$ (126,726)	$—	$ (4,310)	$—	$—	$ 1,169,462
2022	$ 943,722	$(2,820,957)	$—	$(175,887)	$—	$—	$(2,053,122)
2021	$1,752,043	$ 2,674,572	$—	$ 296,991	$—	$—	$ 4,723,606
2020	$1,262,710	$(1,319,726)	$—	$(135,218)	$—	$—	$ (192,234)

(c)   The adjustment amounts included in this column are the amounts reported in “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table for each applicable year.

(d)   The total pension benefit adjustments for each applicable year include the aggregate of two components: (i) the actuarially determined service cost for services rendered by Mr. Makris, Jr. or Mr. Fehlman (as applicable) during the applicable year (the “service cost”); and (ii) the entire cost of benefits granted in a plan amendment (or initiation) during the applicable year that are attributed by the benefit formula to services rendered in periods prior to the plan amendment or initiation (the “prior service cost”), in each case, calculated in accordance with U.S. GAAP. The amounts deducted or added in calculating the pension benefit adjustments are as follows:

Year	Service Cost	Prior Service Cost	Total Pension Benefit Adjustments
2023	$234,426	$ 11,997	$246,423
2022	$294,548	$ —	$294,548
2021	$286,264	$201,891	$488,155
2020	$292,452	$201,891	$494,343

[3]   The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s named executive officers (“NEOs”) as a group (excluding, for years 2020-2022, Mr. Makris, Jr., who served as our Chairman and CEO during 2020-2022, and for year 2023, Mr. Fehlman, who served as our Chief Executive Officer during 2023) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Mr. Makris, Jr. or Mr. Fehlman, as applicable) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2023, James M. Brogdon, C. Daniel Hobbs, George A. Makris, Jr., George A. Makris III, Stephen C. Massanelli, Matthew S. Reddin, and Chad D. Rawls; (ii) for 2022, James M. Brogdon, Robert A. Fehlman, Matthew S. Reddin and Stephen C. Massanelli; (iii) for 2021, James M. Brogdon, Robert A. Fehlman, Matthew S. Reddin, Jennifer B. Compton and Stephen C. Massanelli; and (iv) for 2020, Robert A. Fehlman, Matthew S. Reddin, Jennifer B. Compton and Stephen C. Massanelli.

[4]   The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Makris, Jr. or Mr. Fehlman, as applicable), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Makris, Jr. or Mr. Fehlman, as applicable) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Makris, Jr. or Mr. Fehlman, as applicable) for each year to determine the compensation actually paid, using the same methodology described above in Note 2:
Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments(a)	Average Reported Change in the Actuarial Present Value of Pension Benefits	Average Pension Benefit Adjustments(b)	Average Compensation Actually Paid to Non-PEO NEOs
2023	$1,324,323	$(595,318)	$ 353,896	$ (26,012)	$106,314	$1,163,203
2022	$1,414,202	$(338,312)	$(248,840)	$(221,609)	$129,600	$ 735,041
2021	$1,668,021	$(641,177)	$ 943,872	$(199,488)	$152,092	$1,923,320
2020	$1,021,269	$(245,560)	$(232,221)	$(173,755)	$108,787	$ 478,520

________________________

(a)   The amounts deducted or added in calculating the total average equity award adjustments are as follows:
Year	Average Year End Fair Value of Equity Awards	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2023	$507,913	$(149,464)	$—	$ (4,553)	$—	$—	$ 353,896
2022	$213,141	$(422,473)	$—	$(39,508)	$—	$—	$(248,840)
2021	$464,427	$ 419,330	$—	$ 60,115	$—	$—	$ 943,872
2020	$224,702	$(412,364)	$—	$(44,559)	$—	$—	$(232,221)

(b)   The amounts deducted or added in calculating the total pension benefit adjustments are as follows:
Year	Average Service Cost	Average Prior Service Cost	Total Average Pension Benefit Adjustments
2023	$105,041	$1,273	$106,314
2022	$126,601	$2,999	$129,600
2021	$149,093	$2,999	$152,092
2020	$105,788	$2,999	$108,787

[5]   Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

[6]   Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: KBW NASDAQ Regional Banking Index.

[7]   The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.

[8]   “Adjusted pre-provision net revenue” is based on the Company’s “adjusted pre-provision net revenue” (net interest income plus noninterest income minus noninterest expense, then adjusted for certain items (on a pre-tax basis), including (among others) merger related costs, branch rightsizing costs, early retirement program costs, gain/loss on sale of securities, gain on insurance settlement, and FDIC special assessment).

Financial Performance Measures

As described in greater detail in the “Compensation Discussion and Analysis” section above, the Company’s executive compensation program reflects a variable pay-for-performance philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our executives to increase the value of our enterprise for our shareholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s named executive officers, for the most recently completed fiscal year, to the Company’s performance are as follows:

•        Adjusted Pre-Provision Net Revenue

•        Adjusted Efficiency Ratio

•        Tangible Book Value Per Share Growth Ranking

•        Total Shareholder Return Ranking

Analysis of the Information Presented in the Pay versus Performance Table

As described in more detail in the “Compensation Discussion and Analysis” section above, the Company’s executive compensation program reflects a variable pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay Versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following graphic descriptions of the relationships between certain information presented in the Pay Versus Performance table.

Compensation Actually Paid and Cumulative TSR

Compensation Actually Paid and Net Income

Compensation Actually Paid and Adjusted Pre-Provision Net Revenue

Cumulative Total Shareholder Return of the Company and Cumulative Total Shareholder Return of the Company’s Peer Group

DIRECTOR COMPENSATION

The following discussion and tables provide information with respect to the compensation of directors of the Company during 2023, the most recently completed fiscal year. The Company maintains an equity compensation program for its non-employee directors. In accordance with SEC regulations, outright grants of stock are valued in accordance with the terms of the plan and consistent with Topic 718, at the closing price of the stock on the date of grant.

All non-employee directors receive an annual equity retainer (of approximately $60,000, for 2023) for service on the Board, payable in restricted stock units that vest in four substantially equal installments. In order for an installment to vest, the director must be serving on the Board at the scheduled time of vesting. The first installment vests as of the grant date, and the second, third, and fourth installments vest on July 3, 2023; October 2, 2023; and January 2, 2024, respectively. The RSUs were issued on May 3, 2023 (following the directors’ reelection to the Board) under the 2023 Plan and valued at the closing price of the Common Stock on that date, $15.77. If a director joins the Board in between annual meetings of shareholders, the annual retainer is prorated and paid in cash.

Non-employee directors also receive a cash retainer for their service on the Board and the board of Simmons Bank. For 2023, non-employee directors serving on committees also received an annual cash retainer for service on the committee as set forth in the table below (unless the director elected to receive such retainers in RSUs). Committee chairs received an enhanced retainer due to their increased responsibilities. For any director appointed to the Board or to a committee during the year, the cash retainers are prorated based upon the remaining period of service.

Committee	Member Retainer	Chair Retainer
Audit	$15,000	$30,000
Compensation	$10,000	$20,000
Executive	$10,000	$30,000
Nominating & Corporate Governance	$10,000	$20,000
Risk	$10,000	$35,000

The Company maintains a voluntary deferred compensation plan in which non-employee directors may defer receipt of any part or all of their respective directors’ fees, including retainer fees, meeting fees and committee fees. The director must elect to participate in the plan prior to the calendar year for which the deferral will be applicable. Upon election, a director must elect the form of payment (lump sum or annual installments over two to five years) and the date of payment (attainment of a specified age or cessation of serving as a director of the Company). The sums deferred under the plan are credited to an account for the director along with earnings on the deferred sum at an interest rate equal to the yield on the ten-year U.S. Treasury bond, computed quarterly. The plan was frozen with respect to new deferrals for director fees, as well as closed to new participants, in December 2022. The table below summarizes the compensation the Company paid the directors during 2023.

2023 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)[a]	All Other Compensation ($)[b]	Total ($)[c]
Dean Bass	$ 82,500	$ 60,758	$ 0	$143,258
Jay D. Burchfield	$ 97,500	$ 60,758	$ 0	$158,258
Marty D. Casteel	$ 50,500	$ 99,349	$ 0	$149,849
William E. Clark, II	$ 70,000	$ 60,758	$105	$130,863
Steven A. Cossé	$105,000	$ 60,758	$ 0	$165,758
Mark C. Doramus	$ 2,500	$138,730	$ 77	$141,307
Edward Drilling	$ 85,000	$ 60,758	$ 53	$145,811
Eugene Hunt	$ 65,000	$ 60,758	$ 0	$125,758
Jerry Hunter	$ 85,000	$ 60,758	$ 0	$145,758
Susan Lanigan	$ 80,000	$ 68,980	$105	$149,085
George A. Makris, Jr.[d]	$ —	$ —	$ —	$ —
W. Scott McGeorge	$ 0	$130,532	$ 0	$130,532
Tom Purvis	$ 70,000	$ 60,758	$ 74	$130,832
Robert L. Shoptaw	$100,000	$ 60,758	$ 0	$160,758
Julie Stackhouse	$ 77,500	$ 60,758	$ 83	$138,341
Russell Teubner	$ 70,000	$ 60,758	$ 53	$130,811
Mindy West	$ 87,500	$ 60,758	$105	$148,363

________________________

[a]   The annual Board equity retainer is computed over the twelve-month period (May 1 — April 30) and was awarded on May 3, 2023, consisting of 3,805 restricted stock units valued at the closing market price of the Common Stock on that date, $15.77. The annual retainer vests in substantially equal quarterly installments, with the first installment vesting as of the grant date, and the second, third, and fourth installments vesting on July 3, 2023; October 2, 2023; and January 2, 2024, respectively. The cash retainer payments are payable quarterly computed on a calendar year basis, with the first installment payable in February and subsequent quarterly installments were generally payable on the first business day of each subsequent quarter (April 3, 2023; July 3, 2023; and October 2, 2023). At the election of each director, some or all of the cash retainers may be paid in RSUs with such units valued in February (at the conclusion of the election process). Such RSUs vest in substantially equal quarterly installments, with the first installment vesting as of the grant date, and the second, third, and fourth installments vesting on the cash retainer payment dates. The grant date fair values calculated in accordance with Topic 718 are reported in this column. Please refer to Note 15 to the Company’s financial statements, which are included in the annual report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 27, 2024, for a discussion of the assumptions related to the calculation of such value. As of December 31, 2023, each non-employee director had 952 unvested RSUs outstanding.

[b]   Represents costs paid with respect to term life insurance policies for the benefit of certain directors.

[c]   Included in the Total are fees for service on the board and board (or credit) committees of Simmons Bank (for the purposes of the following table, “SB”) for the directors in the amounts listed below:

Director	SB Board	SB Committees	SB Total
Bass	$15,000	$42,500	$57,500
Burchfield	$15,000	$12,500	$27,500
Casteel	$15,000	$57,500	$72,500
Clark	$15,000	$30,000	$45,000
Cossé	$15,000	$ 0	$15,000
Doramus	$15,000	$22,500	$37,500
Drilling	$15,000	$30,000	$45,000
Hunt	$15,000	$10,000	$25,000
Hunter	$15,000	$10,000	$25,000
Lanigan	$15,000	$10,000	$25,000
McGeorge	$15,000	$20,000	$35,000
Purvis	$15,000	$30,000	$45,000
Shoptaw	$15,000	$ 0	$15,000
Stackhouse	$15,000	$22,500	$37,500
Teubner	$15,000	$30,000	$45,000
West	$15,000	$12,500	$27,500

[d]   Compensation paid to Mr. Makris, Jr. is not included in this table, as his compensation as Executive Chairman of the Company during 2023 is disclosed in the preceding discussion concerning Executive Compensation.

PROPOSAL 3 — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Compensation Committee and the Board are committed to excellence in governance and are aware of the significant interest in executive compensation matters by investors and the general public.

The Company has designed its executive compensation program to attract, motivate, reward, and retain the management talent required to achieve our corporate objectives and enhance shareholder value. We believe that our compensation policies and procedures are centered on pay-for-performance principles and are strongly aligned with the long-term interests of our shareholders.

As required by SEC regulations, the Company is presenting the following proposal, which gives you as a shareholder the opportunity to approve or disapprove our pay program for named executive officers by voting for or against the resolution set forth below (“say-on-pay” vote). While the vote on the resolution is advisory in nature and will not bind the Company to take any particular action, the Compensation Committee and the Board intend to carefully consider the shareholder vote resulting from the proposal in making future decisions regarding the Company’s compensation program. The Company anticipates that the next “say-on-pay” vote will occur at the 2025 annual shareholders’ meeting.

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion, is hereby APPROVED.”

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL 3.

AUDIT COMMITTEE

During 2023, the Audit Committee was composed of Robert L. Shoptaw (Chair), Jay D. Burchfield, Steve Cossé, Edward Drilling, Eugene Hunt, Jerry Hunter, Scott McGeorge, Julie Stackhouse, and Mindy West.

This committee provides assistance to the Board in fulfilling its responsibilities concerning oversight of accounting and reporting practices by regularly reviewing the adequacy of the internal and external auditors, the disclosure of the financial affairs of the Company and its subsidiaries, and the control systems of management and internal accounting controls. The Audit Committee has adopted a charter, which is available for review within the “Investor Relations” page of the Company’s web site, www.simmonsbank.com (under “ESG — Governance — Governance Documents”). This committee met 9 times in 2023.

The Board appoints each member of the Audit Committee and has determined that each member is, and each member who served during 2023 was, independent in accordance with the NASDAQ listing standards. The Board has determined that Messrs. Shoptaw and Cossé, along with Ms. West, satisfy the requirements of “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC and the independence standards applicable to audit committee financial experts as set forth in Regulation S-K of the SEC. The Board has designated each of them as an “audit committee financial expert.” Further, the Board has determined that Ms. West and Messrs. Shoptaw and Cossé each satisfy the requirements as a financially sophisticated audit committee member as set forth in Rule 5605(c)(2)(A) of the NASDAQ listing standards.

The Company is required to obtain pre-approval by the Audit Committee for all audit and permissible non-audit services obtained from the independent auditors. All services obtained from the independent auditors during 2023, whether audit services or permitted non-audit services, were pre-approved by the Audit Committee (or its Chair, pursuant to delegated authority). The Audit Committee has not adopted any additional pre-approval policies and procedures, but consistent with its charter, it may do so in the future.

The Audit Committee issued the following report concerning its activities related to the Company for the previous year:

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2023, with management;

The Audit Committee has discussed with FORVIS, LLP (“FORVIS”), its independent auditors, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission;

The Audit Committee has received the written disclosures and the letter from independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent accountants the independent accountants’ independence; and

Based upon the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

In its analysis of the independence of FORVIS, the Audit Committee considered whether the non-audit related professional services rendered by FORVIS to the Company were compatible with maintaining the principal accountant’s independence.

AUDIT COMMITTEE

Robert L. Shoptaw, Chair	Jay D. Burchfield	Steve Cosse
Jerry Hunter	Susan Lanigan	Scott McGeorge	Mindy West

PROPOSAL 4 — TO RATIFY SELECTION OF

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Audit Committee of the Board re-selected the accounting firm of FORVIS, LLP as independent auditors of the Company and its subsidiaries for the fiscal year ending December 31, 2024, subject to a formal acceptance of an engagement letter from FORVIS, LLP, and seeks ratification of the selection by the Company’s shareholders.

Principal Accountant Fees

Audit Fees

The aggregate fees billed to the Company for professional services rendered by FORVIS for the audit of the Company’s annual financial statements for the year ended December 31, 2023, and the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q for 2023 were $1,394,666. The aggregate fees billed to the Company by FORVIS for such services in 2022 were $1,328,200.

Audit Related Fees

The aggregate fees billed to the Company for professional services rendered by FORVIS for the audit related fees during 2023 were $29,500. The aggregate fees billed to the Company by FORVIS for such services in 2022 were $28,000. These services are primarily for the audit services provided in connection with audits of the Company’s 401(k) Plan.

Tax Fees

The aggregate fees billed to the Company for professional services rendered by FORVIS for tax services and preparation of tax returns during 2023 were $0. The aggregate fees billed to the Company by FORVIS for such services in 2022 were $0.

All Other Fees

There were no fees billed to the Company by FORVIS during 2023 or 2022 for services other than those set forth above.

Shareholder ratification of the Audit Committee’s selection of FORVIS as our independent auditors for the year ending December 31, 2024, is not required by the Company’s by-laws or otherwise. Nonetheless, the Board has elected to submit the selection of FORVIS to our shareholders for ratification. If the selection of FORVIS as our independent auditors for the year ending December 31, 2024, is not ratified, the matter will be referred to the Audit Committee for further review.

Representatives of FORVIS are expected to be at the annual meeting, will have an opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE SELECTION OF FORVIS AS THE COMPANY’S INDEPENDENT AUDITORS FOR 2024.

proposal 5 — approval of the
SIMMONS FIRST NATIONAL corporation
second amendED and restated 2015 employee stock purchase plan

The Company is asking shareholders to approve the Simmons First National Corporation Second Amended and Restated 2015 Employee Stock Purchase Plan (the “Second A&R ESPP”), which amends and restates the current plan to increase the number of offerings from 20 to 40, to increase the aggregate number of shares of the Company’s Class A Common Stock, par value $0.01 per share (the “Common Stock”) reserved for issuance from 500,000 shares to 800,000 shares, and to extend the term of the plan. The purpose of the proposed amendments is to provide the Company with the ability to continue to make available a convenient method for eligible employees of the Company and its subsidiaries to purchase shares of Common Stock at a favorable price through payroll deductions and to ensure that the Company has a sufficient reserve of Common Stock available under the plan to accommodate participation by eligible employees in plan offerings. The plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code (the “Code”).

The plan was originally adopted as the Simmons First National Corporation 2015 Employee Stock Purchase Plan (the “ESPP”), which was approved by shareholders with an effective date of June 1, 2015. The ESPP was amended and restated as the Simmons First National Corporation First Amended and Restated 2015 Employee Stock Purchase Plan (the “First A&R ESPP”) to increase the number of offerings from 10 to 20, to increase the aggregate number of shares of Common Stock reserved for issuance under the plan from 200,000 shares (on a split-adjusted basis) to 500,000 shares, and to extend the term of the plan. The First A&R ESPP was approved by shareholders with an effective date of April 17, 2019.

The Second A&R ESPP was approved by the Board, subject to shareholder approval, on December 19, 2023, based upon the recommendation of the Compensation Committee (for purposes of this discussion, the “Committee”). Subject to approval by shareholders at the 2024 annual meeting, the Second A&R ESPP will become effective as of April 23, 2024. If the Second A&R ESPP is approved by shareholders, the Company intends to register the additional 300,000 shares available under the plan with the SEC pursuant to a registration statement on Form S-8 shortly after the annual meeting.

Under the Second A&R ESPP, as under the prior versions of the plan, the Company will offer eligible employees the opportunity to purchase shares of Common Stock under the plan (each such opportunity, an “Offering”). The Committee will determine the purchase price of the shares of Common Stock to be sold under each Offering (the “Purchase Price”) in accordance with the limitations set forth in the plan.

The opportunity to purchase shares of the Company’s Common Stock through the plan is intended to provide an incentive to Company employees, who contribute and are expected to contribute materially to the continued success of the Company. The plan is a part of the Company’s competitive total compensation policy for all employees. In addition, the Board believes the plan supports broad-based employee ownership in the Company, and provides a convenient method for achieving such ownership that aligns the economic interests of the employees with shareholders. In the Board’s opinion, employee participation in the plan has contributed to the Company’s growth and success and is expected to continue to do so in the future. Thus, the Board considers approval of the Second A&R ESPP critical to the Company’s ability to continue to execute its strategic plans.

The significant terms of the Second A&R ESPP are described in this Proxy Statement. This description is only a summary and is qualified in its entirety by reference to the Second A&R ESPP, which is included in Appendix A to this Proxy Statement.

Summary of Amendments

The Second A&R ESPP includes the following amendments to the First A&R ESPP, which have been approved by the Board subject to approval of the shareholders at the 2024 annual meeting:

•        Increases the number of Offerings under the plan from 20 to 40;

•        Increases the number of shares of Common Stock reserved for issuance under the plan from 500,000 shares to 800,000 shares; and

•        Extends the plan’s term for conducting Offerings by ten years from the current expiration date of March 15, 2025 to March 15, 2035.

Key Data

As of March 4, 2024, 125,396,745 shares of Common Stock were outstanding and the closing market price per share of the Company’s Common Stock as reported on the Nasdaq stock market was $18.78. The 500,000 shares currently reserved for issuance under the First A&R ESPP represent 0.40% of the outstanding shares on that date. If the Second A&R ESPP with the additional 300,000 shares had been in effect as of March 4, 2024, the aggregate 800,000 shares reserved for issuance under the plan would have represented 0.64% of the outstanding shares on that date.

In determining the number of additional shares of Common Stock to request under the Second A&R ESPP, the Board evaluated a number of factors, including the size of the Company’s employee population, the Company’s recent share usage under the First A&R ESPP and the anticipated share usage under the Second A&R ESPP. The current offering period under the First A&R ESPP began on January 2, 2024; on that date, there were 94,897 shares of Common Stock available for issuance under the plan. If the Second A&R ESPP is not approved, the Company estimates that it would not have sufficient shares remaining under the First A&R ESPP to continue offering opportunities to purchase shares under the plan following the current offering period, assuming the Company continues to conduct Offerings and grant options consistent with employees’ historical usage and the Company’s expected practices, and noting that future circumstances may require the Company to make changes to its expected practices. In light of the factors described above, and the fact that the Board views the ability to continue to offer an employee stock purchase plan as critical to the Company’s ability to continue to attract and retain employees in the competitive labor markets in which the Company operates, the Board has determined that the size of the requested share reserve under the Second A&R ESPP is reasonable and appropriate at this time.

Summary of the Plan

Administration.    The Second A&R ESPP will be administered by the Committee, which is composed entirely of independent non-employee directors who are not eligible to participate in the plan. The Committee has the authority, subject to the terms of the Second A&R ESPP, to (i) determine the employees who are eligible to participate, (ii) determine the Purchase Price for each Offering, consistent with the provisions of the plan, (iii) establish applicable terms and limitations applicable to each Offering, consistent with the provisions of the plan, (iv) adopt, alter, and repeal administrative rules and procedures governing the plan, (v) interpret the terms and provisions of the plan, and (vi) otherwise supervise the administration of the plan. All determinations by the Committee pursuant to the provisions of the Second A&R ESPP shall be made in its discretion and shall be conclusive.

Shares Subject to the Plan.    Subject to adjustment as described in the plan, the aggregate number of shares reserved for issuance under the Second A&R ESPP is 800,000 shares, which is an increase of 300,000 shares over the number of shares reserved for issuance under the First A&R ESPP. The proposed 800,000 share limit under the Second A&R ESPP includes the shares that have been issued under the plan since inception through March 4, 2024. Shares to be delivered under the Second A&R ESPP may be issued directly by the Company or obtained through purchases on the open market or otherwise.

In the event of any change in the Common Stock through a recapitalization, merger, consolidation, stock dividend or split, combination of shares or otherwise, the Committee may make such equitable adjustments to the plan and to any then-current Offering as it deems necessary and appropriate. These adjustments may include changing the number of shares of Common Stock reserved under the plan and changing the Purchase Price for the then-current Offering.

Eligibility.    Prior to each Offering under the Second A&R ESPP, the Committee will specify the eligibility criteria to participate in the Offering. Generally, all employees of the Company and its subsidiaries will be eligible, provided that the following employees may be excluded from participation in an Offering: (i) employees who have been employed less than 2 years, (ii) employees whose customary employment is 20 hours or less per week, (iii) employees whose customary employment is 5 months or less in any calendar year, and (iv) certain highly compensated employees. No employee will be eligible to participate in the Second A&R ESPP if the employee owns (or would own after participating in an Offering) more than five percent (5%) of the shares of the Company. As of March 4, 2024, approximately 3,015 employees of the Company would be eligible to participate in the Second A&R ESPP.

Offerings.    The Second A&R ESPP provides for purchase of the Common Stock by eligible employees through a maximum of 40 Offerings, which is an increase of 20 Offerings over the number permitted under the First A&R ESPP. Each of the Offerings will be open for a 12 month period (the “Offering Period”). The Company may make more than one Offering during any calendar year.

Purchase of Shares.    An eligible employee may participate in an Offering by authorizing at any time prior to the first day of the Offering Period a payroll deduction in a dollar amount not exceeding any limitation set forth for the Offering by the Committee or, in the event the employee is participating in more than one Offering during any calendar year, a cumulative sum of $25,000 per calendar year, provided that the maximum number of shares of Common Stock that may be acquired by any employee in any calendar year under the Second A&R ESPP is limited to that number of shares of Common Stock (rounded down to a whole number of shares) equal to $25,000 divided by the fair market value of the Common Stock determined on the first day of the Offering Period of the first Offering for each calendar year in which the employee participates (“Share Limitation”). At the beginning of each Offering Period, a participating employee is granted an option to purchase such shares of Common Stock.

Each participating employee may at any time during an Offering Period increase, decrease or suspend his or her payroll deductions, or may withdraw from participation in the Offering. Under current rules established by the Committee, payroll deductions may not be changed more than once in each Offering Period and withdrawal requests (effective on the last day of the Offering Period) must be received on or before the last day of such Offering Period.

At the end of each Offering Period, the balance of each participating employee’s aggregated payroll deduction account will be applied toward the purchase of the largest number of whole shares of Common Stock possible, subject to application of the Share Limitation. Any remaining funds will be refunded to the participating employee. Common Stock purchased under the plan will be delivered to each participating employee’s account at the securities brokerage firm designated by the Company to maintain employee stock accounts.

Purchase Price.    The Committee will determine the Purchase Price of the shares of Common Stock to be sold under each Offering. The Purchase Price will not be less than the lesser of (i) 85% of the fair market value of the Common Stock at the time the option is granted at the beginning of the Offering Period, or (ii) 85% of the fair market value of the Common Stock at the time such option is exercised at the end of the Offering Period. In general, the “fair market value” of a share of Common Stock on a given date is defined as the last reported sale price of a share of Common Stock on the previous trading day, or if no sale took place, the last reported sale price of a share of Common Stock on the most recent day on which a sale took place, as recorded on the Nasdaq stock market.

Notwithstanding the foregoing, the Committee is authorized to use different Purchase Price formulas for separate Offerings, so long as each price formula complies with the parameters set forth above.

Share Proration.    If the number of shares of Common Stock that participating employees become entitled to purchase is greater than the number of shares of Common Stock available, the Committee will allocate the available shares fairly and equitably among such participating employees.

Transferability.    A participating employee may not transfer his or her options or other rights under the Second A&R ESPP other than upon death. During his or her lifetime, a participating employee’s options and other rights under the Second A&R ESPP are exercisable only by the employee or by the employee’s guardian or legal representative, if applicable.

Termination of Employment.    In the event of a participating employee’s retirement, death, disability or other termination of employment, his or her participation in any offering under the Second A&R ESPP will cease, no further amounts will be deducted pursuant to the plan, and the balance in the employee’s payroll deduction account will be paid to the employee, or, in the event of the employee’s death, to his or her designated beneficiary or, if none, to his or her estate.

Amendment or Termination of the Plan.    The Board may amend or terminate the Second A&R ESPP at any time. However, any amendment approved by the Board would also require approval by the Company’s shareholders if the amendment would materially: (i) increase the benefits accruing to participants under the plan, (ii) modify the requirements as to eligibility for participation in the plan, (iii) increase the number of shares of Common Stock that may be issued under the plan, (iv) increase the cost of the plan to the Company or (v) alter the allocation of plan benefits among participating employees.

Duration.    Unless terminated sooner by the Board as described above, no offering under the Second A&R ESPP will be commenced after March 15, 2035, provided that the plan will terminate earlier in the event all of the Common Stock reserved for issuance under the plan has been purchased.

Federal Income Tax Consequences

The discussion below is a brief summary of the United States federal income tax consequences to participating employees and to the Company, based on current statutes, regulations and interpretations as currently in effect. This summary does not address foreign, state or local income tax consequences or gift, estate, employment or other non-income tax consequences. Participating employees should consult with their own tax advisors with respect to the tax consequences of participating in the Second A&R ESPP.

Amounts withheld from a participating employee’s compensation through payroll deductions under the Second A&R ESPP will constitute ordinary income for federal income tax purposes in the year in which such amounts would otherwise have been paid to the employee. Such amounts will be subject to normal employment and income tax withholdings. However, a participating employee will generally not recognize any income for federal income tax purposes either on the grant of an option or upon the issuance of any shares of Common Stock under the Second A&R ESPP.

Under Section 423 of the Code, the federal income tax consequences incurred upon disposition of shares of Common Stock acquired under the plan depend upon how long a participating employee holds the shares. If the employee disposes of shares acquired under the Second A&R ESPP (other than a transfer by reason of death) less than one year after the exercise date at the end of the Offering Period or less than two years after the grant date at the beginning of the Offering Period (a “disqualifying disposition”), an amount equal to the excess of the fair market value for each share over the Purchase Price will be treated as ordinary income for federal income tax purposes in the taxable year in which the disposition takes place. The amount of such ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized upon such disposition of a share after such basis adjustment will constitute a capital gain or loss. If the disposition occurs more than one year after the exercise date, the capital gain or loss will be a long-term capital gain or loss; if the disposition occurs one year or less after the exercise date, the capital gain or loss will be a short-term capital gain or loss.

If a participating employee disposes of any shares acquired under the Second A&R ESPP after the one-year and two-year holding periods described above (a “qualifying disposition”), the employee will recognize ordinary income equal to the lesser of (a) the amount, if any, by which the fair market value of the shares at the grant date exceeds the Purchase Price (but no less than zero), or (b) the amount, if any, by which the fair market value of the shares at the time of disposition (generally the sale price) exceeds the Purchase Price. The amount of any such ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares after such basis adjustment will constitute a long-term capital gain or loss. If the sale price is less than the Purchase Price, the participating employee will not recognize ordinary income, but will recognize a long-term capital loss equal to the difference between the sale price and the Purchase Price.

If a participating employee dies while owning shares purchased under the Second A&R ESPP, then the employee’s final income tax return must include ordinary income equal to the lesser of (a) the amount, if any, by which the fair market value of the shares at the grant date exceeds the Purchase Price (but no less than zero), or (b) the amount, if any, by which the fair market value of the shares at the time of death exceeds the Purchase Price. When the shares are sold, the amount of any such ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares after such basis adjustment will be treated as a capital gain or loss.

The Company generally may not take an income tax deduction with respect to the grant of any option, the issuance of any shares of Common Stock under the Second A&R ESPP or the disposition of any shares acquired under the Second A&R ESPP in a qualifying disposition. However, if an employee disposes of shares purchased under the Second A&R ESPP in a disqualifying disposition, the Company may take an income tax deduction in the year of the disposition in an amount equal to the amount constituting ordinary income to the employee.

Historical Plan Benefits

The following table indicates the aggregate number of shares of Common Stock purchased under the plan since inception through December 31, 2023 by (i) each of the Company’s current named executive officers, (ii) all current executive officers as a group, and (iii) all employees who are not current executive officers as a group. No shares of Common Stock have been purchased under the plan by any individual director or director nominee who is not an employee or by the current non-employee directors as a group (with the exception of Marty Casteel, who purchased 654 shares during the time he was employed by the Company). Other than as reported for Mr. Makris, Jr. and Mr. Makris III in the following table, no shares of Common Stock have been purchased under the plan by an associate of any current executive officer, current director, or current director nominee. No person has received 5% or more of the total shares of Common Stock purchased under the plan since its inception.

Aggregate Purchases from Plan Inception through December 31, 2023

Name and Position	Aggregate Number of Purchased Shares
Named Executive Officers
Robert A. Fehlman Chief Executive Officer	1,005
James M. Brogdon President	0
C. Daniel Hobbs EVP, Chief Financial Officer	0
George A. Makris, Jr. Executive Chairman	7,781
George A. Makris, III EVP, General Counsel, & Secretary	0
Stephen C. Massanelli SEVP, Chief Administrative Officer	930
Matthew S. Reddin EVP, Chief Banking Officer	0
Chad Rawls EVP, Chief Commercial Banking Officer	103
All current executive officers as a group (10 persons)	14,666
All current and former employees, excluding current executive officers, as a group	390,437

New Plan Benefits

Participation in the Second A&R ESPP is voluntary and entirely within the discretion of the eligible employees of the Company and its subsidiaries. In addition, participation levels depend on each eligible employee’s election to participate and level of contributions, and the per-share Purchase Price depends on the future value of the Company’s Common Stock. No options or other rights have been granted with respect to the additional 300,000 shares under the Second A&R ESPP for which shareholder approval is being sought. As a result, the Company cannot determine the benefits or amounts that will be received by any eligible employee or groups of eligible employees if the Second A&R ESPP is approved by shareholders. Therefore, any benefits or amounts that will be received by any participant or groups of participants if the Second A&R ESPP is approved are not currently determinable.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2023 with respect to compensation plans under which equity securities of the Company are authorized for issuance. This table does not include the 300,000 additional shares that would be available for issuance under the Second A&R ESPP if Proposal 5 is approved by shareholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights[a]	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights[b]	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity Compensation Plans Approved by Shareholders	1,931,269	$22.57	3,726,439[c]
Equity Compensation Plans Not Approved by Shareholders[d]	0	0	0
Total	1,931,269	$22.57	3,726,439

________________________

[a]   Includes 410,490 shares that may be issued upon exercise of outstanding stock options granted under the 2015 Plan and the Company’s prior equity-based incentive plans, 655,331 shares that may be issued under outstanding restricted stock unit awards under the 2015 Plan, 122,810 shares that may be issued under outstanding restricted stock unit awards from the 2023 Plan, and 742,638 shares that may be issued under outstanding performance share unit awards if maximum performance is achieved under the 2015 Plan. Does not include outstanding restricted stock awards.

[b]   The weighted average exercise price does not take into account the outstanding restricted stock unit awards or the performance share unit awards noted in footnote (a) of this table, since those awards do not have an exercise price.

[c]   Consists of 3,631,542 shares available for future issuance under the 2023 Plan and 94,897 shares available for future issuance under the First A&R ESPP as of December 31, 2023.

[d]   The Company does not have any equity compensation plans that have not been approved by shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL 5 TO APPROVE THE SIMMONS FIRST NATIONAL CORPORATION SECOND AMENDED AND RESTATED 2015 EMPLOYEE STOCK PURCHASE PLAN.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities and Exchange Act of 1934 and the regulations issued thereunder require directors and certain officers and beneficial owners of any company registered under that Act to file reports on Forms 3, 4, & 5 with the U.S. Securities and Exchange Commission showing their beneficial ownership in securities issued by such company within specified timeframes. Based solely upon a review of such reports by the directors and officers of the Company for the preceding fiscal year provided to the Company by such persons, the Company believes that all of our Section 16 filers filed on a timely basis the reports required by Section 16(a) during the fiscal year.

FINANCIAL STATEMENTS

A copy of the annual report on Form 10-K for the year ended December 31, 2023, required to be filed with the SEC, including audited financial statements, is enclosed herewith. Such report and financial statements contained therein are not incorporated into this Proxy Statement and are not considered a part of the proxy soliciting materials, since they are not deemed material for the exercise of prudent judgment in regard to the matters to be acted upon at the meeting.

Upon written request by any shareholder addressed to George A. Makris III, Secretary, Simmons First National Corporation, P. O. Box 7009, Pine Bluff, Arkansas 71611, a copy of the Company’s annual report on Form 10-K required to be filed with the SEC, including the financial statements and schedules thereto, will be furnished without charge.

PROPOSALS FOR 2025 ANNUAL MEETING

Shareholders who intend to submit proposals pursuant to Rule 14a-8 of the Exchange Act to be presented at the Company’s 2025 Annual Meeting of Shareholders and included in the Company’s proxy statement relating to such meeting must submit such proposals to the Corporate Secretary of the Company at the Company’s principal executive offices no later than November 20, 2024. Such proposals must also comply with the additional requirements of Rule 14a-8 of the Exchange Act (or any successor rule) to be eligible for inclusion in the proxy statement for the 2025 Annual Meeting of Shareholders.

In addition, the Company’s by-laws provide that only such business (including, without limitation, the nomination of persons for election to the Board) which is properly brought before a shareholder meeting will be conducted. For business (including, without limitation, the nomination of persons for election to the Board) to be properly brought before an annual meeting of the shareholders by a shareholder, the shareholder must provide notice to the Corporate Secretary of the Company at the Company’s principal executive offices not later than 90 days nor earlier than 120 days prior to the first anniversary of the prior year’s annual meeting of the shareholders. In the event that the Company did not hold an annual meeting of the shareholders in the prior year or if the first anniversary of the prior year’s annual meeting of the shareholders is more than 30 days before or after the date of the current year’s annual meeting of the shareholders, the shareholder’s notice is timely only if it is delivered to the Company’s Corporate Secretary at the principal executive offices of the Company no later than the 10th day after the Company publicly announces the date of the current year’s annual meeting of the shareholders or the 90th day before the date of the current year’s annual meeting of the shareholders, whichever is later. To be in proper written form, a shareholder’s notice to the Company’s Corporate Secretary must comply with all requirements contained in the Company’s by-laws, a copy of which may be obtained upon written request to the Corporate Secretary of the Company.

Accordingly, a shareholder who intends to raise a proposal to be acted upon at the 2025 Annual Meeting of Shareholders, but who does not desire to include the same in the Company’s 2025 proxy statement, must provide written notice to the Company’s Corporate Secretary no earlier than December 24, 2024, nor later than January 23, 2025.

In addition to satisfying the foregoing requirements under the Company’s by-laws, to comply with the SEC’s universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than February 22, 2025.

The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, and the persons named as proxies in the Company’s proxy for the 2025 Annual Meeting of Shareholders may exercise their discretionary authority to vote upon any such proposal to the extent brought before such meeting.

OTHER MATTERS

Management knows of no other matters to be brought before this annual meeting. However, if other matters should properly come before the meeting, it is the intention of the persons named in the proxy to vote such proxy in accordance with their best judgment on such matters.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

Certain statements contained in this Proxy Statement may not be based on historical facts and should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by reference to a future period(s) or by the use of forward-looking terminology, such as “anticipate,” “believe,” “budget,” “contemplate,” “continue,” “estimate,”

“expect,” “foresee,” “intend,” “indicate,” “likely,” “target,” “plan,” “positions,” “prospects,” “project,” “predict,” or “potential,” by future conditional verbs such as “could,” “may,” “might,” “should,” “will,” or “would,” by variations of such words or by similar expressions. These forward-looking statements include, without limitation, those relating to the Company’s future growth, business strategies, acquisitions and their expected benefits and effects, revenue, expenses, assets, asset quality, profitability, earnings, accretion, dividends, customer service, lending capacity and lending activity, loan demand, investment in digital channels, critical accounting policies, net interest margin, non-interest revenue, non-interest expense, market conditions related to and the impact of the Company’s stock repurchase program, consumer behavior and liquidity, the Company’s ability to recruit and retain key employees, the effectiveness of the Company’s executive officers and key employees; the adequacy of the allowance for credit losses, income tax deductions, credit quality, the level of credit losses from lending commitments, net interest revenue, interest rate sensitivity, economic conditions, repricing of loans and time deposits, loan loss experience, liquidity, capital resources, market risk, plans for investments in securities, effect of pending and future litigation, merger and acquisition strategy and activity, legal and regulatory limitations and compliance and competition.

These forward-looking statements are based on various assumptions and involve risks and uncertainties, and may not be realized due to a variety of factors, including, without limitation: changes in the Company’s operating, acquisition, or expansion strategy; the effects of future economic conditions (including unemployment levels and slowdowns in economic growth), governmental monetary and fiscal policies (including the policies of the Federal Reserve), as well as legislative and regulatory changes; general business conditions, as well as conditions within the financial markets, developments impacting the financial services industry, such as bank failure or concerns involving liquidity; changes in real estate values; changes in interest rates; changes in liquidity; inflation; changes in the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest sensitive assets and liabilities; changes in credit quality; actions taken by the Company to manage its investment securities portfolio; changes in the securities markets generally or the price of the Company’s Common Stock specifically; changes in the assumptions used in making the forward-looking statements; developments in information technology affecting the financial industry; cyber threats, attacks or events; reliance on third parties for the provision of key services; further changes in accounting principles relating to loan loss recognition; the costs of evaluating possible acquisitions and the risks inherent in integrating acquisitions; possible adverse rulings; judgements, settlements, fines and other outcomes of pending or future litigation or government actions; loss of key employees; increased unemployment; labor shortages; market disruptions, including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises, war and other military conflicts (including the ongoing military conflicts between Russia and Ukraine and between Israel and Hamas) or other major events, or the prospect of these events; changes in customer behaviors, including consumer spending, borrowing, and saving habits; the soundness of other financial institutions and indirect exposure related to the closings of Silicon Valley Bank (SVB), Signature Bank and Silvergate Bank and their impact on the broader market through other customers, suppliers and partners (or that the conditions which resulted in the liquidity concerns with SVB, Signature Bank and Silvergate Bank may also adversely impact, directly or indirectly, other financial institutions and market participants with which the Company has commercial or deposit relationships); increased delinquency and foreclosure rates on commercial real estate loans; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the internet; the failure of assumptions underlying the establishment of reserves for possible credit losses, fair value for loans, other real estate owned, and those factors set forth from time to time in the Company’s press releases and filings with the SEC, including, without limitation, the Company’s Form 10-K for the year ended December 31, 2023 (which has been filed with, and is available from, the SEC). Many of these factors are beyond our ability to predict or control, and actual results could differ materially from those indicated in or implied by the forward-looking statements due to these factors and others. In addition, as a result of these and other factors, our past financial performance should not be relied upon as an indication of future performance.

We believe the assumptions and expectations that underlie or are reflected in our forward-looking statements are reasonable, based on information available to us on the date hereof. However, given the described uncertainties and risks, we cannot guarantee our future performance or results of operations or whether our future performance will differ materially from the performance reflected in or implied by our forward-looking statements, and you should not place undue reliance on these forward-looking statements. Any forward-looking statement speaks only as of the date hereof, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and all written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this section.

BY ORDER OF THE BOARD OF DIRECTORS:

George A. Makris III, Secretary
Pine Bluff, Arkansas
March 20, 2024

Appendix A

SIMMONS FIRST NATIONAL CORPORATION
SECOND AMENDED AND RESTATED
2015 EMPLOYEE STOCK PURCHASE PLAN

The Simmons First National Corporation 2015 Employee Stock Purchase Plan was adopted by the Board of Directors (“Board”) of Simmons First National Corporation (“Company”) on December 15, 2014, with an effective date of June 1, 2015. The First Amended and Restated 2015 Employee Stock Purchase Plan was adopted by the Board of Directors of the Company on December 13, 2018 and approved by the shareholders of the Company on April 17, 2019. This Second Amended and Restated 2015 Employee Stock Purchase Plan (“Plan”) was adopted by the Board on December 19, 2023. The Plan will become effective upon approval by the Company’s shareholders.

1.    Purpose of Plan.    The purpose of the Plan is to provide eligible employees of the Company and its subsidiaries, whether now owned or hereafter acquired, a convenient opportunity to purchase shares of common stock of the Company through annual offerings financed by payroll deductions. As used in this Plan, “subsidiary” means a corporation or other form of business association of which shares (or other ownership interests) having 50% or more of the voting power are, or in the future become, owned or controlled, directly or indirectly, by the Company.

2.    Qualification.    The Plan is not qualified under Section 401(a) of the Internal Revenue Code of 1986 (“Code”) and is not subject to any provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”). It is the Company’s intention for the Plan to qualify as an “employee stock purchase plan” under Section 423 of the Code, and the provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

3.    Administration.    The Plan is administered by the Compensation Committee, which consists of at least two or more members of the Board, none of whom are eligible to participate in the Plan and all of whom are “non-employee directors,” as such term is defined in Rule 16b-3(b)(3) of the Securities and Exchange Commission, under the Securities Exchange Act of 1934, as amended (“1934 Act”). The Compensation Committee shall prescribe rules and regulations for the administration of the Plan and interpret its provisions. The Compensation Committee may correct any defect, reconcile any inconsistency or resolve any ambiguity in the Plan. The actions and determinations of the Compensation Committee on matters relating to the Plan are conclusive. The Compensation Committee and its members may be addressed in care of the Company at its principal office. The members of the Compensation Committee do not serve for fixed periods but may be appointed or removed at any time by the Board.

4.    Stock Reservation.    An aggregate of 800,000 shares of Class A, $0.01 par value, common stock of the Company (“SFNC Stock”) is available for purchase under the Plan. Shares of SFNC Stock which are to be delivered under the Plan may be obtained by the Company by authorized purchases on the open market or from private sources, or by issuing authorized but unissued shares of SFNC Stock. In the event of any change in the SFNC Stock through recapitalization, merger, consolidation, stock dividend or split, combination or exchanges of shares or otherwise, the Compensation Committee may make such equitable adjustments in the Plan and the then outstanding offering as it deems necessary and appropriate including, but not limited to, changing the number of shares of SFNC Stock reserved under the Plan and the price of the current offering. If the number of shares of SFNC Stock that participating employees become entitled to purchase is greater than the number of shares of SFNC Stock available, the available shares shall be allocated by theCompensation Committee among such participating employees in such manner as it deems fair and equitable. No fractional shares of SFNC Stock shall be issued or sold under the Plan.

5.    Eligibility to Participate.    All employees of the Company and such of its subsidiaries as shall be designated by the Compensation Committee will be eligible to participate in the Plan. Each offering may exclude from participation in the offering (i) employees who have been employed less than 2 years, (ii) employees whose customary employment is 20 hours or less per week, (iii) employees whose customary employment is for not more than 5 months in any calendar year, and (iv) highly compensated employees (within the meaning of section 414(q) of the Internal Revenue Code. No employee shall be eligible to participate in the Plan if, immediately after an option is granted under the Plan, the employee owns more than five percent (5%) of the total combined voting power or value of all classes of shares of the Company or of any parent or subsidiary of the Company.

6.    SFNC Stock Offerings.    The Company may make up to forty (40) offerings of twelve (12) months’ duration each to eligible employees to purchase SFNC Stock under the Plan. An eligible employee as defined in the Offering may participate in such Offering by authorizing at any time prior to the first day of such Offering a payroll deduction for such purpose in a dollar amount, not exceeding any limitation set forth in the Offering, or in the event the participant is participating in more than one Offering during any calendar year a cumulative sum of $25,000 per calendar year, provided that the maximum number of shares of SFNC Stock that may be acquired by any participant in any calendar year under the plan is limited to the Share Limitation for such year, as defined in Section 8 below. The Compensation Committee may at any time suspend an Offering if required by law or if determined by the Compensation Committee to be in the best interests of the Company.

7.    Participant Accounts.    (a) The Company will maintain or cause to be maintained separate payroll deduction accounts for all participating employees for each Offering. All funds received or held by the Company or its subsidiaries under the Plan may be, but need not be, segregated from other corporate funds. Payroll deduction accounts will not be credited with interest. Any balance remaining in any employee’s payroll deduction account at the end of an Offering period will be refunded to the employee.

(b)    Each participating employee will receive a statement of his or her payroll deduction account and the number of shares of SFNC Stock purchased therewith following the end of each Offering period.

(c)    Subject to rules, procedures and forms adopted by the Compensation Committee, a participating employee may at any time during the offering period increase, decrease or suspend his or her payroll deduction, or may withdraw from participation in an offering. Under the initial rules established by the Compensation Committee, payroll deductions may not be altered more than once in each Offering period and withdrawal requests (effective on the last day of the offering) may be received on or before the last day of such offering. In the event of a participating employee’s retirement, death, disability or termination of employment, his or her participation in any offering under the Plan shall cease, no further amounts shall be deducted pursuant to the Plan, and the balance in the employee’s account shall be paid to the employee, or, in the event of the employee’s death, to the employee’s beneficiary designated on a form approved by the Compensation Committee (or, if the employee has not designated a beneficiary, to his or her estate).

8.    Option Grant.    Each employee participating in any offering under the Plan will be granted an option, upon the effective date of such offering, for as many full shares of SFNC Stock as the amount of his or her payroll deduction account at the end of any offering period can purchase but not in excess of the share limitation, as defined below. No employee may be granted an option under the Plan which permits his or her rights to purchase SFNC Stock under the Plan, and any other stock purchase plan of the Company or a parent or subsidiary of the Company qualified under Section 423 of the Code, to exceed the number of shares of SFNC Stock (rounded down to a whole number of shares) equal to $25,000 divided by the Fair Market Value of SFNC Stock determined at the time of the option under the first Offering for each calendar year in which the employee participates (“Share Limitation”).

As of the last day of the Offering period, the payroll deduction account of each participating employee shall be totaled. If such account contains sufficient funds to purchase one or more full shares of SFNC Stock as of that date, the employee shall be deemed to have exercised an option to purchase the largest number of full shares of SFNC Stock (not exceeding the Share Limitation) at the purchase price. Such employee’s account will be charged for the amount of the purchase and the stock will be delivered in accordance with Section 13. Any remaining funds in the employee’s account will be refunded to the employee.

9.    Purchase Price.    The Compensation Committee shall determine the purchase price of the shares of SFNC Stock which are to be sold under each offering, which price shall not be less than the lesser of (i) an amount equal to 85 percent of the Fair Market Value of the SFNC Stock at the time such option is granted, or (ii) an amount equal to 85 percent of the Fair Market Value of the SFNC Stock at the time such option is exercised. “Fair Market Value” of a share of SFNC Stock on a given date is defined as the closing price of a share on the previous trading day (or, if none, on the most recent date on which there was one or more trades executed), as reported by the NASDAQ Global Select Market, or other similar service selected by the Compensation Committee. However, if the SFNC Stock is listed on a national securities exchange, “Fair Market Value” is defined as the last reported sale price of a share on the previous trading day, or if no sale took place, the last reported sale price of a share of stock on the most recent day on which a sale of a share of stock took place as recorded on such exchange. If the SFNC Stock is neither listed on such date on a national securities exchange nor traded in the over-the-counter market, “Fair Market Value” is defined as the fair market value of a share on such date as determined in good faith by the Compensation Committee. Nothing herein shall restrict the authority of the Compensation Committee to utilize different purchase price formula for separate Offerings, so long as such price formulas comply with the parameters set forth in this Section.

10.    Non-Assignability of Option.    No option, right or benefit under the Plan may be transferred by a participating employee other than by will or the laws of descent and distribution, and all options, rights and benefits under the Plan may be exercised during the participating employee’s lifetime only by such employee or the employee’s guardian or legal representative. There are no restrictions imposed under the Plan upon the resale of shares of SFNC Stock issued under the Plan, however the timing of any resale could affect the income tax treatment of such sale.

11.    Term, Termination and Amendments.    No offering under this plan shall be commenced after March 15, 2035, provided that the plan shall terminate earlier in the event all of the stock allocated to the plan has been purchased. The Board may terminate the Plan at any time, or make such amendment of the Plan as it may deem advisable, but no amendment may be made without the approval of the Company’s shareholders if it would materially: (i) increase the benefits accruing to participants under the Plan; (ii) modify the requirements as to eligibility for participation in the Plan; (iii) increase the number of shares which may be issued under the Plan, (iv) increase the cost of the Plan to the Company; or (v) alter the allocation of Plan benefits among participating employees.

12.    Securities Law Compliance.    Certain officers of the Company are subject to restrictions under Section 16(b) of the 1934 Act. With respect to such officers, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the Compensation Committee fails to so comply, it shall be deemed null and void if permitted by law and deemed advisable by the Compensation Committee.

13.    Delivery of Shares.    SFNC Shares purchased under the Plan will be delivered to the participating employees account at E-Trade (or such other securities brokerage firm as the Company may from time to time designate to maintain employee stock accounts).

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Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by April 22, 2024 at 11:59 P.M., EST. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Online Go to www.investorvote.com/SFNC or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/SFNC Annual Meeting Proxy Card T IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. T A Proposals — The Board of Directors recommends a vote FOR all the director nominees listed in Proposal 2 and FOR Proposals 1, 3, 4, and 5. 1. To fix the number of directors at fourteen (14): For Against Abstain 2. Against ELECTION OF DIRECTORS: For Abstain For Against Abstain For Against Abstain 01 - Marty Casteel 04 - Mark Doramus 07 - Jerry Hunter 02 - William Clark, II 05 - Edward Drilling 08 - Susan Lanigan 03 - Steven Cossé 06 - Eugene Hunt 09 - George Makris, Jr. 10 - Tom Purvis 13 - Russell Teubner 11 - Robert Shoptaw 14 - Mindy West 12 - Julie Stackhouse 3. To adopt the following non-binding resolution approving the compensation of the named executive officers of the Company: “RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, and narrative discussion, is hereby APPROVED.” 4. To ratify the Audit Committee’s selection of the accounting firm FORVIS, LLP as independent auditors of the Company and its subsidiaries for the year ended December 31, 2024. 5. To approve the Simmons First National Corporation Second Amended and Restated 2015 Employee Stock Purchase Plan. 6. Upon such other business as may properly come before the meeting or any postponements or adjournments thereof. For Against Abstain 03YCHE 1 U P X

IMPORTANT ANNUAL MEETING INFORMATION IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 23, 2024. THE NOTICE, PROXY STATEMENT, AND ANNUAL REPORT ON FORM 10-K ARE AVAILABLE AT: Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/SFNC MAIL, www.edocumentview.com/sfnc T IF VOTING BY SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. T PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 23, 2024 The undersigned hereby constitutes and appoints James M. Brogdon and Stephen C. Massanelli, or either of them, as Proxies for the undersigned, each with the power of substitution, to represent the undersigned and vote all of the shares of common stock of Simmons First National Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on April 23, 2024, and any postponements or adjournments thereof. This proxy, when properly executed, will be voted as directed hereon by the undersigned. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” ALL THE DIRECTOR NOMINEES LISTED IN PROPOSAL (2) AND “FOR” PROPOSALS (1), (3), (4), AND (5). The Proxies, in their discretion, are further authorized to vote upon such other business as may properly come before the 2024 Annual Meeting of Shareholders and any postponements or adjournments thereof. The undersigned acknowledges receipt of this proxy card, Notice of Annual Meeting, Proxy Statement, and Annual Report on Form 10-K. PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE PROXY — SIMMONS FIRST NATIONAL CORPORATION B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. C Non-Voting Items Change of Address — Please print new address below. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.